As filed with the Securities and Exchange Commission on July 14, 2003

Registration No. 333-90680

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Pre-Effective Amendment No.1

CASH TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	7389	95-4558331
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1434 West 11th Street

Los Angeles, California 90015

(213) 745-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Bruce Korman

President and Chief Executive Officer

1434 West 11th Street

Los Angeles, California 90015

(213) 745-2000

(Name and address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Brian C. Daughney, Esq.

Goldstein & DiGioia, LLP

369 Lexington Avenue

New York, New York 10017

Telephone (212) 599-3322

Facsimile (212) 557-0295

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐             .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, $.01par Value....................(2)	279,288	$9.50	$2,653,236	$214.65

Common Stock, $.01 par Value....................(3)	481,000	$2.50	$1,202,500	$97.28

Common Stock, $.01par Value....................(4)	55,000	$13.00	$715,000	$57.84

Common Stock, $.01par Value....................(5)	372,400	$4.50	$1,675,800	$135.57

Common Stock, $.01par Value....................(6)	125,000	$1.35	$168,750	$13.65

Common Stock, $.01par Value....................(7)	65,000	$0.65	$42,250	$3.42

Common Stock, $.01par Value....................(8)	118,125	$9.50	$1,122,188	$90.78

Common Stock, $.01par Value....................(9)	48,563	$12.00	$582,756	$47.14

Common Stock, $.01par Value....................(10)	10,500	$0.65	$6,825	$0.55

Common Stock, $.01par Value....................(11)	800,000	$2.50	$2,000,000	$161.80

Common Stock, $.01par Value....................(12)	64,000	$2.50	$160,000	$12.94

Common Stock, $.01par Value....................(13)	8,000	$0.25	$2,000	$0.16

Common Stock, $.01par Value....................(14)	95,239	$1.26	$120,000	$9.71

Common Stock, $.01par Value....................(15)	99,084	$1.08	$107,213	$8.67

Common Stock, $.01par Value....................(16)	480,769	$1.04	$500,000	$40.45

Common Stock, $.01par Value....................(17)	99,870	$0.99	$99,111	$8.02

Common Stock, $.01par Value....................(18)	302,231	$0.50	$151,116	$12.23

Common Stock, $.01par Value....................(19)	325,860	$0.77	$250,912	$20.30

Common Stock, $.01par Value....................(20)	50,000	$1.36	$68,000	$5.50

Common Stock, $.01par	112,500	$1.60	$180,000	$14.56

Value..............................(21)

Common Stock, $.01par Value..............................(22)	34,500	$2.00	$69,000	$5.58

Common Stock, $.01par Value..............................(23)	31,032	$0.58	$18,000	$1.46

Common Stock, $.01par Value..............................(24)	18,124	$0.64	$11,600	$0.94

Common Stock, $.01par Value..............................(25)	500,000	$1.00	$500,000	$40.45

Common Stock, $.01par Value..............................(26)	100,000	$1.46	$146,000	$11.81

Common Stock, $.01par Value..............................(27)	2,466,180	$0.85	$2,333,483	$188.78

Common Stock, $.01par Value..............................(28)	1,045,431	$1.39	$1,453,931	$117.62

Common Stock, $.01par Value..............................(29)	784,047	$0.85	$1,625,931	$131.54

Common Stock, $.01par Value..............................(30)	1,002,007	$3.13	$3,132,849	$253.45

Common Stock, $.01par Value..............................(31)	317,368	$0.64	$203,354	$16.45

Common Stock, $.01par Value..............................(32)	150,000	$0.65	$97,500	$7.89

Common Stock, $.01par Value..............................(33)	775,887	$5.37	$4,166,513	$337.07

Total..............................	11,217,005	$2.28	$25,565,817	$2,068.27

1.	Estimated solely for the purpose of determining the registration fee, based on (i) in the case of warrants or other convertible securities, the maximum exercise price of the Warrants and convertible securities with respect to which the underlying Common Stock is being registered or (ii) in the case of Common Stock, the average ($0.80) of the high and low prices of the common stock on the AMEX on July 1, 2003.
2.	Shares of Common Stock issuable upon conversion of outstanding convertible promissory notes in the aggregate principal amount of $1,662,000 held by certain Selling Security Holders, which are convertible at $9.50 per share.
3.	Shares of Common Stock issuable upon conversion of outstanding convertible promissory notes in the aggregate principal amount of $925,000 held by certain Selling Security Holders, which are convertible at $2.50 per share.

4.	Shares of Common Stock issuable upon exercise of outstanding Series B Common Stock Purchase Warrants held by certain Selling Security Holders, which are exercisable at $13.00 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
5.	Shares of Common Stock issuable upon exercise of outstanding Series B Common Stock Purchase Warrants held by certain Selling Security Holders, which are exercisable at $4.50 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
6.	Shares of Common Stock issuable upon exercise of outstanding Series B Common Stock Purchase Warrants held by certain Selling Security Holders, which are exercisable at $1.35 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
7.	Shares of Common Stock issuable upon exercise of outstanding Series B Common Stock Purchase Warrants held by certain Selling Security Holders, which are exercisable at $0.65 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
8.	Shares of Common Stock issuable upon conversion of Series A Preferred Stock held by certain Selling Security Holders which are convertible into Common Stock of the Company on a one for one basis based upon a conversion price of $9.50 per share.
9.	Shares of Common Stock issuable upon exercise of outstanding Series A Common Stock Purchase Warrants held by certain Selling Security Holders, which are exercisable at $12.00 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
10.	Shares of Common Stock issuable upon exercise of outstanding Series A Common Stock Purchase Warrants held by certain Selling Security Holders, which are exercisable at $0.65 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
11.	Issuable upon conversion of Series B Preferred Stock and based on the maximum number of shares into which the Series B Preferred Stock is convertible.
12.	Issuable upon exercise of Series C Warrants which are exercisable at $2.50 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
13.	Issuable upon exercise of Series C Warrants which are exercisable at $0.25 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
14.	Shares of Common Stock issued to holders of the Series B Preferred Stock in payment of dividends on the Series B Preferred Stock.
15.	Shares of Common Stock issued to holders of the Series B Preferred Stock in payment of dividends on the Series B Preferred Stock.
16.	Issuable upon conversion of Series C Preferred Stock and based on the maximum number of shares into which the Series C Preferred Stock is convertible.
17.	Shares of Common Stock issued to holders of the Series C Preferred Stock in payment of dividends on the Series C Preferred Stock.
18.	Issuable upon exercise of Series D Warrants which are exercisable at $0.50 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.

19.	Issuable upon conversion of Series D Preferred Stock and based on the maximum number of shares into which the Series D Preferred Stock is convertible.
20.	Issuable upon exercise of Series E Warrants which are exercisable at $1.36 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
21.	Issuable upon conversion of Series E Preferred Stock and based on the maximum number of shares into which the Series E Preferred Stock is convertible.
22.	Issuable upon exercise of Series F Warrants which are exercisable at $2.00 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
23.	Shares of Common Stock issued to holders of the Series E Preferred Stock in payment of dividends on the Series E Preferred Stock.
24.	Shares of Common Stock issued to holders of the Series E Preferred Stock in payment of dividends on the Series E Preferred Stock.
25.	Issuable upon conversion of Series F Preferred Stock and based on the maximum number of shares into which the Series F Preferred Stock is convertible.
26.	Issuable upon exercise of Series G Warrants which are exercisable at $1.46 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants
27.	Shares of Common Stock issued to certain Selling Security Holders as part of various unit purchase agreements.
28.	Shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants held by certain Selling Security Holders as part of various unit purchase agreements. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
29.	Shares of Common Stock issued to certain Selling Security Holders.
30.	Shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants held by certain Selling Security Holders. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
31.	Shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants held by certain Board of Directors not included in the Registrant’s Non-Employee Directors Stock Option Plan and Employee Stock Option Plan. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.
32.	Shares of Common Stock issuable in connection with the Registrant’s Non-Employee Directors Stock Option Plan. The proposed maximum offering price was calculated in accordance with Rule 457 (h) by calculating the average exercise price for the options outstanding times the total number of options authorized.
33.	Shares of Common Stock issuable in connection with the Registrant’s Employee Stock Option Plan. The proposed maximum offering price was calculated in accordance with Rule 457 (h) by calculating the average exercise price for the options outstanding times the total number of options authorized.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED

Subject to completion, July 14, 2003

P R O S P E C T U S

11,217,005 Shares of Common Stock

CASH TECHNOLOGIES, INC.

We are registering for resale by the selling shareholders identified in this prospectus an aggregate of 11,217,005 shares of our common stock. The shares of common stock being sold include (i) 5,042,436 shares of common stock (ii) 4,525,887 shares which may be received by the selling shareholders upon exercise of outstanding options and warrants and (iii) 888,394 shares which may be received upon conversion of convertible preferred stock and (iv) 760,288 shares which may be received upon conversion of convertible notes. We will not receive any of the proceeds from the sale of shares sold by the selling shareholders and this is not an offering by us.

Our Common Stock is listed on the American Stock Exchange under the symbol “TQ”. On July 1, 2003, the high and low prices for the Common Stock as reported by Amex were $0.90 and $0.80, respectively and the last reported sales price was $.80.

The shares may be sold from time to time by the selling security holders, or by their transferees. No underwriting arrangements have been entered into by the selling security holders. The distribution of the shares by the selling security holders may be effected in one or more transactions that may take place on the over the counter market, including ordinary brokers transactions, privately negotiated transactions or through sales to one or more dealers for resale of the shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with such sales. The selling security holders and intermediaries through whom such shares are sold may be deemed underwriters within the meaning of the Securities Act of 1933, with respect to the shares offered.

PLEASE SEE “RISK FACTORS” BEGINNING ON PAGE 8 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK IS HIGHLY SPECULATIVE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July 14, 2003

PROSPECTUS SUMMARY

This summary contains basic information about our company and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the notes thereto, before making an investment decision you should read the following summary together with the more detailed information and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus.

Introduction

Cash Technologies, Inc., is a Delaware corporation, incorporated in August 1995. Unless the context otherwise requires, references herein to “we,” “our” or “Cash Tech” refers to Cash Technologies, Inc., and its wholly-owned subsidiaries, National Cash Processors, Inc., a Delaware corporation, incorporated in May, 1994, which became a subsidiary in January, 1996; CoinBank Automated Systems, Inc., a Delaware corporation, incorporated in November, 1995; and CoinBank Automation Handels GmbH, Salzburg, Austria incorporated in February, 1998. In December, 2001, we created a new subsidiary, Cintelia Systems Inc., a Delaware corporation and in June, 2002 we created another subsidiary CT Holdings, LLC., also a Delaware corporation of which we currently own 86.65%. Unless the context otherwise requires, references herein to “we” or “us” refers to Cash Technologies, Inc., and its wholly-owned subsidiaries, National Cash Processors, Inc., CoinBank Automated Systems, Inc., Cintelia Systems, Inc. and CoinBank Automation Handels GmbH, Salzburg, Austria. Our address is 1434 West 11th Street, Los Angeles, California 90015. Our telephone number is (213) 745-2000.

Since April 3, 2000, our common stock has been listed on the American Stock Exchange under the symbol “TQ”. On July 1, 2003 the closing price of the common stock was $0.80. From the date of our initial public offering on July 8, 1998 through March 31, 2000, our common stock was listed for trading on the Nasdaq SmallCap Market under the symbol “CHNG”.

Our business model has evolved over the last three years from a business based upon currency processing in our Los Angeles facilities and retail coin processing through our CoinBank machines, to a business based upon our proprietary transaction processing technology called E-commerce Message Management Architecture, or EMMA. Although we intend to continue operations in our original two lines of business, much of our operations in the last three years have been refocused upon development of EMMA and marketing of this new transaction processing technology. We anticipate most of our future growth will be based upon EMMA, although there can be no assurance that we will be able to generate revenue from this business line and we have not generated any EMMA related revenue to date.

EMMA is designed to interface with our various e-commerce partners and to seamlessly connect with financial networks, particularly the four main channels through which trillions of dollars in commerce are transacted each year:

(1)	the ATM network;

(2)	the credit card network;

(3)	the Automated Clearing House (ACH) network; and

(4)	cash.

The EMMA transaction processing system allows individuals with no ATM card or credit card to access these four channels and obtain the expanded number of services that are offered through them, and not otherwise easily accessible. For consumers, EMMA will result in access to these services and products through ATM machines and Point of Sale terminals located at retail outlets, including supermarkets, general merchandisers and convenience stores and others. Utilization of EMMA will allow retail establishments such as grocery supermarkets, banks, brokerage firm offices, check cashing establishments and other commercial outlets to provide consumers with greater financial services which may result in increased revenues to such establishments. For every transaction processed through EMMA, we intend to receive a transaction fee.

To date, we have not generated any revenue from our EMMA technology. There can be no assurance that we will be successful in generating any revenue.

Recent Events

Over the past two fiscal years and since, numerous business milestones were achieved by the Company, including the following:

•	We were issued a U.S. patent for essential elements of our EMMA technology

•	We were issued a U.S. patent for critical components of our CoinBank coin counting machine

•	The EMMA software was deemed ready for market.

•	The BONUS™ bank check cashing application was created

•	Our CT Holdings subsidiary was formed to market BONUS

•	CT Holdings signed its first major marketing agreement with Netkey, Inc. to market BONUS to the banking industry. Pilots with two major institutions are presently being planned and negotiated.

•	A supply agreement was signed with Diebold, Inc. to permit Diebold to distribute our CoinBank machines to its customers and the first order of twenty CoinBank machines under the Diebold agreement was shipped. The Company continues to ship small quantities of machines to Diebold pending an expected formal product launch by them via their national sales force.

•	The Company’s first transaction revenue-generating contract was signed with a Banco Popular division for our mobile check cashing application.

•	The Company installed the Banco Popular mobile check cashing pilot in December, 2002. The pilot has been successfully concluded and the Company has signed an agreement with the Banco Popular division to roll out the system to their mobile locations.

•	On June 30, 2003 the Company has signed a contract for the distribution of CoinBank machines in Europe through NCR Corporation via their equipment supplier.

On February 28, 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 1 unit at an aggregate of $200,000 of its securities to Steven Sadek. The unit comprised of (i) 344,828 shares of Common Stock and (ii); 195,172 common stock purchase warrants. The warrants have an exercise price of $1.00 per share and are exercisable for five years. A deemed dividend expense of $106,814 was recognized in conjunction with this placement.

On February 28, 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 1 unit at an aggregate of $300,000 of its securities to Richard Weiss. The unit comprised of (i) 517,241 shares of Common Stock and (ii); 292,759 common stock purchase warrants. The warrants have an exercise price of $1.00 per share and are exercisable for five years. A deemed dividend expense of $160,219 was recognized in conjunction with this placement.

In May 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold an aggregate of $120,750 of its securities to three (3) of its shareholders. The offering comprised of (i) 234,583 shares of Common Stock and (ii); 130,000 common stock purchase warrants. The warrants have an exercise price ranging from $0.65 to $1.00 per share and are exercisable for five years. These shares are not part of this registration statement.

In June 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold an aggregate of $100,000 of its securities to two (2) of its shareholders. The offering comprised of (i) 158,462 shares of Common Stock and (ii); 52,500 common stock purchase warrants. The warrants have an exercise price of $1.00 per share and are exercisable for five years. These shares are not part of this registration statement.

GE Loan Waiver

In 1997, we entered into a credit agreement with G.E. Capital Corporation (“G.E.”) pursuant to which we borrowed $5,500,000 for the purchase of CoinBank component equipment, working capital and general corporate purposes. On September 29, 2000 the Company entered into an agreement with GE to defer principal payments on the debt for twelve (12) months and to defer interest payments for six (6) months. As consideration for the extension, the Company and GE have agreed to increase the principal portion of the loan by $500,000 and the Company recorded deferred financing fees, which were amortized over an eighteen (18) month period. The Company and G.E. Capital had negotiated another waiver agreement as of September 13, 2001 pursuant to which G.E. Capital agreed to a six (6) month deferral of interest payments and a twelve (12) month deferral of principal payments provided (i) we granted G.E. Capital a lien on all of its assets (ii) we paid G.E. Capital 60% of all proceeds from the sale of its CoinBank machines (iii) we obtained subordination agreements from all of our noteholders prior to December 30, 2001 whereby the noteholders subordinate their lien to that of G.E. Capital (iv) the sum of $250,000 is added to the outstanding principal amount of the loan, which is being amortized over a twelve (12) month period.

On September 27, 2002 the Company entered into an agreement with GE to pay the total debt outstanding in twelve (12) monthly payments beginning October 15, 2002 of which the first eleven (11) consisting of interest only and the payment twelve (12) consisting of all outstanding principal, interest and fees. The Company agreed to (i) pay 9.5% per annum for the first six (6) payments (ii) pay 11.5% per annum for the last six (6) payments (iii) a minimum of 18% if the Company was to become in default (iv) 5% late fee if a payment is received ten (10) days after the payment date and (v) 90% of all gross proceeds received from the sale of presently owned CoinBank machines. As of February 28, 2003 we owed $3,895,188, which includes the principal, financing fees and unpaid interest.

THE OFFERING

Common Stock outstanding prior to offering (1)	7,236,765

Shares underlying options and warrants which are being, offered for sale by the selling shareholders (2)	3,275,887

Shares underlying convertible debt and preferred stock, which are being offered for sale by the selling shareholders (3)	940,816

Shares of common stock, which are being offered for sale by the selling shareholders (4)	1,775,763

Common Stock outstanding after the offering (5)	13,229,231

Risk Factors	This Offering involves a high degree of risk. See “Risk Factors.”

Use of Proceeds (6)	We will not receive any proceeds from the sale of the shares being sold by the selling shareholders. The proceeds received by us through the exercise of warrants and options will be used for technology development, debt repayment, working capital and general corporate purposes. See “Use of Proceeds.”

AMEX Market Symbol	TQ

(1)	As of July 1, 2003. Does not include:

•	775,887 shares reserved under our company’s Stock Option Plan of which 393,780 options are issued and outstanding.

•	150,000 shares reserved under our company’s Non-Executive Director Plan of which 150,000 options are issued and outstanding.

•	Up to approximately 3,275,887 additional shares reserved for issuance upon exercise of outstanding warrants and other convertible securities including shares being registered in this prospectus.

(2)	Includes the following: 59,063 shares upon exercise of Series A warrants; 469,900 shares upon exercise of Series B warrants; 72,000 shares upon exercise of Series C warrants; 102,231 shares upon exercise of Series D warrants; 50,000 shares upon exercise of Series E warrants; 34,500 shares upon exercise of Series F warrants; 100,000 shares upon exercise of Series F Warrants; 150,000 shares upon exercise of Series H Warrants; 150,000 shares upon exercise of non-employee director options; 775,887 shares upon exercise of Employee Options under the employee option plan and 1,412,306 shares upon exercise of other outstanding warrants.

(3)	Includes the following:

•	55,125 shares upon conversion of Series A preferred stock; 240,000 upon conversion of Series B preferred stock; 480,769 upon conversion of Series C preferred stock; and 112,500 upon conversion of Series E preferred stock;

•	760,228 shares issuable to Selling Shareholders upon conversion of outstanding notes and shares issuable or issued in payment for interest thereon.

(4)	Includes the following:

•	82,619 shares of common stock awarded to various consultants and affiliates.

•	18,124 shares issued to the selling shareholders as dividends on outstanding Series E Preferred Stock.

•	99,870 shares issued to the selling shareholders as dividends on outstanding Series C Preferred Stock.

•	1,575,150 shares of common stock sold in various private placements.

(5)	Does not include the securities stated in footnote (1) and assumes conversion of all preferred stock, outstanding convertible notes and exercise of all options and warrants.

(6)	We will receive approximately $8,399,880 in proceeds if all of the warrants and options are exercised, which we would use for working capital. The warrants and options have exercise prices ranging from $0.01 to $12.9375 per share.

SUMMARY FINANCIAL DATA

The following selected financial data should be read in conjunction with the audited and unaudited financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this Prospectus.

	Year Ended May 31, 2002	Year Ended May 31, 2001	Nine Months Ended February 28,
			2003	2002
Statement of Operations Data:			Unaudited	Unaudited
Net Sales	$491,180	$491,180	$295,200	$259,142
Gross Profit (Loss)	166,099	166,099	87,577	87,247
Net Loss	(4,255,570)	(4,255,570)	(3,107,340)	(2,558,840)
Basic and Diluted Net Loss Per Common Share	(1.27)	(1.27)	(0.58)	(1.02)

Balance Sheet Data:	May 31, 2002	May 31, 2001	February 28, 2003	February 28, 2002
			Unaudited	Unaudited
Current Assets	543,512	176,880	519,920	835,047
Current Liabilities	9,053,250	9,596,006	12,488,403	11,107,448
Working Capital (Deficit)	(8,509,738)	(9,419,126)	(11,968,483)	(10,272,398)
Total Assets	4,281,632	4,160,616	3,566,248	4,925,537
Redeemable Preferred Stock	1,904,688	3,009,063	1,758,688	1,904,688
Total Long Term Liabilities	2,586,674	—	—	—
Stockholders’ Deficiency	(7,358,292)	(5,435,390)	(8,955,333)	(6,181,911)

DESCRIPTION OF BUSINESS

Introduction

Cash Technologies, Inc., is a Delaware corporation, incorporated in August 1995. Unless the context otherwise requires, references herein to “we,” “our” or “Cash Tech” refers to Cash Technologies, Inc., and its wholly-owned subsidiaries, National Cash Processors, Inc., a Delaware corporation, incorporated in May, 1994, which became a subsidiary in January, 1996; CoinBank Automated Systems, Inc., a Delaware corporation, incorporated in November, 1995; and CoinBank Automation Handels GmbH, Salzburg, Austria incorporated in February, 1998. In December, 2001, we created a new subsidiary, Cintelia Systems Inc., a Delaware corporation and in June, 2002 we created another subsidiary CT Holdings, LLC., also a Delaware corporation of which we currently own 86.65%.

Our business model has evolved over the last three years from a business based upon currency processing in our Los Angeles facilities and retail coin processing through our CoinBank machines, to a business based upon our proprietary transaction processing technology called E-commerce Message Management Architecture, or EMMA. Although we intend to continue operations in our original two lines of business, much of our operations in the last three years have been refocused upon development of EMMA and marketing of this new transaction processing technology. We anticipate most of our future growth will be based upon EMMA, although there can be no assurance that we will be able to generate revenue from this business line and we have not generated any EMMA related revenue to date.

EMMA is designed to interface with our various e-commerce partners and to seamlessly connect with financial networks, particularly the four main channels through which trillions of dollars in commerce are transacted each year:

(1)	the ATM network;

(2)	the credit card network;

(3)	the Automated Clearing House (ACH) network; and

(4)	cash.

The EMMA transaction processing system allows individuals with no ATM card or credit card to access these four channels and obtain the expanded number of services that are offered through them, and not otherwise easily accessible. For consumers, EMMA will result in access to these services and products through ATM machines and Point of Sale terminals located at retail outlets, including supermarkets, general merchandisers and convenience stores and others. Utilization of EMMA will allow retail establishments such as grocery supermarkets, banks, brokerage firm offices, check cashing establishments and other commercial outlets to provide consumers with greater financial services which may result in increased revenues to such establishments. For every transaction processed through EMMA, we intend to receive a transaction fee.

Over the past two fiscal years and since, numerous business milestones were achieved by the Company, including the following:

•	We were issued a U.S. patent for essential elements of our EMMA technology

•	We were issued a U.S. patent for critical components of our CoinBank coin counting machine

•	The EMMA software was deemed ready for market.

•	The BONUS™ bank check cashing application was created

•	Our CT Holdings subsidiary was formed to market BONUS

•	CT Holdings signed its first major marketing agreement with Netkey, Inc. to market BONUS to the banking industry. Pilots with two major institutions are presently being planned and negotiated.

•	A supply agreement was signed with Diebold, Inc. to permit Diebold to distribute our CoinBank machines to its customers and the first order of twenty CoinBank machines under the Diebold agreement was shipped. The Company continues to ship small quantities of machines to Diebold pending an expected formal product launch by them via their national sales force.

•	The Company’s first transaction revenue-generating contract was signed with a Banco Popular division for our mobile check cashing application.

•	The Company installed the Banco Popular mobile check cashing pilot in December, 2002. The pilot has been successfully concluded and the Company has signed an agreement with the Banco Popular division to roll out the system to their mobile locations.

•	On June 30, 2003 the Company has signed a contract, for the distribution of CoinBank machines in Europe through NCR Corporation via their equipment supplier.

Evolution of Our Business

We commenced operations in two lines of business, namely, currency processing through our main office in Los Angeles and coin counting through machines placed in retail establishments, banks and other businesses. We continue to do business as a cash processor through our National Cash Processors, Inc. subsidiary. Typically, currency is purchased in bulk at a discount of between 1% and 2% from face value. After counting, sorting and/or wrapping, we either promptly resell the processed currency at face value plus a small fee (approximately $10.00 per $1,000 worth of bills sorted) to a variety of customers, including armored car companies, or deposit it at face value at the Federal Reserve Bank for credit to our account. We have ceased our coin and currency processing operations and do not intend to actively engage in the coin and currency processing business in the future. The Company’s contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expired on June 30, 2002, which will result in a significant reduction in the Company’s gross revenue in the future. As of September 1, 2002 the Company does not have any cash processing customers and, due to our focus on our other businesses, we may choose not to pursue other cash processing customers.

In 1995, we began our development of CoinBank® self-service coin counting machines, distributed through our CoinBank Automated Systems, Inc. subsidiary. The machines accept and count loose coin, then generate a receipt redeemable for the amount counted less a service fee of typically 7-9%. This receipt can then be exchanged for currency or goods. The machines provide individuals and small businesses with a convenient method for disposing of their accumulated loose coin without the need for pre-sorting or wrapping. An outgrowth of our CoinBank counting machine business was our development, commenced in 1996, of an enhanced version of an automated teller machine that was designated the ATM-X™. The ATM-X was designed to provide a range of services not typically offered by ATM machines, such as electronic bill payment, instant activated phone cards, event ticketing and others. As development efforts proceeded with the ATM-X machines, we discovered a significant market demand for such a product and the need to create a robust transaction processing system that could link the new ATMs with the worldwide financial networks in order to provide these new services to ATMs, kiosks and PCs.

As a result of our view of the need for a transaction processing system, in December of 1997, the Company filed a patent application describing its transaction processing and networking technologies, which resulted in the issuance of patent, number 6,308,887, by the U.S. Patent and Trademark Office on October 30, 2001. The technology, which was later named EMMA (E-commerce Message Management Architecture), allows for the seamless integration of conventional ATM and credit card networks with non-bank networks and the Internet. The explosion of Internet e-commerce has created, in management’s opinion, a demand for EMMA’s unique capabilities to provide advanced financial services on ATMs, POS (point of sale) terminals and wireless devices.

In June 2002 we formed a subsidiary named CT Holdings, LLC to develop, market and implement EMMA-based banking applications. CT Holdings, LLC will bring BONUS(TM), a suite of self-service electronic banking services, including automated check cashing, to the marketplace. The BONUS software allows automated check cashing at bank branches using advanced ATMs. Powered by our EMMA software, BONUS uses proprietary optical character recognition (OCR), biometric identification and a sophisticated risk analysis engine to establish a user’s identity and authorize checks. CT Holdings will be financed separately from Cash Technologies and has received its first net proceeds of $368,000 from an existing Cash Technologies investor. The shareholder owns 13.4% while the Company owns 86.6% of CT Holdings, LLC. Furthermore, CT Holdings, LLC, and Netkey, Inc., the nation’s leading provider of self-service and kiosk software, signed a marketing agreement to provide financial transaction systems to banks nationwide. BONUS uses software from Netkey to provide system management capabilities.

The networks of banks, securities firms and retail establishments do not easily, if at all, communicate directly with each other because of a host of technological barriers. ATM machines are linked to systems developed over 30 years ago, and these systems do not allow for services other than the traditional functions of account access, funds disbursement, accepting deposits and limited bill payment. Additionally, the systems of service providers such as utility providers, or securities brokerage firms cannot interact with the ATM network. Thus, an ATM user (whether the machine is located in a traditional bank branch or other retail establishment) cannot obtain other services such as conducting stock trades and payment, or paying a utility bill.

EMMA is our proprietary financial transaction software and technology, which is based in our server systems, presently located in our Los Angeles facility. The EMMA platform implements a flexible message class format that allows for constructing multiple transactions and transaction types at a financial terminal, such as an ATM or Point-Of-Sale (POS) terminal, or other client device, such as wireless devices, including cellular phones and personal digital assistants (“PDAs”), and transmitting those as a single message or transaction request, to the EMMA Host. These messages can then be easily converted into message structures that are widely used in the financial industry.

The EMMA Host parses the EMMA Message from the client and prioritizes the enclosed transactions. The EMMA specification allows sophisticated relationships to be created between transactions that require inter-dependencies between the various legs of each transaction. The EMMA Host then manages each leg, or sub-transaction, individually. It also manages each sub-transaction as a separate communication process. For example, an electronic bill payment transaction might first require access to a customer’s bank account to verify available funds, then notification of the payment to the biller (through a remittance processor such as Checkfree) and finally the transfer of funds to the biller. In this example, each leg required management, routing and a distinct communication protocol.

A unique capability of EMMA is its ability to manage and communicate the various transaction messages in parallel, or asynchronously, expediting transaction processing and permitting the aggregation of transactions for payment purposes. For example, a customer may select four different services at an ATM, such as the payment of a bill, the purchase of a money order, the transfer of funds and getting cash, and, once selected, these transactions can be completed simultaneously and with a single payment.

Designed from the ground up to work in the institutional transaction processing environment, EMMA is robust, scaleable and reliable, expandable as needed to meet larger transaction flows as market demand for “advanced-function services” increases.

ATM-X(TM), POS-X(TM)

We have developed the client software for an enhanced version of an automated teller machine, designated the ATM-X and a POS terminal, designated POS-X. The software permits these devices to offer a full range of financial services not typically offered by ATMs and POS terminals, such as check cashing, electronic bill payment, instant activated phone cards, event ticketing and Internet products and services. In partnership with ATM manufacturer Diebold, Inc., in March 2000, we completed installation of the first ATM-X pilot at three stores owned by Rent Way. As of June 1, 2002, the machines are in operation and provide automated check cashing and ATM functions. As of August 31, 2001, the first POS-X terminals have been deployed at Popular Cash Express. There can be no assurance that third-party manufacturers, such as Diebold, continue to provide the hardware needed for the ATM-X and POS-X machines or that they or we, will be able to successfully market the software of these devices.

Industry (Market) Overview

Electronic Message Management Architecture (EMMA) Transaction Processing System

Data networking has been an enabling technology for the financial industry. Using financial networks, financial institutions can present and collect financial information at the locations where transactions are initiated and provide services that are an improvement over paper-based transactions. As a result of networking, financial institutions have changed the normal course of doing business and have encouraged the growth of global enterprises.

In recent years, however, the limitations of the aging infrastructure of the financial networks are being highlighted by the rise of public networking. The most notable example of public networking, the Internet, depends for its high availability and security upon advances in network hardware, new protocols, and high-speed digital communications lines. In contrast, the standard in financial networking infrastructure is a generation behind the majority of business and consumer networks.

This disparity in infrastructure introduces limitations such as the need for more bandwidth and easier access. But bandwidth is only one problem. Each existing aging financial network transacts independently via specific industry protocols which by design prohibit the free flow of information from one network to another—e.g., the POS network only communicates within the POS network, ATM’s transact exclusively via the ATM network and neither can interface with the Internet. This problem becomes the significant stumbling block for the implementation of advances in security, network control and routing.

EMMA potentially offers the financial industry a bridge technology that provides a remedy to the disparity within existing systems. The EMMA Platform is meant to provide a solution that will work in parallel with the current financial networks, interacting with each without any requirement for those networks to change their current operation. It supports the beneficial features of those networks and overcomes their limitations. It promises to provide an up-to-date solution that can implement the newest technologies, as well as carry the weight of the transaction volume from older terminals and, in effect, converts these legacy systems into unaware participants in a more sophisticated network.

EMMA also utilizes TCP/IP, a common communication protocol for data transmission over networks, including the Internet. EMMA minimizes download time from the Internet by pre-loading graphics and static text on the ATM at certain intervals, storing the information on the ATM’s local hard disk drive. In the case of issuing movie tickets, for example, the ATM would download and store each day’s show times and prices in memory. Rather than access this information over the Internet each time someone requested tickets, the ATM is only required to access its own local memory. During a low-traffic period each day, the ATM will request a new download from the Internet.

MAC Systems for ATM transaction processing certified EMMA in February 2001. MAC, a division of Concord EFS, is a leading financial services firm, offering payment processing, transaction settlement, authorization, and funds transfer, and is one of the first transaction facilitators to build a network based on the TCP/IP protocol, the modern standard for data transmission over networks. Utilized by the Internet and built into most UNIX-based systems, TCP/IP is also recognized by a number of network operating systems that have their own protocols. EMMA was the first host-to-host financial transaction platform to utilize Concord’s new TCP/IP networks, theoretically giving Cash Tech access to every major ATM and POS card issuer in the world.

Our ATM-X™ and POS-X™ Terminals

We have developed the client software for an enhanced version of an automated teller machine, designated the ATM-X and a Point-of-Sale terminal, designated POS-X. The software permits these devices to offer a full range of financial services not typically offered by ATMs and POS terminals, such as check cashing, electronic bill payment, instant activated phone cards, event ticketing and Internet products and services. In partnership with ATM manufacturer Diebold, Inc., in March 2000, we completed installation of the first ATM-X pilot at three stores owned by Rent Way. As of September 1, 2002, the machines are providing automated check cashing and ATM functions. No POS-X terminals have yet been deployed.

Because they are linked to banks, ATMs are a natural partner in the marriage of traditional bank accounts, Internet accessibility, direct debit (bill payment), and other forms of e-commerce. Yet, while ATMs represent one of the most ubiquitous remote devices for the delivery of real-time integrated financial and consumer products and services over the Internet, the medium has yet to be included in the e-commerce revolution.

Although cost and network deficiencies have impeded the three main ATM groups—manufacturers, owners and network operators—from rolling out enhanced equipment on a commercial scale, experimental ATM hardware that parallels other technological achievements has been developed. For instance, biometrics (speech, facial, and fingerprint recognition) and natural language recognition push the technology envelope, and can be found on today’s prototypical ATMs. High quality printers, sound cards, full motion video monitors, motion sensors, forgery detection, and the ability to “remember” each individual consumer’s preferences are other evolved characteristics of enhanced ATM architecture. The evolution of the ATM hardware will allow for greater availability of services, which EMMA is intended to support.

The ATM-X machines are designed to take advantage of EMMA’s capabilities to expand access throughout the financial network. For example, the ATM-X machines will allow the user to cash her paycheck by inserting the paycheck into the machine, then instruct the system how to distribute the funds. The consumer will be able to access her banking account to deposit the paycheck, distribute funds to pay bills, purchase movie tickets, or make stock transactions through her account at brokerage firms, and receive funds back. The consumer will be able to scan her utility bill into the ATM-X machine and direct payment to third parties such as a utility provider. The ATM-X machines, combined with EMMA, will expand the extremely limited traditional ATM functions of accessing an account, dispersing funds and moving funds between bank accounts. These functions will be available without the use of an ATM card.

We do not intend to manufacture or distribute any ATM machines, including the ATM-X machines. We have entered into strategic relationships with manufacturers such as Diebold, the largest US manufacturer of ATMs, to assist in the development of the ATM-X machines.

Cash Technologies, Inc. operates a cash processing facility in Los Angeles, California, where it counts currency, which it purchases in bulk from Los Angeles Metropolitan Transit Authority at a small discount from face value. We then sort, wrap and resell the currency to various retail customers at face value plus a small fee or deposit it at face value at the Federal Reserve Bank for credit to our account. During the fiscal year ended May 31, 2002, Cash Technologies counted $16,908,289 and derived net revenues of $242,041 compared to $22,123,887 and $332,869, respectively for the fiscal year ended May 31, 2001. The Company’s contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expired on June 30, 2002, which will result in a significant reduction in the Company’s gross revenue in the future. As of May 31, 2003, the Company does not have any cash processing customers and, due to our focus on our other businesses, we may choose not to pursue other cash processing customers.

Cash Processing Security

Our operations are substantially dependent on maintaining the security of the currency transported to our facility and stored on our premises. Our currency processing facility is located in a secured building.

The physical security systems in place at our facility has been rated “AA” (the same top rating maintained by most bank and armored car cash vaults) by Underwriters Laboratories, Inc., which rating will remain effective until at least 2002, so long as we maintain our present monitoring procedures. Although we believe that we have in place adequate security systems and procedures to safeguard our currency, there can be no assurance that our systems and procedures will be sufficient to ensure against robbery, embezzlement or other losses.

We maintain insurance against losses on its premises, including those due to theft or embezzlement by independent contractors or our employees, up to an aggregate amount of $3,000,000. Though we believe that we can increase the amount of such coverage if needed with a corresponding increase in premium payments, there can be no assurance that such insurance will provide us with an adequate level of coverage in the event of any loss, or that it will be renewed or increased in the future as needed, on commercially reasonable terms or at all. Moreover, we may experience an unanticipated loss not covered by such insurance. Partially or completely uninsured losses, if of sufficient magnitude, could have a materially adverse effect on our business and results of operations. We also maintain insurance for off-site theft of coin from and damages to our CoinBank machines.

CoinBank Machines Business

CoinBank Machine Features

In December 1995, we commenced developing and marketing CoinBank machines, automated self-service coin counting and processing machines designed to accept and count loose coins for a fee. The CoinBank machine is a freestanding machine that incorporates hardware and electronic components and certain software. We have developed three different CoinBank machine models, with variations in coin storage capacity, customer interfaces and external appearance.

The CoinBank machine calculates the gross value of each batch of coins placed into it by a customer, deducts a percentage of the gross batch total (typically 7 1/2% to 9%) and prints out a receipt for the net amount. The customer can bring the receipt to a teller window in a financial institution, or cashier in the case of a retail location, for deposit to a bank account or in exchange for currency or goods. The CoinBank machine is also capable of being linked to the ATM network in order to permit customers to directly deposit funds to a bank account.

During the current fiscal year, our market analysis for self-service coin counting machines indicated that retailers were demanding higher profit margins from the operation of these devices than that is being offered through the “free-placement” business model. We concluded that our free-placement program should be supplanted by direct sales of these machines to retail store chains and removed substantially all of our free-placement machines from operation.

CoinBank Machine Assembly and Supply

We are dependent on third-party manufacturers for the production of the components incorporated into CoinBank machines and currently purchase substantially all of our requirements of specially designed or modified components from single source suppliers. We purchase certain of these components pursuant to open purchase orders placed from time to time in the ordinary course of business. Although we currently believe that alternative sources for these components are readily available, failure or delay by any manufacturer in providing components to us on commercially reasonable terms, or at all, in the absence of readily available alternative sources, could result in interruptions in our ability to continue its assembly and installations of CoinBank machines and have a material adverse effect on our operations.

We currently contract with one of our suppliers to fabricate the housing and integrate the components of CoinBank machines, including software that is proprietary to us.

Sales and Marketing

E-Commerce Message Management Architecture (EMMA) Transaction Processing System

EMMA is envisioned to link global financial systems together for the first time. Using the existing worldwide ATM, POS, Internet and financial services infrastructure, we expect to provide consumers with direct access to every major method of commerce, including Internet Commerce, from a single terminal or “e-appliance”. We envision producing revenues through the following methods: (1) transaction processing for third parties; (2) licensing EMMA to other financial services providers worldwide; and (3) advertising and the sale of transaction data. To date, no revenue has been generated through the EMMA technology.

In June 2002 we formed a subsidiary named CT Holdings, LLC to develop, market and implement EMMA-based banking applications. CT Holdings, LLC will bring BONUS(TM), a suite of self-service electronic banking services, including automated check cashing, to the marketplace. The BONUS software allows automated check cashing at bank branches using advanced ATMs. Powered by our EMMA software, BONUS uses proprietary optical character recognition (OCR), biometric identification and a sophisticated risk analysis engine to establish a user’s identity and authorize checks. CT Holdings will be financed separately from Cash Technologies and has received its first net proceeds of $368,000 from an existing Cash Technologies investor. The shareholder owns 13.4% while the Company owns 86.6% of CT Holdings, LLC. Furthermore, CT Holdings, LLC, and Netkey, Inc., the nation’s leading provider of self-service and kiosk software, signed a marketing agreement to provide financial transaction systems to banks nationwide. BONUS uses software from Netkey to provide system management capabilities.

In August 2002, we signed an agreement with Popular Cash Express, Inc. (“PCE”), a unit of Banco Popular parent Popular, Inc., to install our EMMA™ MFS™ (Mobile Financial Services) system on PCE’s mobile check cashing trucks. Under the agreement, PCE is responsible for installation and hardware costs and a per-transaction fee to Cash Tech for each check processed. The agreement provides for the parties to share the cost of a 120-day pilot, the successful conclusion of which would be followed by a rollout to PCE’s fleet of sixty (60) check cashing trucks in the Los Angeles area. On June 25, 2003 the Company signed an agreement with PCE to install the Company’s EMMA MFS system on PCE’s mobile check-cashing trucks.

Commercial Cash Processing and Coin Machines

Since inception, we have conducted only limited marketing activities and currently have limited marketing and technical experience and limited financial, personnel and other resources to independently undertake extensive marketing activities. We conduct substantially all of our own marketing activities and may hire additional marketing personnel, including possibly independent contractors to assist it in marketing CoinBank machines. To date, we have conducted marketing of our cash processing services by means of press releases and articles in trade journals targeted at cash-intensive industries. Our marketing of CoinBank machines has consisted of entering into market testing arrangements with a limited number of financial institutions and retailers and attending certain industry shows. We intend to focus our future coin-machine marketing efforts on the sale of CoinBank machines rather than the free-placement/shared revenue model.

The Company has entered into an OEM arrangement to supply Diebold, Inc with CoinBank machines for Diebold, Inc. to sell through its sales force. The first 20 machines under this relationship were shipped in August 2002 and an additional 6 in since that time. The Company believes that this relationship could result in significant revenues over the next 12-month period. The gross proceeds of this sale are approximately $190,000, although there can be no assurance of future sales.

Competition

EMMA—Electronic Message Management Architecture Transaction Processing System

There is intense growth in the development and distribution of off-premise (non-bank) financial services, particularly on ATMs, Point-Of-Sale (POS) terminals, specialty kiosks and other devices, including cellular phones and wireless PDAs. Most of this equipment has a limited user interface, although recent equipment models have high-powered, graphical user interfaces. Many support peripherals for dispensing new financial products. While there are a number of companies who have developed transaction processing solutions for specific applications, such as check cashing, event or airline ticketing, prepaid phone cards, etc, we are not aware of any competitor that has our plan to provide “advanced function” transaction processing services as its core business. There are no assurances that the market will accept our method of processing or operations. There can be no assurance that another data processing company with greater financial or technical resources will not develop software competitive with EMMA and make our products and services less attractive to prospective customers.

Coin Machines

We are aware of only one company, Coinstar, Inc., that offers self-service coin counting machines for distribution to the U.S. retail industry. To our knowledge, unlike our approach, in which CoinBank machines are sold, this competitor focuses marketing efforts on installing “free placement” machines. This competitor has installed a large number of machines throughout the United States, and in some cases; such installations are near where we have installed or may seek to sell CoinBank machines. There can be no assurance that potential purchasers of CoinBank machines will not prefer to employ this competitor’s “free placement” machines. Moreover, there can be no assurance that other companies are not developing or will not seek to develop functionally equivalent products or services for the disposal of large amounts of coins in the future. Certain of the potential competitors may have substantially greater financial, personnel, marketing and other resources than us. In addition, there are many companies in the coin processing industry that have the expertise and resources that may encourage them to develop and market products or services that compete with CoinBank machines or that would render CoinBank machines obsolete or less marketable. Moreover, potential customers may elect to establish their own facilities for counting and processing coins or utilize other methods, which they believe to be less costly or possess other advantages over CoinBank machines. There can be no assurance that we will be able to compete successfully.

Intellectual Property

Although we have received U.S. Patents with respect to our CoinBank machine and EMMA Platform, there can be no assurance that these patents will afford the Company any meaningful protection. Any or all claims of a patent can be invalidated even after its issuance through litigation and other administrative procedures. If the Company failed to adequately defend such attacks, one or more of our claims or our entire patent(s) could be invalidated and of no further value to the Company. We rely on a combination of trade secrets, technical measures, copyright protection and nondisclosure agreements with its employees to establish and protect the ideas, concepts and documentation of certain software developed by it and used primarily in its cash processing operations (“Developed Software”). Such methods may not afford complete protection, and there can be no assurance that third parties will not independently develop such technology or obtain access to the Developed Software. Although we believe that the Developed Software and other software used in its operations does not infringe upon the rights of others, there can be no assurance that the Developed Software or such other software does not and will not infringe upon the patents or intellectual property rights of others. See “Risk Factors”—Litigation.

In the event of infringement, we could, under certain circumstances, be required to obtain a license or modify aspects of the Developed Software or such other software or refrain from using such software. There can be no assurance that we will have the necessary financial resources to defend any infringement claim made against us or to successfully terminate any infringement in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on the Company. Moreover, if the Developed Software or other software used in our business is deemed to infringe upon the rights of others, we could, under certain circumstances, become liable for damages, which could have a material adverse effect on us.

We believe that product recognition is an important competitive factor and promotes the CoinBank name in connection with its marketing activities. We received United States trademark registration for the “CoinBank” name in September 1997. Although we are not aware of any claims of infringement or other challenges to our rights to use this trademark, there can be no assurance that our marks do not or will not infringe upon the proprietary rights of others or that our marks would be upheld if challenged. We have not applied for the trademark with respect to the EMMA trade name or any other trade name.

EMPLOYEES

As of May 31, 2003, we employed 18 employees and 3 contractors on a full-time basis, of which 6 were engaged in machine processing, 3 were engaged in facilities and security, 1 was engaged in customer service and sales, 4 were engaged in accounting and administration and 7 were engaged in system support and development. None of the Company’s employees are subject to collective bargaining agreements. We believe that our relations with our employees are good. In addition, we utilize the services of two offshore technical development groups, totaling approximately 3 engineers, for some of its software development activities.

We lease approximately 13,000 square feet of space at 1434 West 11th Street, Los Angeles, CA, which we use for our executive offices and coin processing facility from Prime Financial Partners, Ltd., an affiliate of Messrs. Korman and Miller. The lease agreement expired in September 2001, but we continue to rent the facility on a month-to-month basis. The base monthly rent is approximately $5,618.

COMMITMENTS AND CONTINGENCIES

The Company is committed under non-cancelable facility lease agreements, which expires on September 2002 in the amount of $67,416. Rent expense was $67,416 and $76,127 for the fiscal years ended May 31, 2002 and 2001, respectively.

We previously entered into a three-year employment agreement with Mr. Korman, which expired in July 2001. There is currently no employment agreement in place between Mr. Korman and us. The loss of the services of Mr. Korman could have a material adverse effect on our business and prospects. Mr. Korman also participates in other business endeavors, which require a portion of his business time. Although Mr. Korman has advised us that his participation in outside business matters should not interfere with his performance of his duties as our President and Chief Executive Officer, there can be no assurance that a conflict of interest will not arise with respect to the allocation of Mr. Korman’s time or that such conflict would be resolved in our favor.

Shaw’s Supermarkets has filed a lawsuit, captioned Shaw’s Supermarkets, Inc. v. Cash Technologies, Inc., CoinBank Automated Systems Inc. (United States District Court, District of Massachusetts), against us claiming breach of contract and damages. We operated CoinBank machines in Shaw’s locations in New England on a free-placement basis since June, 1999 and had been negotiating a settlement and termination agreement with Shaw’s to terminate the CoinBank machine placements in light of our decision to exit the free placement business. Shaw’s is claiming damages in excess of $75,000, for contract termination fees and reimbursements. We believe that the amount owed is approximately $55,000 and have accrued for the liability. Furthermore, we have potential claims against Shaw’s for damages to the machines. Although we intend to vigorously defend the suit if served, we may not be successful in our defense.

In December 1997, Vindex USA, Inc. filed a complaint against our CoinBank subsidiary, in the Superior Court of California, Los Angeles County seeking to recover $40,000, an unspecified amount of commissions and interest accrued thereon allegedly due it under the terms of a consulting agreement it alleges was breached by CoinBank. The court has entered judgment against CoinBank in favor of Vindex in the sum of $97,864.40.

We have commenced a lawsuit in Austria against Geld Bearbeitungs Systeme GES.M.B.H., an Austrian entity which had been manufacturing certain of our CoinBank machines. As previously described in our SEC Reports, we have a five year licensing and manufacturing services agreement with Geld. We had previously entered into a letter of intent to acquire Geld and certain disputes have arisen regarding the acquisition and licensing agreements between the parties. We instituted the suit to enforce certain licensing rights under our agreements and to enforce the acquisition letter of intent. Although we believe, based upon advice of our Austrian counsel, that we have a meritorious and strong claim, we may not be successful in our suit. Recently the Austrian Courts awarded us a 10% ownership interest in Geld resulting from a ruling adverse to one of its principals.

We are involved in a litigation titled Kane Corte, et al v. Cash Technologies, Inc. et al., (Case # 128256, 32/nd/ Judicial District Parish of Terrebonne, State of Louisiana). In August 2001, we first became aware that an entity to which we had sold 23 CoinBank machines in October 1999 had filed suit against us in Louisiana court and obtained a default judgment against us. The Louisiana judgment was issued on August 15, 2000 and rewarded the purchaser $230,000 in damages and ordered that the machines be returned to the Company. In March 2001, the purchaser obtained a sister-state judgment against us in California based on the judgment of the Louisiana court and a writ of execution was issued.

Upon learning of this matter, we immediately initiated legal actions in Louisiana and California. At a hearing in the Louisiana court, we were granted a Temporary Restraining Order staying enforcement of the judgment. We contend that the Louisiana court had no jurisdiction over it and that we were never properly served with either the original Louisiana lawsuit, the judgment issued by the Louisiana court or the California sister- state judgment. We also contend that Kane Corte’s allegations are without merit and that his desire to return the machines is a result of his failed business practices. The Company has initiated legal action in both Louisiana and California seeking to set aside both judgments and to cause the matter, including the issue of jurisdiction, to be heard on its merits by the Louisiana court. The Company believes that it will be successful in these actions to set aside the judgments. The Company further believes that it has meritorious defenses to each of the allegations in the action and that it will ultimately prevail on merits. The Company will incur the cost of defense, including legal fees, in an undetermined amount in connection with these matters, which may not be recoverable. There can be no assurance that the Company will be successful in the defense.

On July 10, 2002, Burns International Security Services (“Burns”) obtained a default judgment against the Company for $14,157.12 (the “Judgment”) for services Burns rendered to one of the Company’s affiliates. On August 15, 2002, the Company, not having received actual notice of the lawsuit before the Judgment was entered, filed a motion to set aside or vacate the Judgment. The court, on September 4, 2002, issued a tentative ruling in the Company’s favor granting the motion to set aside or vacate the Judgment. Burns has requested a hearing on the tentative ruling, and the hearing on the Motion is currently scheduled for September 18, 2002. The Company has objected to the action filed by Burns on the grounds that Burns did not notify the Company of the lawsuit, the amount claimed by Burns is excessive, and any amounts owed to Burns are payable by the affiliate, not the Company.

RISK FACTORS

The following factors, in addition to those discussed elsewhere, should be considered carefully in evaluating our business and us. An investment in our securities is suitable only for those investors who can bear the risk of loss of their entire investment. Certain information included in this Form 10-K contains statements that are forward-looking, such as statements relating to plans for future activities. Such forward-information involves important known and unknown risks, uncertainties and other factors that could significantly affect our actual results, performance or achievement in the future and, accordingly, such actual results, performance or achievements may materially differ from those expressed or implied in any forward looking statements made by us. The risks, uncertainties and other factors include, but are not limited to, those discussed in the “Risk Factors” section. The words “believe,” “expect,” “anticipate,” “intend” and “plan” and similar expressions identify forward-looking statements which speak only as of the date the statement was made. See “Risk Factors.”

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	our significant and immediate need for working capital;

•	market acceptance of our products;

•	technological restrictions upon development;

•	our limited marketing experience;

•	the uncertainty of product development, including our EMMA technology,

•	our dependence upon new technology,

•	our need for qualified management personnel; and

•	the effect of competition.

Our success also depends upon economic trends generally, governmental regulation, legislation, and population changes. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect management’s predictions only. We assume no obligation to update forward-looking statements.

In addition to historical information, the information included in this Form 10-KSB contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the Company’s capital resources, performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. Certain forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately, “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: significant and immediate need for capital, market acceptance of the Company’s products, technological restrictions upon development, limited marketing experience, uncertainty of product development, including our EMMA technology, dependence upon new technology, need for qualified management personnel and competition. The success of the Company also depends upon economic trends generally, governmental regulation, legislation, and population changes. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis and estimates only. The Company assumes no obligation to update forward-looking statements. See also the Company’s reports filed from time to time with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act.

Risks Related to Our Financial Condition

We have a history of incurring losses, which have resulted in our independent accountants’ issuing opinions containing doubts about our ability to continue as a going concern.

We have incurred losses since our inception. For the last two fiscal years ended May 31, 2002 and 2001, we sustained net losses of $3,852,351 and $4,255,570, respectively. At May 31, 2002 we had a working capital deficit of $8,509,738 compared to $9,419,126 for the fiscal year ended May 31, 2001. At April 9, 2003, we had a cash balance of approximately $65,000. Our capital requirements have been and will continue to be significant, and our cash requirements have exceeded cash flow from operations since inception. We are in dire need for capital to continue to operate. We have been dependent on the proceeds of our initial public offering in July 1998, and private placements of our securities since then of our debt and equity securities to satisfy our working capital requirements. We will be dependent upon the proceeds of future private placement offerings or other public offerings to fund development of the EMMA technology, our short-term working capital requirements, to fund certain marketing activities and to continue implementing our business strategy. There can be no assurance we will be able to raise necessary capital. In its reports accompanying our audited financial statements for the fiscal years ended May 31, 2002 and 2001, our independent auditors included an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern. During the current fiscal year, we have continued to generate losses and will continue to incur losses for the foreseeable future. We expect that our auditors will include an explanatory paragraph in our financial statements for our fiscal year ended May 31, 2003.

We have generated limited revenues since our inception, and do not expect to generate significant revenues within the next fiscal year. For the fiscal year ended May 31, 2002 and the fiscal year ended May 31, 2001, we had net revenue of only $385,977 and $491,180, respectfully.

We have an immediate need for capital and if we are unable to obtain the financing we need, our business may fail.

For the fiscal years ended May 31, 2002 and 2001, we had outstanding liabilities of approximately $11,639,924 and $9,596,006 respectfully, which debts we are unable to repay. As of February 28, 2003 we had total outstanding liabilities of $12,488,403. In the event that our plans or assumptions relating to our operations change or prove to be inaccurate or if the net proceeds of future private placements or other public offerings together with revenues generated from operations prove to be insufficient (due to, among other things, unanticipated expenses, increased competition, unfavorable general economic conditions, decreased demand for our products and services, inability to successfully market its products, or other unforeseen circumstances), we could be required to seek other alternatives. We currently require and expect over the next fiscal year to continue to need substantial additional capital in order to continue operations. There can be no assurance that additional financing from any source will be available to us when needed, on commercially reasonable terms, or at all. To the extent that we obtain additional financing through the issuance of additional equity securities, any such issuance may involve substantial dilution to our then-existing stockholders. Additionally, to the extent that we incur indebtedness or issue debt securities, we will be subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. Any inability to obtain additional financing when needed, will have a material adverse effect on us that could require us to significantly curtail or possibly cease our operations. As of February 28, 2003 we have notes outstanding of approximately $4,260,373 in principal and interest of which approximately $775,000 were in default. We also owe $3,895,188 to G.E. Capital, which includes the principal, financing fees and unpaid interest, which we are also unable to repay at this time on the original terms. There can be no assurance that G.E. Capital or the noteholders will not declare an event of default and demand immediate payment or seek to attach our assets, including our patented technology.

Any additional financing that we may obtain may substantially dilute the interests of our shareholders.

To the extent that we obtain additional financing through the issuance of additional equity securities in the future, any such issuance may involve substantial dilution to our then-existing stockholders. Additionally, to the extent that we incur indebtedness or issue debt securities, we will be subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. Any inability to obtain additional financing when needed will have a material adverse effect on us that could require us to significantly curtail or possibly cease our operations.

We may not fully recover the carrying value of our CoinBank machines held for sale.

We currently are holding for sale approximately 260 CoinBank machines, which have a carrying value of approximately $62,090 at February 28, 2003. After reviewing the carrying value of these machines it was determined that an accounting impairment exists. We have taken an impairment charge in the fiscal year ended May 31, 2002 for the carrying value of our CoinBank machines. Impairment on coin machines was $79,245. The impairment was taken due to low inventory turnover for the coin machines. In future periods, additional impairment may be taken based of future sales of coin machines. If we conclude that such impairment exists, this could give rise to a substantial expense, which would increase our reported losses. During the fiscal year ended May 31, 2002 we sold 19 of these machines for $130,355 and during the nine months ended February 28, 2003 we sold 35 of these machines for $246,229. We are currently attempting to identify parties interested in acquiring the remaining units.

Our assets serve as collateral for various loan obligations and therefore may not be available for distribution to shareholders in the event of liquidation.

We have previously granted security interests in all of our assets to various lenders, including the holders of the notes in the principal amount of $3,661,674 issued in our placement, which was completed in January 2000, and liens in favor of General Electric Capital Corporation pursuant to a Master Security Agreement originally entered into in May 1997. The General Electric loan is secured by certain of our CoinBank machines. As of February 28, 2003, we were indebted to General Electric Capital Corporation in the amount of approximately $3,895,188 including interest, all of which was in default. Due to a technical default by us on our secured obligations, a secured creditor could declare our indebtedness due and foreclose on the assets securing the defaulted indebtedness. As a result of the existing liens, we are unable to further obtain credit by securing our assets. Further, as a result of the security interests, creditors would be entitled to collect upon the assets prior to any distribution being available to holders of our Common Stock.

We are dependent upon revenue generated through our Los Angeles County Metropolitan Transportation Authority and our current contract expired in June 2002.

A majority of our revenue for the last three fiscal years was derived from our agreement with the Los Angeles County Metropolitan Transportation Authority. During the fiscal year ended May 31, 2002, Cash Technologies counted $16,908,289 and derived net revenues of $242,041 compared to $22,123,887 and $332,869, respectively for the fiscal year ended May 31, 2001. The Company’s contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expired on June 30, 2002, which will result in a significant reduction in the Company’s gross revenue in the future. As of May 31, 2003 the Company does not have any cash processing customers and due to our focus on our other businesses, we may choose not to pursue other cash processing customers.

Risks Related to Our Coin Processing and CoinBank Businesses

If our products and services do not achieve market acceptance, our business will be harmed.

The demand for and market acceptance of our coin and currency processing services are also subject to a high level of uncertainty. If we do not realize market acceptance of these products, our business will be seriously harmed. Commercial establishments and individuals may elect to utilize other methods which they believe to be less costly or possess other advantages over our cash processing services, including establishing their own cash counting and processing operations, or otherwise refraining from seeking to dispose of excess cash.

We face substantial security risks in our business for which we may not be fully insured.

Our cash processing operations are substantially dependent upon maintaining the security of the inventories of coin and currency transported to our cash processing facility and held on our premises. We have obtained insurance for on-site and off-site theft of cash from our facilities and machines, and we maintain insurance against losses, including those due to theft or embezzlement by independent contractors or our employees. This insurance, however, may not provide us with an adequate level of coverage in the event of any loss and it may not be renewed or increased in the future as needed, on commercially reasonable terms or at all. Moreover, we may experience an unanticipated loss not covered by such insurance. Partially or completely uninsured losses, if of sufficient magnitude, could have a material adverse effect on our business and results of operations. Although we believe that we have in place adequate security systems and procedures to safeguard the coin and currency processed at our cash processing facility, our systems and procedures may not be sufficient to ensure against theft, embezzlement or other losses.

We are dependent on third-party manufacturers.

We are substantially dependent on the ability of the independent contractors we hire to build our CoinBank machines. We do not manufacture our CoinBank machines. As a result, we are dependent upon third parties for the manufacture of our machines, we cannot control the price or timing of availability of machines for resale and this reliance upon third parties may affect our ability to market and sell the machines to our customers at a competitive price or to satisfy delivery requirements demanded by our customers.

We are in litigation with a supplier of technology related to our CoinBank machines.

We have commenced a lawsuit against Geld Bearbeitungs Systeme GES.M.B.H., an Austrian entity which had been manufacturing certain of our CoinBank7 machines. Pursuant to licensing and manufacturing services and distribution agreements with Geld, we have the exclusive worldwide right, except for sales to certain Austrian financial institutions, to use the technology, which is incorporated in the equipment, manufactured by this supplier. We had previously entered into a letter of intent to acquire Geld to secure our access to the exclusive technology and certain disputes have arisen regarding the acquisition and licensing agreements between the parties. We instituted the suit to enforce certain licensing rights under our agreements and to enforce the acquisition letter of intent. The termination of our agreement with Geld would likely lead to the termination of our exclusivity with respect to such technology.

We have a limited customer base and the loss of any present customers would have an adverse effect on our operations.

Our contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expired on June 30, 2002, which will result in a significant reduction in the Company’s gross revenue in the future. As of May 31, 2003 the Company does not have any cash processing customers. The loss of this contract in the absence of significant additional customers or contracts may have a material adverse effect on our financial condition and results of operations. We may not be able to lessen our dependence on a limited number of customers for a substantial portion of our revenue.

We may not successfully compete with our competitors.

The financial transaction processing industry is crowded with well-established companies, large and small. While companies such as Deluxe, Concord EFS, Total Systems and others have focused on conventional ATM and POS and related transactions, if these firms were to make a concerted effort to develop an advanced function system comparable to EMMA they might prevent or reduce our ability to effectively market EMMA successfully. We believe that its development advantage and proprietary technologies will permit it to penetrate the market effectively, but there is no assurance that larger or better established transaction processing firms will not offer competing products in the future that preempt our efforts.

Risks Related to Our EMMA Based Technology Businesses

Our products may not perform reliably in extensive applications.

We have test-marketed only 4 EMMA-driven ATM-X/POS-X machines and have derived substantially no revenue from our EMMA based business. To date we have not installed a base of EMMA-driven ATM-X/POS-X machines or PrISM systems upon which we can base reliable predictions about the reliability or functionality of those technologies. Although such systems and machines have performed reliably to date at their current installations in our laboratory, upon widespread commercial use they may not satisfactorily perform all of their intended functions or may not prove reliable in extensive utilization. Software and other technologies that are incorporated into our products are complex and may contain errors, which will only become apparent subsequent to widespread commercial use. Remedying such errors could require the expenditure of a substantial amount of money and could also result in significant delays in installing or selling our products, which could have a material adverse effect on us. We anticipate that we will continue to seek to upgrade and enhance both the hardware and software components of our products. Such upgrading and enhancement efforts remain subject to the risks inherent in new product development, including unanticipated technical or other problems, which could result in material delays in product commercialization or significantly increased costs. Further, our EMMA systems may not satisfactorily perform all of its intended functions or will prove not to be reliable in extensive utilization.

Competing products and services could render our technologies obsolete.

In addition, our EMMA platform will compete with existing automated teller machines and services offered by financial institutions and other companies that may provide services similar to those offered by EMMA. Competitive technologies may render our products and services obsolete or less marketable.

If our EMMA Technology does not achieve market acceptance, our business will be harmed.

In marketing our products and services, we are attempting to change the traditional methods by which people obtain financial services and access the Internet. Accordingly, the demand for these services is subject to a high level of uncertainty. If we do not realize market acceptance of these products, our business will be seriously harmed. The results of the use of EMMA when deployed may not be well received and prior results of use may not be indicative of future market acceptance of our products or services. Commercial establishments and individuals may elect to utilize other methods, which they believe to be less costly or possess other advantages over EMMA. Achieving market acceptance for EMMA will require substantial marketing efforts and the expenditure of a significant amount of funds to inform various targeted customer groups of the perceived benefits and cost advantages of EMMA. To date, we have not generated any revenue from our EMMA based technology.

Our limited marketing capabilities may hinder our growth.

Since inception, we have conducted only limited marketing activities and currently have limited marketing and technical experience and limited financial, personnel and other resources to independently undertake extensive marketing activities. Accordingly, our marketing efforts may not result in significant initial or continued market acceptance, may not develop a market for our EMMA system and may not succeed in positioning EMMA as a preferred method of processing “advanced function” transactions. Further, our current marketing plans are subject to change as a result of a number of factors, including changes in market conditions and the nature of the marketing requested or provided by prospective users of EMMA.

The expansion of our EMMA based business is uncertain.

To date, we have generally been dependent on processing coins and currency purchased directly from third parties (other than through CoinBank machines) to generate substantially all of our revenues. We intend to increase our current level of CoinBank marketing, but with an emphasis on marketing our EMMA based services. Expansion of our operations will be largely dependent upon our ability to successfully market and distribute EMMA-driven transaction processing services; hire and retain skilled technical, marketing and other personnel; establish and maintain satisfactory relationships with banks and retail businesses; and achieve significant market acceptance for the use of advanced function services. We may not be able to successfully implement our business plan and unanticipated expenses, problems or technical difficulties may occur which would result in material delays in its implementation. Our prospects could be adversely affected by a decline in the economic prospects of particular individual or commercial customers or segments of cash-intensive markets, which could result in reduction or deferral of requirements for coin processing services or the use of EMMA services by prospective customers. We may not be able to achieve significant market acceptance of advanced function transactions, achieve significant penetration in new geographic markets or successfully expand our operations.

Our new business line, Prism is an outgrowth of the events of September 11, 2001, and the newly recognized need for enhanced security and identification capabilities. These relatively new industries may be considered an emerging market. As such, no one has substantial sales in this market. There can be no assurance that we will be able to capitalize on the opportunities in this market, or that the perceived level of demand for these types of products will be as high as anticipated.

We may not successfully compete with our competitors.

We have only recently introduced our Prism line of business, which is based in part upon our EMMA Technology and is intended to consist of a suite of security products and provide professional services and custom development for specific security requirements. PrISM products use biometric and risk analysis technologies for critical security applications including physical security and high-risk financial transactions. There are other companies involved in this field of business, including Eyeticket Corporation, Viisage Technologies, Visionics Corporation and Identix, all of whom may be more established in the industry and may be better financed. There can be no assurance that we will be able to compete with these companies, or other entrants in the field

Changing industry trends may adversely effect our operations.

Alternatives to the use of cash and checks, such as credit cards and wire transfer, debit cards and other forms of electronic currency are increasing. Increasing use of these alternative forms of payment could reduce the frequency of circulation of cash and checks resulting in decreased need for some EMMA applications. The market for alternative forms of money transfer is characterized by frequent introduction of new products and services and is subject to changing consumer preferences and economic trends, which may make certain EMMA applications unattractive, compared to other alternatives.

We are dependent on third -party manufacturers and on independent contractors, whose nonperformance could harm our business.

We are substantially dependent on the ability of the independent contractors we hire to provide software engineering for our EMMA technology. Any contractor that we utilize or may utilize may not have sufficient capacity to satisfy our needs during any period of sustained demand. The loss of services of independent contractors could disrupt our business. Furthermore, the EMMA system will access networks, which are owned and operated by third parties. The failure or unavailability of these networks could have a material adverse effect on us. The EMMA system is designed to be distributed through equipment, such as ATMs manufactured and distributed by third parties. Although we believe that a number of sources for this equipment are available, failure or delay by any manufacturer in providing such equipment to location operators could result in interruptions in our ability to deploy EMMA-based transactions and could have a material adverse effect on our operations.

We are subject to risks relating to our international installations and sales.

We are seeking to deploy the EMMA system outside of the United States. To the extent that we are able to expand our operations and sales outside of the United States, we will be subject to the risks associated with international operations and sales, including economic and political instability, currency fluctuations, credit risks, shipping delays, customs duties, export quotas, foreign government regulations and other trade restrictions, any of which could have a significant impact on our ability to operate effectively outside of the United States or to deliver EMMA services overseas to customers on a competitive and timely basis.

Risks Related to Government Regulation and Patent and Licensing matters

Uncertainty of patent and trademark protection.

Although we have received U.S. Patents with respect to its EMMA Platform, there can be no assurance that these patents will afford us any meaningful protection. We intend to rely primarily on a combination of trade secrets, technical measures, copyright protection and nondisclosure agreements with its employees to establish and protect the ideas, concepts and documentation of software developed by it and used primarily in its coin processing operations. Such methods may not afford complete protection, and there can be no assurance that third parties will not independently develop such technology or obtain access to the software we have developed. Although we believe that our use of the software we developed and other software used in its operations does not infringe upon the rights of others, our use of the software we developed or such other software may infringe upon the patents or intellectual property rights of others. In the event of infringement, we could, under certain circumstances, be required to obtain a license or modify aspects of the software we developed or such other software or refrain from using such software. We may not have the necessary financial resources to defend any infringement claim made against us or be able to successfully terminate any infringement in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on us. Moreover, if the software we developed or any other software or hardware used in our business is deemed to infringe upon the rights of others, we could, under certain circumstances, become liable for damages, which could have a material adverse effect on us. We received United States trademark registration for the “CoinBank” name in September 1997. Although we are not aware of any claims of infringement or other challenges to our rights to use this trademark, there can be no assurance that our marks do not or will not infringe upon the proprietary rights of others or that our marks would be upheld if challenged.

Risks Related to Our Management

The success of our business also requires that we retain other qualified management personnel.

Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense, and there can be no assurance that we will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel would have a material adverse effect on us.

We are controlled by our management.

Mr. Korman and Mr. Miller, and their respective affiliates, beneficially own, in the aggregate, approximately 19.63% of our outstanding common stock. As a result, they are and will be in a position to act together to effectively control us, elect our directors, cause an increase in the authorized capital or the dissolution, merger or sale of our assets, and generally direct our affairs.

Our directors and officers have limited personal liability.

Our Certificate of Incorporation includes provisions to limit, to the full extent permitted by Delaware law, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors. In addition, our By-Laws require us to indemnify any of our directors, officers, employees or agents to the full extent permitted by Delaware law. As a result of such provisions in our Certificate of Incorporation and the By-Laws, stockholders may be unable to recover damages against our directors and officers for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties. This may reduce the likelihood of stockholders instituting derivative litigation against directors and officers and may discourage or deter stockholders from suing our directors, officers, employees and agents for breaches of their duty of care, even though such an action, if successful, might otherwise benefit us and our stockholders.

The American Stock Exchange may delist our securities.

Our common stock is listed on American Stock Exchange. The American Stock Exchange granted us an exemption from its original listing requirements in order for our common stock to be listed for trading. AMEX also reserves the right to delist an entity at anytime in its discretion. Among other criteria when determining whether or not to delist a security, AMEX will consider the entity’s financial condition and operating results, the public distribution of securities and other non-quantitative criteria. Our failure to meet these maintenance criteria in the future may result in the delisting of our common stock from AMEX, and trading, if any, in our securities would thereafter be conducted in the non-Nasdaq over-the-counter market. In addition, we are aware that we are not in accordance with AMEX rules regarding the holding of annual shareholder meetings. Further we have issued, in various private placements, securities, which AMEX may determine AMEX violated rules, which require shareholder approval for the issuance of securities, which may result in a number of shares, equal to 20% or more our outstanding securities. These potential rule violations, and possible others, may result in delisting of our Common Stock from AMEX. As a result of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

If our common stock is delisted from the American Stock Exchange, we may be subject to the risks relating to penny stocks.

If our common stock were to be delisted from trading on the AMEX and the trading price of the common stock were to fall below $5.00 per share on the date the common stock was delisted, trading in such securities would also be subject to the requirements of certain rules promulgated under the Exchange Act. These rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of such securities and the ability of purchasers to sell our securities in the secondary market. A penny stock is defined generally as any non-exchange listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

The price of our common stock has been, and may continue to be, volatile.

The market price of our common stock, like that of the securities of many other development stage biotechnology companies, has fluctuated over a wide range and it is likely that the price of our common stock will fluctuate in the future. Since January 1, 2000, the sale price for our common stock, as reported by the American Stock Exchange and the Nasdaq SmallCap Market has fluctuated from a low of $0.50 to a high of $24.00. The market price of our common stock could be impacted by a variety of factors, including:

•	announcements of technological innovations or new commercial products by us or our competitors,

•	changes in government regulation and policies which may be undertaken with respect to security issues related to terrorism, privacy and other matters,

•	developments in the patents or other proprietary rights owned or licensed by us or our competitors,

•	matters related to our financial condition, including our ability to obtain necessary capital,

•	litigation, and

•	general market conditions in our industry.

In addition, the stock market continues to experience extreme price and volume fluctuations. These fluctuations have especially affected the market price of many biotechnology companies. Such fluctuations have often been unrelated to the operating performance of these companies. Nonetheless, these broad market fluctuations may negatively affect the market price of our common stock.

We have the discretion to issue additional shares of preferred stock with rights and preferences superior to those granted to holders of our common stock.

Our Certificate of Incorporation authorizes our board of directors to issue up to 1,000,000 shares of preferred stock, from time to time, in one or more series. Our board of directors is authorized, without further approval of the stockholders, to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each new series of preferred stock. The issuance of such stock could adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium, or otherwise adversely affect the market price of our common stock. As of May 31, 2003, we have authorized the issuance of 119,000 shares of Series A Preferred Stock, 400,000 shares of Series B Preferred Stock, 480,769 shares of Series C Preferred Stock, 25 shares of Series D Preferred Stock, 72 shares of Series E Preferred Stock and 5 shares of Series F Preferred Stock.

Discretion in Use of Proceeds; Proceeds may be attached by creditors.

Management of the Company intends to use the proceeds from any exercise of options or warrants for working capital, including the payment of salaries for employees of officers, marketing of the Company’s technology, payment of creditors and other debts in the ordinary course of business, as well as to pay legal, accounting fees and registration fees for the registration statement required to be filed by the Company as set forth in this Agreement. Management will have significant and broad discretion in the use of proceeds. The proceeds to be received by the Company will not be sufficient to repay all of the outstanding debts of the Company, nor to enable the Company to undertake significant marketing of its products. In addition, there can be no assurance that creditors of the Company may not seek to attach the proceeds, in which event the Company may not be able to use the proceeds as contemplated.

HOW WE INTEND TO USE THE PROCEEDS

We will not receive any proceeds from the sale of our common stock in this offering. Some of the shares of common stock to be sold in this offering have not yet been issued and will only be issued upon the exercise of outstanding options and warrants. We will receive estimated net proceeds of approximately $15,870,890 if all of the warrants and options for which shares are being offered under this prospectus are exercised. However, the warrants and options may not be exercised, in which event we would not receive any proceeds. We intend to use any proceeds received from the exercise of the warrants and options for general corporate purposes, including the payment of wages and salaries for our employees and executive officers. We expect to incur expenses of approximately $150,000 in connection with this offering for legal, accounting and printing expenses.

CAPITALIZATION

The following table sets forth our capitalization as of the fiscal year ended May 31, 2002 and for the nine months ended February 28, 2003, and at February 28, 2003, on a pro forma basis, giving effect to the pro forma adjustments.

	May 31, 2002 Audited	February 28, 2003 Unaudited
Long term liabilities	2,586,674	—
Preferred Stock, $.01 par value, 1,000,000 shares Authorized; 950,144 shares issued and outstanding	1,904,688	1,758,688
Common Stock; $.01 par value, 20,000,000 shares authorized; 3,551,111shares issued and outstanding	62,335	81,798
Additional Paid-in Capital	20,140,847	22,369,028
Accumulated deficit	(29,466,162)	(33,164,847)
Total stockholders’ equity (deficiency)	(7,358,292)	(8,955,333)
Total capitalization	2,565,605	2,145,778

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Cash Technologies, Inc., is a Delaware corporation, incorporated in August 1995. Unless the context otherwise requires, references herein to “we,” “our” or “Cash Tech” refers to Cash Technologies, Inc., and its wholly-owned subsidiaries, National Cash Processors, Inc., a Delaware corporation, incorporated in May, 1994, which became a subsidiary in January, 1996; CoinBank Automated Systems, Inc., a Delaware corporation, incorporated in November, 1995; and CoinBank Automation Handels GmbH, Salzburg, Austria incorporated in February, 1998. In December, 2001, we created a new subsidiary, Cintelia Systems Inc., a Delaware corporation and in June, 2002 we created another subsidiary CT Holdings, LLC., also a Delaware corporation of which we currently own 86.65%.

Systems development expenses, marketing expenses, executive salaries and general and other administrative costs are expected to increase as we continue to develop our EMMA Platform. Inasmuch as we will continue to have a high level of operating expenses, we will continue to be required to make certain up-front expenditures in connection with our proposed CoinBank machine sales effort and development of EMMA transaction processing system. We anticipate that losses will continue for the foreseeable future. Our expenses have exceeded net revenues since inception. For the fiscal years ended May 31, 2002 and 2001, we sustained net losses of $3.9 million and $4.3 million, respectively.

Gross profit for the year ended May 31, 2002, was $125,797 or 32.6% of net revenues, as compared to a $166,099 or 33.8% of net revenues for the year ended May 31, 2001. The decrease in gross profit was primarily attributable to a decrease in currency processed.

Technological feasibility was achieved in September of 1999 and commencing October 1, 1999 all expenses related to EMMA software development had been capitalized. As of December 31, 2001, the Company had capitalized $2,771,536 in development and related costs. The EMMA product was available for release to the public in January 2002 thus all development costs since have been expensed including $227,000 for the nine month period ended February 28, 2003.

Amortization of the capitalized software commenced on January 1, 2002. Amortization had been calculated over a seven (7) year period for the quarter ended February 28, 2002 resulting in an amortization expense of $65,989. Management changed the amortization period for capitalized software, to five (5) years starting March 1, 2002, primarily to approximate the estimated period over which the business brought about by the technology will expand into its expected capacity. As of March 1, 2002, net unamortized capitalized software amounted to $2,705,547. The unamortized cost as of March 1, 2002 is being amortized over the remaining revised estimated life. The change resulted in an amortization expense of $205,931, an increase of $40,959 ($0.01 per share) from the original estimated amortization period, for the year ended May 31, 2002. During the quarter ended February 28, 2003, the Company amortized an additional $139,942 of capitalized software.

In connection with the development of our EMMA software, during the period ending September 30, 1999 we utilized $278,000 in funds for coding and testing activities necessary to resolve all of the identified high-risk development issues. These costs were reflected as expenses on our financial statements. Commencing October 1, 1999 through December 31, 2002 the Company incurred approximately $2,771,536 over 27 months of coding, subsequent to the detail program design and establishment of feasibility, until the product became available in January 2002 for general release to customers. These costs were treated as capitalized software costs in our financial statements through December 31, 2002. We discuss below the manner in which we developed our EMMA software, which is intended to assist the reader in understanding the difference in our costs in the technological feasibility using detail program design and capitalized software costs during production (coding) phases.

With respect to the technological feasibility using the detail program design approach, there were two primary issues, which can be classified as “high risk development issues” which needed to be resolved as evidence that technological feasibility had been established under paragraph 4(a)(3) of SFAS 86.

First, there was our “multi-transactional messaging architecture.” This involved the testing of our proprietary messaging protocol and parallel processing method for predicted performance and behavior. We estimate that we expended approximately $ 160,000 for this activity. The messaging protocol and processing method are what we believe differentiates us from other attempts to develop similar software. Once these were developed, successfully tested using simulations with existing applications and deemed workable, the development risk for messaging was overcome and a patent application for the multi-transactional architecture was filed on July 2, 1999. This patent was granted by the U.S. Patent and Trademark Office in October of 2001.

The second “high risk development issue” was obtaining independent ATM certification for our new messaging architecture. In order to process ATM transactions, the software being developed has to be certifiable by one of the major authorized ATM networks (such as Star, MAC, etc.) for interfacing with the global ATM network. We partnered with a third-party ATM software provider to assist in these efforts, instead of developing the software for this step ourselves. This significantly reduced our costs to obtain certification and complete this high risk development step because we were able to incorporate and modify the third party’s software, which had been previously certified, and re-certify it rather than develop our own in-house ATM software from scratch. A per-transaction license fee will paid by Cash Technologies to the third party when the system starts generating transactions, thereby further reducing our development costs because we avoided upfront licensing fees. Certification was obtained in August of 1999 and the EMMA software was then deemed feasible.

Costs before vs. after feasibility

There are two primary reasons that the expensed costs prior to feasibility were far less than the costs subsequent to feasibility, which were capitalized.

First, our proprietary messaging and processing methods were proven earlier than expected.

Second, as stated above, instead of developing our own ATM software we used a third party software product, which saved time and money. This was completed on August 19, 1999.

Partnering with other software providers and licensing third-party software allowed us to reduce costs below original estimates during the high-risk technological feasibility phase using the “detail program design” approach. In contrast to the initial high-risk development effort, the subsequent coding required more resources and time than expected. As a result, the costs to establish feasibility (approximately $278,000) were substantially lower than the subsequent cost (approximately $2,770,000) incurred to make the product available for general release to customers. It is also important to observe that this category of transaction software is rare in the marketplace and doesn’t follow the typical pattern of development of the vast majority of consumer and office software, where most development dollars are expended early in technological feasibility phase using a working model.

Our offered products such as ATM-X and POS-X were originally contemplated in the detailed program design established prior to September 1999. The Company has given trade names such as ATM-X and POS-X (referring to whether EMMA would be running an ATM or at a retail point of sale) since such time to help market the uses of EMMA..

In addition, management has identified potential uses for EMMA not originally contemplated. These new uses were created after January 2002 and the costs associated with these new uses, as reflected in our filings, have been treated as general and administrative expenses and not capitalized. Certain of these potential uses have been given trade names such as PrISM (PrISM uses EMMA’s fraud detection to control access to a physical location). Any programming that has been done for such products (primarily for demos, creating use-specific screens and interfacing to third-party products) were included in General and Administrative expenses and were minimal. In future filings, similar costs will be charged to Research and Development Expense.

Furthermore, as in all of our applications where we expect to use biometrics, the biometrics will be purchased/licensed from a third party.

For the reasons cited, most development costs occurred after the software program design was completed and feasibility was achieved. These results are not typical, nor comparable to software developers who use either the detail program design approach, which the Company used, or the working model approach, under paragraph 4(b) of SFAS 86, and these factors should be considered when reviewing the Company’s financial statements.

We record as revenue the service fee charged for coin and currency processed on behalf of a customer but not purchased by us. Gross revenues include the value of coin and currency processed and does not represent revenue under generally accepted accounting principles.

In 1996, we began our development of an enhanced version of an automated teller machine which was designated the ATM-X(TM). The ATM-X was designed to provide a range of services not typically offered by ATM machines, such as electronic bill payment, instant activated phone cards, event ticketing and others. As development efforts proceeded, we discovered the need to create a robust transaction processing system that could link the new ATMs with the worldwide financial networks in order to provide these new services to ATMs, kiosks and wireless devices. In December of 1997, we filed a patent application describing the transaction processing and networking technologies, which resulted in the issuance of patent, number 6,308,887, by the U.S. Patent and Trademark Office on October 30, 2001. The technology, which was later named EMMA (E-commerce Message Management Architecture), allows for the seamless integration of conventional ATM and credit card networks with non-bank networks and the Internet.

While we have, in recent years, expanded our operations into other technologies, we began and continue to do business as a cash processor through our National Cash Processors, Inc. subsidiary. Typically, currency is purchased in bulk at a discount of between 1% and 2% from face value. After counting, sorting and/or wrapping, we either promptly resell the processed currency at face value plus a small fee (approximately $10.00 per $1,000 worth of bills sorted) to a variety of customers, including armored car companies, or deposit it at face value at the Federal Reserve Bank for credit to our account. We currently generate revenues through the purchase of loose currency which is acquired in bulk at a small discount from face value and then counted, sorted, wrapped and re-sold primarily to a variety of retail businesses at face value plus a small fee or deposited to the Federal Reserve Bank for credit to our account.

We were awarded a contract to count, process and purchase currency for the Los Angeles County Metropolitan Transit Authority for the period from April 1, 1997 to March 31, 1999, for a fee of approximately 1% of all currency processed. The contract was renewed April 1, 2001 to May 31, 2002 and also extended to June 30, 2002. For the fiscal year ended May 31, 2002, the contract with the Los Angeles MTA accounted for approximately 100% of the revenue generated from our cash processing business. We record as revenue the service fee charged for the processing of currency pursuant to such contracts. From time to time, we may submit bids for additional similar contracts. The Company’s contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expired on June 30, 2002, which will result in a significant reduction in the

Company’s gross revenue in the future. As of September 1, 2002 the Company does not have any cash processing customers.

In 1995, we began our development of CoinBank® self-service coin counting machines, distributed through our CoinBank Automated Systems, Inc. subsidiary. The machines accept and count loose coin, then generate a receipt redeemable for the amount counted less a service fee of typically 7-9%. This receipt can then be exchanged for currency or goods. The machines provide individuals and small businesses with a convenient method for the disposing of their accumulated loose coin without the need for pre-sorting or wrapping.

During the fiscal year ended May 31, 2002, our market analysis for self-service coin counting machines indicated that retailers were demanding higher profit margins from the operation of these devices than that was being offered through the “free-placement” business model. We concluded that its free-placement program should be supplanted by direct sales of these machines to retail store chains and removed substantially all of our free-placement machines from operation. We are marketing the machines to other equipment manufacturer “OEM” customers (manufacturers of cash handling equipment), companies with existing equipment distribution and service channels and directly to retailers and financial institutions. Although we will continue our direct sales approach with respect to our CoinBank machines, we intend to focus substantially all of its efforts and operations on the continued development and deployment of the EMMA technology.

Revenues generated from CoinBank machines accounted for approximately 35% of net revenues for the fiscal year ended May 31, 2002, compared to approximately 65% of net revenues generated from currency processing and other services. Although there can be no assurance, we anticipate that the revenue associated with processing fees derived from EMMA transaction processing system will become the primary source of our future revenues.

Results of Operations

Fiscal Year Ended May 31, 2002, Compared to Fiscal Year Ended May 31, 2001

Gross revenues include the value of the coins and currency processed for the fiscal year ended 2002 and amounted to $17,052,225 compared to $22,735,599 for fiscal year 2001. The decrease in coin and currency processed was primarily attributable to a decrease in the number of cash processing customers and the decrease in MTA currency processed during fiscal 2002. As a result of the reduction in currency processed, net revenues, (as a percentage of gross revenues) for the fiscal year 2002, decreased to $385,977 or 2.3% of gross revenues compared to $491,180 or 2.2% of gross revenues for fiscal year 2001.

Cost of revenues for the year ended May 31, 2002, was $260,180 or 1.5% of gross revenue compared to $325,081 or 1.4% of gross revenue in fiscal year 2001. The decrease in direct costs was primarily the result of the decreased costs associated with servicing remote CoinBank installations and reduction in staff associated with these as well as the currency counting activities.

Gross profit for the year ended May 31, 2002, was $125,797 or 32.6% of net revenues, as compared to a $166,099 or 33.8% of net revenues for the year ended May 31, 2001. The decrease in gross profit was primarily attributable to a decrease in currency processed.

Selling, general and administrative expenses for the year ended May 31, 2002, decreased to $2,360,363 compared to expenses of $3,179,488 for the fiscal year 2001. These expenses consisted primarily of wages (and wage related costs), outside contractor expenses, travel/promotional expenses, professional services and facilities/office related expenses. The decrease in selling, general and administrative expenses is due to decrease in non-cash compensation and other costs due to cut backs in spending.

The Company has taken an impairment charge in the fiscal year ended May 31, 2002 for the carrying value of its CoinBank machines. Impairment on coin machines was $79,245. The impairment was taken due to low inventory turnover for the coin machines. In future periods, additional impairment may be taken based on future sales of coin machines. As of May 31, 2002 the coin machines were valued at $1,029,292.

Depreciation and amortization expenses increased to $304,325 during fiscal 2002 from $287,904 in fiscal 2001. The increase was primarily attributable to an increase in amortization expenses recognized during the 2002 fiscal year in relation to capitalized software offset by decrease in amortization expense related to the January 2000 debt-offering.

Interest expense for the fiscal years 2002 and 2001 was $1,231,814 and $953,323, respectively. The increase was primarily attributable to additional interest recognized in relation to the deferment of the GE Capital notes payable.

As a result of the foregoing, net losses for the years ended May 31, 2002 and 2001 were $3,852,351 and $4,255,570, respectively.

Fiscal Year Ended May 31, 2001, Compared to Fiscal Year Ended May 31, 2000

Gross revenues include the value of the coins and currency processed for the fiscal year ended 2001 and amounted to $22,735,599 compared to $42,301,355 for fiscal year 2000. The decrease in coin and currency processed was primarily attributable to a decrease in the number of coin processing customers and the decrease in MTA currency processed during fiscal 2001. This decrease was also a direct result of the Company’s reduction of certain low margin coin processing activities. As a result of the reduction in currency processed offset by the elimination of low margin coin processing customers, net revenues, (as a percentage of gross revenues) for the fiscal year 2001, decreased to $491,180 or 2.2% of gross revenues compared to $1,161,764 or 2.7% of gross revenues for fiscal year 2000.

Cost of revenues for the year ended May 31, 2001, was $325,081 or 1.4% of gross revenue compared to $1,221,247 or 2.9% of gross revenue in fiscal year 2000. The decrease in direct costs was primarily the result of the decreased costs associated with servicing remote CoinBank installations and reduction in staff associated with these as well as the currency counting activities.

Gross profit for the year ended May 31, 2001, was $166,099 or 33.8% of net revenues, as compared to a gross loss of $59,483 or 5.1% of net revenues for the year ended May 31, 2000. The significant increase in gross profit was primarily attributable to the decreased direct costs associated with the operation of CoinBank Automated Systems and other unprofitable activities as well as a reduction in staff.

Selling, general and administrative expenses for the year ended May 31, 2001, decreased to $3,179,488 compared to expenses of $4,973,344 for the fiscal year 2000. These expenses consisted primarily of wages (and wage related costs), outside contractor expenses, travel/promotional expenses, professional services and facilities/office related expenses. The decrease in selling, general and administrative expenses is due to decrease in non-cash compensation and other costs due to cut backs in spending. Included in selling, general and administrative expenses is non-cash compensation expense of $117,782 and $926,918 for the years ended May 31, 2001 and 2000, respectively. This was due to the Company issuing 31,159 shares of common stock in fiscal year 2000, in conjunction with the cashless exercise of stock options by the employees as well as issuing various warrants.

The Company has taken an impairment charge in the fiscal year ended May 31, 2000 for the carrying value of its CoinBank machines. Impairment on coin machines was $1,033,759. The impairment was taken due to low inventory turnover for the coin machines. In future periods, additional impairment may be taken based on future sales of coin machines. As of May 31, 2001 the coin machines were valued at $1,196,783.

Depreciation and amortization expenses increased to $287,904 during fiscal 2001 from $156,749 in fiscal 2000. The increase was primarily attributable to increased purchases of capital assets as well as an increase in amortization expense related to the January 2000 debt offering.

On October 1, 1999, the Company and Coinstar, Inc. agreed to settle all outstanding litigation between them. Under the terms of the settlement, the Company received payment from Coinstar of $600,000 in cash and 30,000 shares of common stock of Coinstar, for a total value of $923,438. In October 1999, the shares were recorded at a market price of $323,428 and in January 2000, they were sold for $353,170, recognizing a gain of $29,742.

Interest expense for the fiscal years 2001 and 2000 was $953,323 and $1,332,335 respectively. The decrease was primarily attributable to the deemed interest expense of $852,632 recognized in conjunction with the beneficial conversion of debt, associated with the second private placement in January 2000. The decrease was offset by an increase in the interest expense associated with the January 2000 debt offering. During the fiscal year ended 2001, the Company incurred interest expense of $342,071 with respect to its outstanding notes.

As a result of the foregoing, net losses for the years ended May 31, 2001 and 2000 were $4,255,570 and $6,639,901, respectively. The decrease in net loss for the fiscal year 2001 was a direct result of the impairment loss on the coin machines held for sale in fiscal year 2000.

Nine Months Ended February 28, 2003 Compared To Nine Months Ended February 28, 2002.

Net revenues for the nine-month period ended February 28, 2003 increased to $295,200 compared to $259,142 for the 2002 period. The increase in net revenue was primarily attributable to the increase in the amount of CoinBank machines sold offset by the decrease in the amount of cash processed during the period. The Company’s contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expired on June 30, 2002, which has resulted in a reduction in the Company’s net revenue.

Cost of revenues for the nine-month period ended February 28, 2003, was $216,623 compared to $171,895 for the period ended February 28, 2003. The increase in direct costs was primarily the result of an increase in the cost of coin machines sold. Included in cost of revenues is depreciation expense of $2,884 and $9,554 for the nine months ended February 28, 2003 and 2002, respectively.

Gross profit for the nine months ended February 28, 2003 was $78,577 compared to $87,247 for the nine months ended February 28, 2003. The decrease in gross profit was directly related to the increase in the cost of coin machines sold

Selling, General and Administrative expenses for the nine months ended February 28, 2003, increased to $1,934,450 compared to $1,628,112 for the nine months ended February 28, 2002. These expenses consist primarily of wages (and wage related costs), outside contractor expenses, travel/promotional expenses, professional services and facilities/office related expenses. The increase was primarily attributable to capitalization of software development costs during the 2002 period while amortization of capitalized software being recognized in the 2003 period. During the nine-month period ended February 28, 2002, $408,787 in software development costs was capitalized compared to zero for the same period in 2003.

Research and development expenses for the nine months ended February 28, 2003, were $227,000, compared to $123,756 for the period ended February 28, 2002. The increase was primarily attributable to capitalization of software development costs during the 2002 period.

Depreciation and amortization expenses for the nine months ended February 28, 2003, and 2002, were $441,705 and $128,507, respectively. The increase was the result of the amortization of capitalized software costs of $419,826 during the current quarter compared to $65,989 for the 2002 period.

Interest expense for the nine months ended February 28, 2003 and 2002, was $582,763 and $865,712, respectively. The decrease is directly related to reduction in interest expense recognized in relation to GE Capital loan deferments.

As a result of the foregoing, net losses for the nine months ended February 28, 2003 and 2002, were $3,085,382 and $2,558,840 respectively.

Liquidity And Capital Resources

The Company’s capital requirements have been and will continue to be significant and its cash requirements have been exceeding its cash flow from operations. At February 28, 2003, the Company had a working capital deficit of $11,968,464 compared to a working capital deficit of $10,272,401 for the same quarter in 2002. The large variance is due to the reclassification of long-term convertible debt of $29,26,722 into short-term in the current period. At April 1, 2003, the Company had a cash balance of approximately $85,000. The Company’s current monthly operating costs without any interest or principal payments on debt, amortization of warrants and depreciation expense; is approximately $150,000 per month.

Since inception, the Company has satisfied its working capital requirements through limited revenues generated from operations, the issuance of equity and debt securities, borrowing under a line of credit and loans from stockholders of the Company. Furthermore, the Company’s contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expired on June 30, 2002, which has resulted in a significant reduction in the Company’s gross revenue. As of January 1, 2003 the Company does not have any cash processing customers.

The Company has entered into an OEM arrangement to supply Diebold, Inc with CoinBank machines for Diebold, Inc. to sell through its sales force. The first 20 machines under this relationship were shipped in August 2002 and an additional 6 in since that time. The Company believes that this relationship could result in significant revenues over the next 12-month period. The gross proceeds of this sale are approximately $190,000, although there can be no assurance of future sales.

In August 2002, we signed an agreement with Popular Cash Express, Inc. (“PCE”), a unit of Banco Popular parent Popular, Inc., to install its EMMA™ MFS™ (Mobile Financial Services) system on PCE’s mobile check cashing trucks. Under the agreement, PCE is responsible for installation and hardware costs and a per-transaction fee to Cash Tech for each check processed. The agreement provides for the parties to share the cost of a 120-day pilot, the successful conclusion of which would be followed by a rollout to PCE’s fleet of sixty (60) check cashing trucks in the Los Angeles area. In December 2002 the Company installed EMMA MFS on the first PCE truck. During the quarter ended February 28, 2003, the Company processed 402 transactions and derived gross revenues of $101. To date the Company has processed approximately 4,500 transactions.

The Company’s independent certified public accountant included an explanatory paragraph in its report for the year ended May 31, 2002, which indicated a substantial doubt as to the ability of the Company to continue as a going concern. This concern is primarily due to substantial debt service requirements and working capital needs.

Net cash used by operating activities was $1,098,032 for the nine months ended February 28, 2003 compared to $1,106,170 for the nine months ended February 28, 2002. The total increase of $8,138 in net cash used by operating activities, during the 2003 period was primarily due to a decrease in non-cash deemed interest expense of $270,834, depreciation expense of $47,307 and accrued interest $141,840, offset by the increase in amortization of capitalized software of $353,838, accounts payables of $289,345 and accrued expenses of $253,683.

Net cash used in investing activities was $969 for the nine months ended February 28, 2003, as compared to $410,989 for the nine months ended February 28, 2002. The decrease in net cash used in investing activities was primarily attributable to capitalized software costs of $408,787 in 2002.

Net cash provided by financing activities for the nine months ended February 28, 2003, was $1,056,931 as compared to net cash provided by financing activities of $2,212,940 for the nine months ended February 28, 2002. The decrease in net cash provided by financing activities for the 2003 period was primarily attributable to decreases in proceeds from the issuance of preferred stock of $775,500 and proceeds from sale of common stock of $389,017 offset by increases in net proceeds from exercise of common stock warrants of $100,000.

In 1997, we entered into a credit agreement with G.E. Capital Corporation (“G.E.”) pursuant to which we borrowed $5,500,000 for the purchase of CoinBank component equipment, working capital and general corporate purposes. On September 29, 2000 the Company entered into an agreement with GE to defer principal payments on the debt for twelve (12) months and to defer interest payments for six (6) months. As consideration for the extension, the Company and GE have agreed to increase the principal portion of the loan by $500,000 and the Company recorded deferred financing fees, which were amortized over an eighteen (18) month period. The Company and G.E. Capital had negotiated another waiver agreement as of September 13, 2001 pursuant to which G.E. Capital agreed to a six (6) month deferral of interest payments and a twelve (12) month deferral of principal payments provided (i) we granted G.E. Capital a lien on all of its assets (ii) we paid G.E. Capital 60% of all proceeds from the sale of its CoinBank machines (iii) we obtained subordination agreements from all of our noteholders prior to December 30, 2001 whereby the noteholders subordinate their lien to that of G.E. Capital (iv) the sum of $250,000 is added to the outstanding principal amount of the loan, which is being amortized over a twelve (12) month period. On September 27, 2002 the Company entered into an agreement with GE to pay the total debt outstanding in twelve (12) monthly payments beginning October 15, 2002 of which the first eleven (11) consisting of interest only and the payment twelve (12) consisting of all outstanding principal, interest and fees. The Company agreed to (i) pay 9.5% per annum for the first six (6) payments (ii) pay 11.5% per annum for the last six (6) payments (iii) a minimum of 18% if the Company was to become in default (iv) 5% late fee if a payment is received ten (10) days after the payment date and (v) 90% of all gross proceeds received from the sale of presently owned CoinBank machines. As of February 28, 2003 we owed $3,895,188, which includes the principal, financing fees and unpaid interest.

In January 2000, we completed a private placement offering of convertible notes and warrants under Section 4(2) of the Securities Act of 1933. The offering consisted of units, each unit comprised of a secured convertible promissory note in the principal amount of $50,000, bearing interest at the rate of 10% per annum and Series B Redeemable Warrants to purchase 5,000 shares of common stock. GunnAllen Financial, Inc., one of our investment bankers and an underwriter in our initial public offering, was engaged as placement agent for this offering. We received gross proceeds from this offering of $3,362,000 from the sale of 67.2 Units. As a result of this offering, we issued notes in the aggregate principal amount of $3,362,000 and 336,200 Series B Common Stock Purchase Warrants The notes were originally convertible into our Common Stock at the conversion rate of $9.50 per share. The Series B Warrants were originally exercisable at a price of $13.00 per share. The notes were originally due and payable on July 31, 2001. The notes are secured by a first priority lien on all of our assets.

Since July 31, 2001, some of the notes have been in default, and some have been restructured. Under the restructuring, the notes were extended for two (2) years to July 2003, the noteholders agreed to surrender all old warrants priced at $13.50 per share to receive 2 replacement warrants for every old warrant surrendered. The new warrants are vested immediately, have a life of 5 years and were exercisable at $1.35 thru December 31, 2001, $2.20 through January 15, 2002 and $4.50 thereafter. As of February 28, 2003 the Company has restructured $2,587,000 of the notes, representing thirty-five (35) of the forty-eight (48) noteholders, or approximately 77% of the total dollar amount of notes outstanding. The Company is engaged in discussions with the remaining thirteen (13) noteholders to finalize modifications of their notes. As part of the restructuring process the Company reclassified $339,722 of interest accrued as part of the reissued notes. There can be no assurance we will be successful in restructuring these remaining notes. As of February 28, 2003 the Company has accrued an additional $558,651 in interest payable on the notes. The Company has recognized a deemed dividends expense of $273,904 in conjunction with this restructuring.

In June 2002, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $50,000 of its securities to 1 foreign investor. Each unit comprised of (i) 33,333 shares of Common Stock and (ii); 5,000 common stock purchase warrants. The warrants have an exercise price of $2.00 per share and are exercisable for five years. A deemed dividend benefit of $4,855 was recognized in conjunction with this placement.

In June 2002, the Company issued 60,400 shares of the Company’s common stock and 50,400 common stock warrants with an exercise price of $2.00 and a five (5) year life to a consultant in lieu of cash payment. The Company recorded a compensation expense charge of $90,600 as well as a beneficial conversion feature of $50,291.

In June 2002, the Company issued 55,000 shares of the Company’s common stock to one of its developers in lieu of cash payment for services rendered. The shares of common stock were valued at $1.36 per share.

In October 2002, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 1 unit at an aggregate of $250,000 of its securities to a shareholder. The unit comprised of (i) 312,500 shares of Common Stock and (ii); 150,000 common stock purchase warrants. The warrants have an exercise price of $0.95 per share and are exercisable for five years. A deemed dividend expense of $23,055 was recognized in conjunction with this placement.

During the quarter ended November 30, 2002, shareholders converted 20,000 shares of Series B and 10,500 of Series A Redeemable Preferred Stock for 30,500 shares of the Company’s Common Stock.

During the quarter ended November 30, 2002, the Company received $100,000 from a Series D warrant holder to exercise 200,000 warrants into 200,000 shares of the Company’s common stock.

During the quarter ended November 30, 2002, the Company received an additional $45,000 from 3 of its shareholders for an equity share in the Company’s subsidiary of CT Holdings, LLC. As of November 30, 2002 the Company has received $413,000 in net proceeds and the shareholders own 13.35% while the Company owns 86.65% of CT Holdings, LLC. The proceeds from this have been used to further develop the BONUS product for CT holdings, LLC as well as working capital for CT holdings, LLC and Cash Technologies, Inc.

In January 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 272,473 shares of the Company’s Common Stock to five (5) shareholders. The Company received gross proceeds of $163,483 for a purchase price of $0.60 per share. There were no warrants awarded in relation to this transaction.

On February 28, 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 1 unit at an aggregate of $200,000 of its securities to a shareholder. The unit comprised of (i) 344,828 shares of Common Stock and (ii); 195,172 common stock purchase warrants. The warrants have an exercise price of $1.00 per share and are exercisable for five years. A deemed dividend expense of $106,814 was recognized in conjunction with this placement.

On February 28, 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 1 unit at an aggregate of $300,000 of its securities to a shareholder. The unit comprised of (i) 517,241 shares of Common Stock and (ii); 292,759 common stock purchase warrants. The warrants have an exercise price of $1.00 per share and are exercisable for five years. A deemed dividend expense of $160,219 was recognized in conjunction with this placement.

In May 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold an aggregate of $120,750 of its securities to three (3) of its shareholders. The offering comprised of (i) 234,583 shares of Common Stock and (ii); 130,000 common stock purchase warrants. The warrants have an exercise price ranging from $0.65 to $1.00 per share and are exercisable for five years.

In June 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold an aggregate of $100,000 of its securities to two (2) of its shareholders. The offering comprised of (i) 158,462 shares of Common Stock and (ii); 52,500 common stock purchase warrants. The warrants have an exercise price of $1.00 per share and are exercisable for five years.

In April 2001, the Company had obtained a short-term loan of $75,000 from Mr. Robert Fagenson who serves on the Company’s Board of Directors. The total amount of this loan is still outstanding. The loan bears an interest rate 10% per annum and is payable upon demand. As of the quarter ended February 28, 2003 the Company has accrued $14,375 in interest with regards to this loan. The Company has issued warrants to purchase 10,000 shares of the Company’s common stock at an exercise price of $2.00 per share and an exercise period of three years. A compensation expense of $7,284 has been recorded in conjunction with the warrants.

As of February 28, 2003, the Company has outstanding short-term loans of an aggregate principal amount of $98,448 from Bruce Korman (and related parties) who is an affiliate, Chief Executive Officer and Chairman of the Board of Directors of the Company. The loans are short-term non-interest bearing loans and are payable upon demand. Furthermore, as of February 28, 2003, the Company had $113,039 in arrears in salary to Mr. Korman.

NEW ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board issued in September 2000, Statement of Financial Accounting Standards (SFAS) No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 140 replaces SFAS 125 and carries over most of SFAS 125’s provisions without reconsideration. SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures. SFAS 140 did not affect the Company’s financial statements and notes to financial statements.

The Financial Accounting Standards Board issued in July 2001, SFAS No. 141, Business Combinations. SFAS 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001. SFAS 141 prohibits the use of the pooling-of-interests method. SFAS 141 did not affect the Company’s financial statements and notes to financial statements.

The Financial Accounting Standards Board issued in June 2001, SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 changes the accounting for goodwill from amortization method to an impairment-only approach. SFAS 142 requires companies to stop the amortization of goodwill. SFAS No. 142 did not affect the Company’s financial statements and notes to financial statements.

The Financial Accounting Standards Board issued in June 2001, SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 did not affect the Company’s financial statements and notes to financial statements.

The Financial Accounting Standards Board issued in August 2001, SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 did not affect the Company’s financial statements and notes to financial statements.

FASB issued in April 2002, SFAS No. 145, Rescission of FASB Statements No. 4 (Reporting Gains and Losses from Extinguishment of Debt), 44(Accounting for Intangible Assets of Motor Carriers), and 64 (Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements), Amendment of FASB Statement No. 13 (Accounting for Leases), and Technical Corrections. SFAS No. 145 did not affect the Company’s financial statements and notes to financial statements.

FASB issued in June 2002, SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. The provisions of SFAS 146 are effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 will not affect the Company’s financial statements and notes to financial statements.

The Financial Accounting Standards Board issued in December 2002, SFAS No. 148, Accounting for Stock-Based Compensation -Transition and Disclosure, an amendment of FASB Statement No. 123. SFAS 148 amends SFAS 123, to provide alternative methods of transition for voluntary change to the fair value based method of accounting for stock-based employee compensation. It also require prominent disclosure about the method of accounting for stock-based employee compensation. The Company decided to continue to measure employee stock option using the intrinsic value method of accounting prescribed by APB Opinion No. 25. Therefore, SFAS 148 did not affect the Company’s financial statements and notes to financial statements.

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure

Effective September 17, 2001, the Board of Directors of Cash Technologies, Inc. (the “Company”) determined that it would be in the best interests of the Company to terminate the services of its independent accountant BDO Seidman LLP, which acted as its independent accountant with respect to the Company’s financial statements for the fiscal years ended May 31, 1999 and 2000.

The Board also determined to retain the firm of Vasquez & Company as its independent auditors to audit its financial statements for the fiscal year ended May 31, 2001.

The termination of BDO Seidman was recommended and approved by the Board of Directors of the

Company and is not the result of any disagreement with BDO Seidman on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure.

During the last two fiscal years the reports issued by BDO Seidman contained an explanatory paragraph as to the Company’s ability to continue as a going concern but did not contain any disclaimer of opinion, or was qualified or modified as to audit scope or accounting principles. In addition, during the last two fiscal years and subsequent periods there were no disagreements with BDO Seidman regarding accounting principles, or practices, financial statement disclosure, or auditing scope or procedure.

Prior to the change of accounting firms, neither the Board of Directors nor management consulted Vasquez & Company regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered.

DIRECTORS, EXECUTIVE OFFICERS,

PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following persons hold the positions appearing across from their names.

Name	Age	Position
Bruce R. Korman	44	President, Chief Executive Officer and Chairman of the Board
Edmund King	39	Chief Financial Officer/Secretary
Richard Miller	51	Director
Robert B. Fagenson	51	Director
Dave Grano	41	Director
Kevin Walls	40	Director

Bruce Korman has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception, and has served in the same capacities at National Cash Processors, Inc. (“NCP”) and CoinBank Automated Systems, Inc. (“CAS”), the Company’s wholly owned subsidiaries, since their respective inceptions. Since 1984, Mr. Korman has been a principal and general partner in a series of real estate limited partnerships engaged in the development, construction and management of multi-family housing projects in Southern California.

Edmund King has served as the Chief Financial Officer and Secretary of the Company and its subsidiaries since December 11, 2000. Mr. King served as financial and operations consultant for numerous manufacturing, entertainment and e-commerce companies from 1998-2000. He also served as Vice-President and Chief Financial Officer of UStel, Inc. between 1997-1998, controller for ITT Fluid Technology Corporation between 1989-1992, as well as a financial analyst for Trouver Capital Resources from 1994-1997.

Richard Miller was Vice President, Secretary, Chief Financial Officer and a Director of the Company since its inception and has served in the same capacities at NCP and as Chief Financial Officer, Secretary and Director at CAS since their respective inceptions. Effective January 11, 1999, Mr. Miller resigned as a Vice President and Chief Financial Officer and Secretary of the Company and it subsidiaries. Since 1985, Mr. Miller has served as President and Chief Executive Officer of Union Fidelity, a mortgage banking firm which he founded. Mr. Miller is also the President of M.R. International Enterprises, Ltd., which is the general partner of Lakeview Enterprises Limited Partnership, a private real estate limited partnership.

Robert B. Fagenson has been a director of the Company since August 4, 1998. Mr. Fagenson has, for more than the last five years, been a director and President of Fagenson & Co., Inc., a New York Stock Exchange (“NYSE”) specialist firm, and a Vice President and director of Starr Securities, Inc. a registered broker-dealer and member of the NYSE. Mr. Fagenson has been director and Vice Chairman of the NYSE; a director of Rent-Way,

Inc., a company listed on the NYSE; a director of Intrenet, Inc., a company listed on the Nasdaq SmallCap Market; and a director of Hudson Hotel Corporation, a company listed on the Nasdaq National Market. Mr. Fagenson serves as the representative of Starr Securities, Inc., the co-underwriter in the Company’s initial public offering.

Dave Grano has been a director of the Company since October, 2001. Mr. Grano has been President and Chief Executive Officer of Card Capture Services (CCS), the largest independent ATM network in the U.S., since 1998. Previously, Mr. Grano was the Vice-President of Nextel, Inc. and National Indirect Sales Manager for U.S. West.

Kevin Walls has been a director of the Company since July 2001. Mr. Walls worked for 5 years as Director of Sales with Guinness Peat Aviation in Ireland, at that time the world’s largest aircraft finance and leasing company. From 1994 to 1997 Mr. Kevin Walls also worked as Vice President—Corporate Planning for a major airline in Jakarta, Indonesia and headed up the corporate and strategic planning department. Furthermore, Mr. Kevin Walls acts as a special advisor to many companies in the Middle East and is an expert on the aerospace industry.

Compensation of Directors, Committees of the Board and Board Meetings.

During the fiscal year ended May 31, 2002, we did not pay any consideration to Mr. Korman or Mr. Miller for their services as members of the Board. Mr. Korman and Mr. Miller were the only members of the Board of Directors prior to our initial public offering in July 1998. Mr. Fagenson joined our Board in August 1998, Mr. Walls joined our Board in July 2001 and Mr. Grano joined our Board in October 2001.

Directors do not receive cash compensation for serving on the board of directors. We reimburse directors who are not our employees the costs of attending meetings. Directors who are employees are not entitled to any additional compensation as such. All non-employee directors are eligible to participate in the Non-Executive Director Stock Option Plan, which was approved by the board of directors in August 1998 and by our shareholders in June 1999. Under the Non-Executive Director Plan each non-employee director received 30,000 options upon joining the board of directors. The options vest as follows: 10,000 options vest upon the date of joining the board; 10,000 options vest on the first anniversary date; and 10,000 options vest on the director’s second anniversary date.

During the fiscal year ended May 31, 2002 the board of directors approved the amendment of the Non-Executive Director Stock Option Plan. Under the amendment the directors will have the exercise priced reduced to $0.65 and receive additional options to bring the total to 140,000 options for each director. The amendment is subject to shareholder approval. As of May 31, 2002, there were 560,000 options issued under the plan to directors. There are no annual grants of options to directors under the Non-Executive Director Plan. See “Non-Executive Director Stock Option Plan”.

The board of directors has established two committees. The Audit Committee is comprised of Kevin Walls and David Grano. All of the members of the Audit Committee are independent directors. The audit committee’s duties include:

–	reviewing with our independent auditors, the scope and results of any audits; and

–	reviewing with the independent auditors and management, our accounting, financial and operating controls and staff.

–	reviewing the independent auditors

In addition, the board of directors has established a Compensation Committee comprised of Robert Fagenson, David Grano and Richard Miller. All of the members of the Compensation Committee are independent directors. The Compensation Committee administers our Employee Stock Option Plan and negotiate and approve employment agreements between the Company and its executive officers.

During the fiscal year ended May 31, 2002, one meeting of the Board of Directors was held and the board acted by written consent on 5 occasions.

Certain Key Employees

Willi Muhr, 41, has been Vice President of the Company since August 1996, establishing and managing the Company’s European Operations. From June 1993 to March 1996, Mr. Muhr served as Chief Executive Officer of Adcon Telemetry, an international wireless data communications company. From August 1986 to February 1993, Mr. Muhr was a principal in a series of real estate limited partnerships engaged in the development, construction and management of multi-family housing projects in Southern California.

Darryl J. Bergman, 36, has been Chief Technology Officer for the Company since January 1997. From January 1991 to December 1996, Mr. Bergman served first as Software Developer and later as Software Project Leader at Harte-Hanks, a leading media and marketing firm, where he had senior responsibility for database applications software development for major accounts including Sony Corporation, Prudential Insurance, Cigna Health Care and others.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth certain compensation paid by the Company during the fiscal years ended May 31, 2002 May 31, 2001 and May 31, 2000 to its President and Chief Executive Officer (the “Named Executives”).

Summary Compensation Table

	Annual Compensation				Long Term Compensation		All Other Compensation (3)
Name and Principal Position	Year	Salary			Securities Underlying	Options (#)
Bruce Korman President and Chief Executive Officer	2002 2001 2000	$ $ $	180,000 180,000 150,000	(1)	1,350,000		$ $ $	0.00 0.00 0.00

Edmund King Chief Finanical Officer	2002 2001	$ $	120,000 60,000		50,000		$ $	9,000 6,000	(2) (2)

(1)	As of May 31, 2001 the Company owed Mr. Korman $49,487 in back wages and as of May 31, 2002, Mr. Korman was owed $61,308 for back wages.
(2)	Amount represents Company paid allowance for Automobile Allowance.

(3)	The amount of perquisites and other personal benefits, securities or property did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers.

Option Grants in Fiscal Year Ended May 31, 2002

The following table discloses information concerning stock options granted in the year ended May 31, 2001 to the named executive officers.

Individual Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/Warrants	Percent of Total Options/Warrants to Employees in Fiscal Year (%)	Exercise Price ($/Sh)	Expiration Date
Bruce Korman	0	0%
Edmund King	0	0%

Aggregated Option Exercises And Fiscal Year-End Option Values

The following table sets forth information concerning the number of options owned by the named executive officers and the value of any in-the-money unexercised stock options as of May 31, 2002. No options were exercised by any of the named officers during the fiscal year ended May 31, 2002:

		Number of Securities Underlying Unexercised Options at May 31, 2002		Value of Unexercised In-the-Money Options at May 31, 2002 (1)
Name	Shares Acquired on Exercise	Exercisable	Un-exercisable	Exercisable $	Un-exercisable $
Bruce Korman	0	0	0	0	0
Edmund King	0	0	0	0	0

(1)	Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the Common Stock. An Option is “in-the-money” if the fiscal year end fair market value of the Common Stock exceeds the option exercise price.

Employment Agreements

We entered into a three-year employment agreement with Mr. Korman, which expired in July 2001. There is currently no employment agreement in place between Mr. Korman and us. The loss of the services of Mr.

Korman could have a material adverse effect on our business and prospects. Mr. Korman also participates in other business endeavors, which require a portion of his business time. Although Mr. Korman has advised us that his participation in outside business matters should not interfere with his performance of his duties as our President and Chief Executive Officer, there can be no assurance that a conflict of interest will not arise with respect to the allocation of Mr. Korman’s time or that such conflict would be resolved in our favor. During the fiscal year ended May 31, 2003 Mr. Korman was awarded $350,000 options at an exercise price of $1.01 and an additional 1,000,000 options at an exercise price of $0.65, both of which expiring in 2010.

Effective December 11, 2000, our Chief Financial Officer and Secretary, Howard Brand, resigned and was replaced by Edmund King. We have entered into an employment agreement with Mr. King and under the terms of his employment, Mr. King serves as Chief Financial Officer and Secretary of the Company and its subsidiaries. Mr. King receives a base salary of $120,000 per annum, and is entitled to participate in employment benefit plans available to other senior executives, and receives a car allowance and reimbursement of expenses. Mr. King was granted five-year stock options to purchase 50,000 shares of Common Stock with an exercise price of $2.19 per shares, the closing price of the Company’s stock on December 7, 2000. The options vest in one-third increments commencing December 2001. The grant of options is subject to stockholder approval of certain amendments to the Company’s employee stockholder plan, which the Company expects to submit to stockholders in the next four to six months.

EMPLOYEE STOCK OPTION PLAN

In 1996, Company adopted the 1996 Employee Stock Option Plan (the “Employee Plan”). The purpose of the Employee Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers and consultants of the Company and to promote the success of the Company’s business. A reserve of 775,887 shares of the Company’s Common Stock had been established for issuance under the Employee Plan. The Board of Directors currently administers the Employee Plan. Subject to the Employee Plan, the Board has complete discretion to determine which eligible individuals are to receive option grants, the number of shares subject to each such grant, the exercise price of the option, the status of any granted option as either an incentive stock option or a non-qualified option, the vesting schedule to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each option granted under the Employee Plan will have a maximum term of five years, subject to earlier termination following the optionee’s cessation of service with the Company. All options granted to date have a term of five years. The exercise price of incentive stock options and non-qualified stock options granted under the Employee Plan must be at least 100% of the fair market value of the stock subject to the option on the date of grant, respectively (or 110% with respect to incentive options granted to holders of more than 10% of the voting power of the Company’s outstanding stock). Such payment may be made in cash, or at the discretion of the Board, in outstanding shares of Common Stock held by the participant, through a full recourse promissory note payable in installments over a period of years or any combination of the foregoing. The Board is submitting for Shareholder approval a proposal to increase the number of shares reserved under the 1996 Plan by 200,000 shares.

At the Annual Meeting of Shareholders held on June 21, 1999, the Company’s shareholders approved an amendment to the 1996 Employee Stock Option Plan to increase the number of shares eligible for issuance by 200,000 shares from 557,887 to 775,887 shares. As of July 1, 2003, there were 393,780 options granted under the 1996 Employee Stock Option Plan.

Non-Executive Director Stock Option Plan

In August 1998 the Board of Directors approved a stock option plan for Non-Employee Directors who are not eligible to participate in the 1996 Employee Plan. The Director Stock Option plan was approved by the Company’s shareholders at the Annual Meeting held in June 1999.

The Director Plan provides each non-executive director with options to purchase 30,000 options upon joining the Board of Directors. The options vest as follows: 10,000 options vest upon joining the Board; 10,000 options vest on the first anniversary date; and 10,000 options vest on the director’s second anniversary date. There are no annual grants of options to directors under the Director Plan. Only non-employee directors of the Company are eligible to participate in the Director Plan.

On March 28, 2003 the board of directors approved the amendment of the Non-Executive Director Stock Option Plan. Under the Amendment the directors will have the exercise price reduced to $0.65 per share. The amendment is subject to shareholder approval.

The Director Plan is intended to attract and retain key personnel whose performance is expected to have a positive effect on the Company’s profits and growth potential by encouraging and assisting those persons to acquire equity in the Company. The Board believes that by compensating Directors with stock options the Board will have similar interests to the shareholders of the Company to promote growth and enhanced shareholder value.

As of July 1, 2003, options to purchase a total of 90,000 shares of the Company’s Common Stock have been issued under the Director Plan. Options may be granted under the Director Plan until the year 2008 to (I) non-executive directors as defined and (II) members of any advisory board established by the Company who are not full time employees of the Company or any of its subsidiaries.

The exercise price for options granted under the Director Plan is 100% of the fair market value of the Common Stock on the date of grant. Until otherwise provided in the Director Plan the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of Common Stock of the Company or by a combination of each. The term of each option commences on the date it is granted and, unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. Options granted under the Director Plan are not qualified for incentive stock option treatment.

Limitations of Liability and Indemnification

The Company’s Restated Certificate of Incorporation and by-laws provide that the Company shall, to the maximum extent permitted from time to time under the Delaware General Corporation Law (the “DGCL”), indemnify and advance expenses to any officer, director, employee or agent of the Company in connection with any threatened, pending or completed action, suit or proceeding. The Restated Certificate of Incorporation also permits the Company to secure insurance on behalf of any person who was or is a director, officer, employee or agent of the Company against any liability incurred by such person in such capacity, regardless of whether indemnification would be permitted under the applicable provisions of the DGCL or the Restated Certificate of Incorporation.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director.

Section 145 of the DGCL (“Section 145”), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any nonderivative suit or proceeding, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to derivative actions, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 1, 2003, with respect to each executive officer and director, each nominee for director, all directors and officers as a group and the persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by us to be the beneficial owner of more than five percent of any class of the common stock, the sole class of voting securities. At July 1, 2003 there were 7,236,365 shares of common stock outstanding.

Name and Address of Beneficial Owners (1) (2)	Amount and Nature of Beneficial Owner	Percentage of Shares Beneficially Owned (A)
Bruce Korman (3)	716,447	9.63%
Richard Miller (4)	746,657	10.00%
Robert B. Fagenson (5)	178,626	2.41%
David Grano (6)	30,000	1.90%
Kevin Walls (7)	198,467	2.68%
Eric Butlein (8)	1,634,310	19.35%
Edmund King (9)	50,000	*
Darryl Bergman (10)	75,000	1.03%
Willi Muhr (11)	50,000	*
Peter & Irene Gauld (12)	1,755,860	23.30%
All directors and executive officers as a group (persons)(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)	5,435,367	47.86%

*	Denotes less than 1%.
A.	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

Footnotes appear on next page

(1)	Unless otherwise indicated, the address for each named individual or group is in care of Cash Technologies, Inc., 1434 West 11th Street, Los Angeles, California 90015.
(2)	Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from June 1, 2002, upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Prospectus.
(3)	Includes 516,267 shares owned by First Bancorp L.P. Mr. Korman is a limited partner of First Bancorp L.P. and the President of the general partner of First Bancorp L.P. Also includes 200,180 shares subject to outstanding exercisable and unexercisable options.
(4)	Includes 516,477 shares owned by Lakeview Enterprises, Ltd. Mr. Miller is a limited partner of Lakeview Enterprises, Ltd. and the President of the general partner of Lakeview Enterprises, Ltd. Also includes 200,180 shares subject to outstanding exercisable warrants and an additional 30,000 executive warrants.
(5)	Includes 2,625 Series A Preferred Stock, 146,001 warrants to purchase common stock and an additional 30,000 executive warrants.
(6)	Includes executive warrants to purchase an aggregate of 30,000 shares.
(7)	Includes warrants to purchase an aggregate of 12,000 shares, 120,000 shares issuable upon conversion of Series B preferred stock, 36,467 shares issued as dividends on Series B preferred stock and an additional 30,000 executive warrants.
(8)	Includes 59,629 shares issued upon conversion of convertible notes, 80,000 shares issued upon conversion of Series B preferred stock, 480,769 shares issued upon conversion of Series C preferred stock, 736,681 shares of common stock, and an aggregate of 277,231 shares issuable upon exercise of 277,231 Series D and other miscellaneous warrants. Includes shares beneficially owned through Ejoda Limited Partnership, his spouse Jada Butlein, ADA Partners, Tikkum Olam Foundation, ADA Greater Trust and JADA BUTLEIN Trust.
(9)	Includes options to purchase an aggregate of 50,000 shares.
(10)	Includes options to purchase an aggregate of 75,000 shares
(11)	Includes options to purchase an aggregate of 50,000 shares
(12)	Includes 325,860 shares issued upon conversion of Series D preferred stock and 500,000 shares issued upon conversion of Series F preferred stock, 576,923 shares of common stock, 53,077 shares of common stock issued in lieu of interest and an aggregate of 300,000 shares issuable upon exercise of 300,000 Series E, G and H warrants.

Certain Reports

Other than the individuals disclosed below, during the fiscal year ended May 31, 2002, based upon the information and reports received by the Company, other than a shareholder of the Company described below, no Director, officer or beneficial owner of more than ten percent of the Corporation’s Common Stock (which is the only class of securities of the Corporation registered under Section 12 of the Securities Exchange Act of 1934 (the “Act”), (a “Reporting Person”) failed to file on a timely basis, reports required by Section 16 of the Act during the most recent fiscal year. Vincent Carrino and Robin Richards, directors of the Company, failed to file Form 4 reports for the months of August 1999 and March 1999, respectively. In addition, Mr. Butlein a shareholder of the Company has failed to timely file reports on forms 3, 4, 5 commencing in January 2001. Furthermore Mr. Robert Fagenson, a director of the Company, failed to timely file a report on form 4 for the month of April 4, 2001. The Corporation was not subject to the reporting requirements under the Act prior to its initial public offering in July 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 1995, in consideration of certain loans made to us by Mr. Miller and Lakeview, we issued a secured promissory note in the amount of $812,000 to Lakeview, bearing interest at the rate of 10.5% per annum, secured by a pledge of substantially all of our then existing assets, which note matured on April 19, 1997. Since 1997, Lakeview sold approximately $305,000 of this debt to certain third parties. We repaid approximately $146,000 of the loan from the proceeds at its initial public offering. We converted the remaining portion of the loan to approximately 104,500 shares of Common Stock.

Prior to November 1996, we licensed certain technology and software used in its operations from First Bancorp, pursuant to an agreement that required us to pay to First Bancorp monthly royalties in the amount of the greater of 2.5% of our earnings before interest and taxes or $3,000. In November 1996, we purchased such software and related intellectual property rights from First Bancorp for $50,000, which is represented by a non-interest bearing promissory note which was paid following our initial public offering in July 1998.

We lease approximately 13,000 square feet of space at 1434 West 11th Street, Los Angeles, CA, which we use for our executive offices and coin processing facility from Prime Financial Partners, Ltd., an affiliate of Messrs. Korman and Miller. The lease agreement expired in September 2001, but we continue to rent the facility on a month-to-month basis. The base monthly rent is approximately $5,618 and as of May 31, 2002 we were $11,236 in arrears in rent.

In connection with our initial public offering in July 1998, approximately $1,324,700 amount of outstanding corporate indebtedness was converted by certain lenders into approximately 292,745 shares of Common Stock, of which approximately 161,830 are beneficially owned by Messrs. Korman and Miller. In connection with this transaction, we issued Messrs. Korman and Miller options to purchase approximately 161,800 shares of Common Stock at an exercise price of $7.00 per share.

The Company obtained a loan of $70,000 in March 2001, $10,000 in May 2001, $8,000 in August 2001, $35,800 during the quarter ended November 30, 2001 and an additional $68,000 in the fiscal quarter ended February 28, 2002 from Bruce Korman who is an affiliate, Chief Executive Officer and Chairman of the Board of Directors of the Company. The loan was a short-term loan and as of May 31, 2002 had been repaid in full.

On April 4, 2001, the Company obtained loan of $75,000 from Transtech GBM, Inc. Robert Fagenson who is on the Company’s Board of Directors is the Chief Executive Officer of Transtech GBM, Inc. The loan bears an interest rate of 10% annually and the Company has issued warrants to purchase 10,000 shares of the Company’s common stock at an exercise price of $2.00 per share and an exercise period of three years. A compensation expense of $7,284 had been recorded in 2001 in conjunction with the warrants. The company has accrued interest expense of $8,750 in conjunction with this loan. As of September 1, 2002, the full amount of the loan is outstanding.

Our board of directors has adopted a policy which requires that all transactions with officers, directors or 5% or greater stockholders must be on terms no less favorable than could be obtained from unaffiliated third parties and that, following the election of one or more independent disinterested directors, any such transaction must be approved by a majority of such directors.

SELLING SECURITY HOLDERS

The registration statement of which this prospectus forms a part includes the shares of common stock, which were issued or are issuable in connection with the following transactions:

1.	Our private placement completed in July 1999 in which we sold 118,125 shares of Series A Preferred Stock and 59,063 Series A Warrants;

2.	Our private placement completed in January 2000 in which we issued $3,362,000 principal amount of convertible notes and 336,200 Series B Warrants, as well as the additional warrants to purchase 258,700 shares issued in connection with the restructuring of the notes in December 2001;

3.	Our private placement completed in October 2000 of 400,000 shares of our Series B Preferred Stock and 80,0000 Series D Warrants;

4.	Our private placement completed in January 2001 of 480,769 shares of our Series C Preferred Stock and 302,231 Series D Warrants;

5.	Our private placement completed in June 2001 of 25 shares of our Series D Preferred Stock and 50,000 Series E Warrants;

6.	Our private placement completed in August 2001 of 72 shares of our Series E Preferred Stock and 34,500 Series F Warrants;

6.	Our private placement completed in September 2001 of 5 shares of our Series F Preferred Stock and 100,000 Series G Warrants;

7.	Our private placement completed in July 2001 in which we sold 83,344 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock;

8.	Our private placement completed in December 2001 in which we sold 180,000 shares of Common Stock and warrants to purchase 180,000 shares of Common Stock;

9.	Our private placement completed in January 2002 in which we sold 106,383 shares of Common Stock and warrants to purchase 50,000 shares of Common Stock;

10.	Our private placement completed in February 2002 in which we sold 108,334 shares of Common Stock and warrants to purchase 17,500 shares of Common Stock;

11.	Our private placement completed in February 2002 in which we sold 576,923 shares of Common Stock and warrants to purchase 150,000 shares of Common Stock;

12.	Our private placement completed in October 2002 in which we sold 312,500 shares of Common Stock and warrants to purchase 150,000 shares of Common Stock;

13.	Our private placement completed in February 2003 in which we sold 862,070 shares of Common Stock and warrants to purchase 487,931 shares of Common Stock;

14.	Our private placement completed in February 2003 in which we sold 236,636 shares of Common Stock;

15.	Other shares of common stock and outstanding warrants issued in connection with various consulting agreements and for other services rendered to Cash Technologies.

This Prospectus may be used by the selling shareholders in connection with the resale of their securities.

Series A Preferred Stock Placement

We completed a private placement on November 30, 1999 and received gross proceeds of $1,122,188. We offered 119 units each unit comprised of 10 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock and 5 Series A Common Stock Purchase Warrants. Each share of the Series A Preferred Stock is convertible into one share of Common Stock, based upon a conversion price of $9.50. The Series A Warrants were originally exercisable at $12.00 per share. In October 2000, the Board of Directors determined to reduce the exercise price to $9.00. Dividends on the Series A Preferred Stock are cumulative annual dividends at the rate of 8% per annum are payable annually, and are payable in cash, or at our option, in additional Series A Warrants based upon a price of $12.00 per Series A Warrant. As a result of this offering we have issued 118,125 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock and 59,063 Series A Common Stock Purchase Warrants. The registration statement of which this prospectus forms a part includes 177,188 shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Series A Warrants.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Shares Underlying Series A Preferred Stock and Series A Warrants
Gerard Renik 15 Hillsdale Drive San Anselmo, CA	3,937	3,938	—	**
Lloyd Ettinger 23748 Harbor Vista Malibu, CA	3,937	3,938	—	**
Watershed Partners, LLP 3000 Sand Hill Road Menlo Park, CA	15,750	15,750	—	**
Diane Gross 240 Central Park South New York, NY	7,875	7,875	—	**
Bernard Goldberg 807 Kimrymoor Fayetteville, NY 13066	7,875	7,875	—	**
Wesley Neal 4006 Honduras Pasadena, TX 77504	7,875	7,875	—	**

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Charles Weingarten 605 San Lorenzo Street Santa Monica, CA 90402	3,937	3,938	—	**
Daniel Martin 5 Maloyan Lane Lafeyette, CA	23,625	23,625	—	**
Marc Derendinger 401 Profit Sharing Plan 1133 Saratoga Avenue San Jose, CA 95129	7,875	7,875	—	**
Milan Glumidge C/O BlueBeard’s Castle St. Thomas, USVI	7,875	7,875	—	**
Jesselson Gimel Charitable Trust 450 Park Avenue New York, NY 10022	15,750	15,750	—	**
Irwin Tenenbaum 248 Angelo Drive Los Angeles, CA 90077	3,937	3,938	—	**
Menachem Rosensaft 179 East 70th Street New York, NY	3,937	3,937	—	**
Fagenson & Co, Inc. Employee Pension Plan & Trust 19 Rector Street New York, NY 10006	3,937	3,937	—	**
Starr Securities Target Benefit Plan 19 Rector Street New York, NY 10006	3,937	3,937	—	**

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Ronald Drazin 35 Sunny Ridge Drive Fair Haven, NJ 07704	7,875	7,875	—	**
Alf Aid Trust 1402 59th Street Brooklyn, NY 11219	47,250	47,250	—	**
Sub-Total	177,188	177,188	—	2.41%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

Series B Preferred Stock Placement

On October 4, 2000, we completed a private offering of $2,000,000 of units comprised of Series B 8% Cumulative Convertible Preferred Stock and Series C Warrants. We issued an aggregate of 400,000 shares of Series B Stock and 80,0000 Series C Warrants. The Series B Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. The Series B Stock is convertible into shares of Common Stock, at anytime at the option of the holder, at the liquidation price ($5.00) divided by the lesser of: (i) $5.50 per share; or (ii) the average closing price for the Company’s Common Stock for the five (5) trading days ending on the trading day prior to the date of the conversion notice; provided, however, in no event will the conversion rate be less than $2.50 per share. The Series C Warrants have an exercise price of $2.00 per share. The registration statement of which this prospectus forms a part includes 872,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock (based upon the $2.50 minimum conversion price) and exercise of the Series C Warrants and an additional 194,323 shares of Common Stock, which were issued as dividends upon the Series B Preferred Stock.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Shares Underlying Series B Preferred Stock and Series C Warrants
Bowmor Capital Funding, LLC Attn: C. Read Morton, Jr., Member, Manager 600 W. Peachtree Street, Suite 1200 Atlanta, GA 30308	133,047	133,047	—	1.84%
Charles R. Clatterbuck 1008 Marian Avenue Bellevue, NE 68005	26,527	26,527	—	**
Charles E. Coombes 5202 E. Longboat Tampa, FL	26,178	26,178	—	**
Village Investments James M. Donnan, III P.O. Box 1472 Athens, GA 30603	130,890	130,890	—	1.81%
Gerardo A. Acosta Apartado Postal 66721 Plaza Las Americas Caracas 1061-A Venezuela	26,178	26,178	—	**
Gary Kehoe 21663 N. 58th Drive Glendale, AZ 85308	26,178	26,178	—	**

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Robert W. Wyatt, Jr 3333 Avenida Hacienda Escondido, CA 92029	26,178	26,178	—	**
Kevin J. Walls 73 Seddon Road Morden Surrey SM46ED UK	168,467	168,467	—	2.29%
Ejada Limited Partnership Eric Butlein, General Partner 9303 N. Valley Hill Road River Hills, WI 53217	104,311	104,311	—	1.43%
The Mestman Family Trust Gary A. Mestman & Marice P. Mestman, Co-Trustees 320 Union Boulevard St. Louis, mO 63108	52,356	52,356	—	**
Larry A. Storjohann 16006 S. 11th Place Phoenix AZ 85048	28,078	28,078	—	**
Rose Family Limited Partnership Thomas G. Rose 6701 Antire Road High Ridge, MO 63049	28,078	28,078	—	**
James M. Schloeman 544 Conway Village Drive St. Louis, MO 63141	53,054	53,054	—	**
Vincent Paul & Stefanie R. Mazzeo, Jr. 6422 Via Rosa Boca Raton, FL 33433	104,712	104,712	—	1.43%
UMB Bank, as Trustee of the Thrift & Profit Sharing Retirement Plan of Latham and Watkins FBO Donald Baker By: Janet K. Lee, Vice President 1010 Grand Boulevard P.O. Box 419692 Kansas City, MO 64141-6692	26,178	26,178	—	**

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Dirk Farrow 1813 Maple Leaf Drive Windemere, F 34786	14,038	14,038	—	**
Robert Taylor 7280 Hawksnest Boulevard Orlando, FL 32835	14,038	14,038	—	**
Daniel Martin 5 Maloya Lane Lafayette, CA 94549	77,837	77,837	—	1.07%
Total	1,066,323	1,066,323	—	14.13%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

Series C Preferred Stock Placement

On January 10, 2001, we completed a financing of $500,000, with one of our existing shareholders, comprised of 480,769 shares of Series C 8% Convertible Preferred Stock and 302,231 Series D Warrants. The Series C Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. The Series C Preferred Stock is convertible into Common Stock on the basis of one share of common stock for each share of preferred stock. The Series D Warrants have an exercise price of $0.50 per share. The registration statement of which this prospectus forms a part includes 783,000 shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Series D Warrants and an additional 99,870 shares of Common Stock, which may be issued as dividends upon the Series C Preferred Stock

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Shares Underlying Series C Preferred Stock and Series D Warrants
Ejada Limited Partnership Attn: Eric Butlein 9303 North Valley Hill Road River Hills, WI 53217	882,870	882,870	—	11.15%
Total	882,870	882,870	—	11.15%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

Series D Preferred Stock Placement

In June 2001, we completed a private placement financing for gross proceeds of $250,000, comprised of 25 shares of Series D 8% Convertible Preferred Stock and 50, 000 Series E Warrants. The Series D Stock has annual dividends payable at 8% per year, payable in cash or common stock at our option. The Series D Preferred Stock is convertible into Common Stock determined by dividing the issue price ($10,000 per share) by the average closing price of our Common Stock for the 20 trading days prior to the date of conversion, less a discount of 30%; provided, however, in no event will the conversion rate be less than $0.75 per share. The Series E Warrants have an exercise price of $0.50 per share. The registration statement of which this prospectus forms a part includes 375,860 shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Series E Warrants.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Shares Underlying Series D Preferred Stock and Series E Warrants
Peter & Irene Gauld 33 Malcolm’s Mount West Stone Haven, AB392TF Scotland, UK	375,860	375,860	—	5.16%
Total	375,860	375,860		5.16%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

Series E Preferred Stock Placement

In July 2001, we completed an offering for gross proceeds of $200,000, comprised of 72 shares of Series E 10% Convertible Preferred Stock and 34,500 Series F Warrants. The Series E Stock has annual dividends payable at 10% per year, payable in cash or Common Stock at our option. The Series D Preferred Stock is convertible into Common Stock determined by dividing the issue price ($100,000 per share) by the average closing price of our Common Stock for the 20 trading days prior to the date of conversion, less a discount of 30%; provided, however, in no event will the conversion rate be less than $1.60 per share. The Series F Warrants have an exercise price of $2.00 per share. The registration statement of which this prospectus forms a part includes 147,000 shares of Common Stock issuable upon conversion of the Series E Preferred Stock and exercise of Series F Warrants and an additional 49,156 shares of Common Stock, which were issued as dividends upon the Series E Preferred Stock.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Shares Underlying Series E Preferred Stock and Series F Warrants
Arnold Spirtas 11205 Tureen Drive St. Louis, MO 63141	24,952	24,952	—	*	*
James E. Turner Rev. Trust 206 N. Bemiston Avenue Clayton, MO 63105	24,952	24,952	—	*	*
James R. & Kathleen C. Hill Trust 5422 Vicar Court St. Louis, MO 63119	24,952	24,952	—	*	*
Leslie Rich Rev. Living Trust 11111 Conway Road St. Louis, MO 63131	24,952	24,952	—	*	*
Donn H. Lipton, TTEE 3 Lakeside Green Ladue, MO 63124	24,952	24,952	—	*	*
Theresa M. La Briola Trust 220 Menard Circle Sacramento, CA 95835	3,246	3,245	—	*	*
Samuel H. Liberman Rev. Trust 220 Menard Circle Sacramento, CA 95835	3,246	3,245	—	*	*
SHL Enterprises 139 North Central Avenue Apt. H St. Louis, MO 63105	16,227	16,227	—	*	*

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Alexander S. Loeb & Joan K. Loeb TTEES FBO Alexander S. Loab 11/17/87 800 South Hanley Road Unit 1C St. Louis, MO 63105	16,227	16,227	—	**
Cherokee Land c/o Aquarias, Ltd. 3200 S. Kings Highway St. Louis, MO 63134	32,452	32,452	—	**
Total	196,156	196,156	—	2.62%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

Series F Preferred Stock Placement

On September 4, 2001, we completed a financing for gross proceeds of $500,000 with one of our existing shareholders, comprised of 5 shares of Series F 8% Convertible Preferred Stock and 100,000 Series G Warrants. The Series F Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. The Series F Preferred Stock is convertible into Common Stock determined by dividing the issue price ($100,000 per share) by the average closing price of our Common Stock for the 20 trading days prior to the date of conversion, less a discount of 30%; provided, however, in no event will the conversion rate be less than $1.00 per share or more than $2.50 per share. The Series G Warrants have an exercise price of $0.50 per share. The registration statement of which this prospectus forms a part includes 600,000 shares of Common Stock issuable upon conversion of the Series F Preferred Stock and exercise of the Series G Warrants.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Shares Underlying Series F Preferred Stock and Series G Warrants
Peter and Irene Gauld 33 Malcolm’s Mount West Stone Haven, AB392TF Scotland, UK	600,000	600,000	—	8.18%
Total	600,000	600,000	—	8.18%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

December 2001 Unit A Placement

On December 5, 2001 we completed a private offering for gross proceeds of $225,000 wherein we sold 9 units, each unit comprised of 20,000 shares of Common Stock and 20,000 warrants. The warrants are exercisable as follows:

•	10,000 warrants have an exercise price of $1.50 per share and an exercise period of one year;

•	5,000 warrants have an exercise price of $2.50 per share and an exercise period of two years; and

•	5,000 warrants have an exercise price of $4.75 per share and an exercise period of five years.

The registration statement of which this prospectus forms a part includes 180,000 shares of Common Stock and 180,000 shares issuable upon exercise of the warrants.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
John T. Clarkson Jr. 709 South Skinker Boulevard Suite 1002 St. Louis MO 63105	40,000	40,000	—	**
Jack Levitt 425 Wenneker St. Louis, MO 63124	40,000	40,000	—	**
James M. Donnan III 246 Hamilton Road Athens, GA 30606	65,000	65,000	—	**
Jeffery Todd Donnan 246 Hamilton Road Athens, GA 30606	5,000	5,000	—	**
Tammy Lynn Donnan 246 Hamilton Road Athens, GA 30606	5,000	5,000	—	**
Mary Page Johnson 246 Hamilton Road Athens, GA 30606	5,000	5,000	—	**
Pierce Liberman Rev. Living Trust DTD 8/16/2000 #2 Waverton St. Louis MO 63124	140,000	140,000	—	1.92%

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
James M. Schloeman Sr. TTEE FBO James M. Schloeman Sr. UAD 01/23/87 544 Conway Village Drive St. Louis, MO 63141	20,000	20,000	—	**
John L. Shaw custodian for Patrick R. Shaw 838 Woodsdale Wildwood, MO 63011	3,500	3,500	—	**
Matthew J. Shaw Or Susan D. Shaw 838 Woodsdale Wildwood, MO 63011	7,000	7,000	—	**
John or Susan Shaw Trustees O/T John L. Shaw & Susan D. Shaw Rev. Living Trust DTD 8/20/99 838 Woodsdale Wildwood, MO 63011	9,500	9,500	—	**
James E. Turner 206 N. Bemiston Avenue Clayton, MO 63105	20,000	20,000	—	**
Total	360,000	360,000	—	4.85%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

January 2002 Unit B Placement

On January 2002 we completed a private offering for gross proceeds of $200,000 wherein we sold 8 units, each unit comprised of 13,298 shares of Common Stock and 6,250 warrants. The warrants have an exercise price of $1.88 per share and an exercise period of five years. The registration statement of which this prospectus forms a part includes 106,383 shares of Common Stock and 50,000 shares issuable upon exercise of the warrants.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
James M. Schloeman Sr. TTEE FBO James M. Schloeman Sr. UAD 01/23/87 544 Conway Village Drive St. Louis, MO 63141	29,322	29,322	—	**
Pierce Liberman Rev. Living Trust DTD 8/16/2000 #2 Waverton St. Louis MO 63124	68,417	68,417	—	**
John or Susan Shaw Trustees O/T John L. Shaw & Susan D. Shaw Rev. Living Trust DTD 8/20/99 838 Woodsdale Wildwood MO 63011	9,774	9,774	—	**
James E. Turner 206 N. Bemiston Avenue Clayton, MO 63105	9,774	9,774	—	**
Donn H. Lipton Rev. Trust DTD 12/5/86 Donn H. & Marilyn G. Lipton TTEES 3 Lakeside Green Ladue, MO 63124	39,096	39,096	—	**
TOTAL	156,383	156,383	—	2.15%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

July 2001 Private Offering

In July 2001 we sold an aggregate of $100,000 of our securities to 2 foreign investors. Each investor purchased a $50,000 unit, each unit comprised of (i) 41,667 shares of Common Stock and (ii) 5,000 common stock purchase warrants. The warrants have an exercise price of $1.20 per share. The registration statement of which this prospectus forms a part includes 83,334 shares of Common Stock and 10,000 shares issuable upon exercise of the warrants.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Westfinanz GembH Berchtesgadenerstrasse A-5020 Salzburg Austria	46,667	46,667	—	**
Walter Staudinger Furtwaenglerplatz 30/4 A-1130 Vienna Austria	46,667	46,667	—	**
TOTAL	93,334	93,334	—	1.29%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

February 2002 Private Offering

In February 2002 we sold an aggregate of $175,000 of our securities to 4 foreign investors The Company sold 108,334 shares of the Company’s common stock and 17,500 warrants to purchase the Company’s common stock. The warrants have an exercise price of ranging from $1.20 to $2.50 per share. The registration statement of which this prospectus forms a part includes 108,334 shares of Common Stock and 17,500 shares issuable upon exercise of the warrants

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Peter Mall Gersbergweg 4 A-5020 Salzburg Austria	38,333	38,333	—	**
Gerald Moser WENG 8 83404 AINRING Austria	38,334	38,334	—	**
Walter Staudinger Furtwaenglerplatz 30 / 4 A-1130 Vienna	30,000	30,000	—	**
Wunibald Guertler 25a Marlborough Court Pembroke London W86DE	19,167	19,167	—	**
TOTAL	125,834	125,834	—	1.73%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

February 2002 Share Placement

Effective February 22, 2002, we completed a private placement of our securities with one of our shareholders. GunnAllen Financial Corp, a registered broker dealer, served as placement agent for the transaction, which was intended to comply with Section 4(2) of the Securities Act of 1933, as amended. We sold a unit for gross proceeds of $750,000. The unit was comprised of 576,923 shares of common stock and warrants to purchase 150,000 shares of common stock. Each warrant is initially exercisable to purchase one share at an initial exercise price of $1.50. In addition, we paid a commission of 8% of the gross proceeds to GunnAllen Financial Corp and issued to GunnAllen Financial (or its affiliates) an aggregate of 40,000 shares of common stock warrants at an exercise price of $1.50 per share. The Company also issued 53,077 shares as interest.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Peter & Irene Gauld 33 Malcolm’s Mount West Stone Haven, AB392TF Scotland, UK	780,000	780,000	—	10.56%
TOTAL	780,000	780,000	—	10.56%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

October 2002 Share Placement

Effective October 2002, we completed a private placement of our securities with one of our shareholders. We sold a unit for gross proceeds of $250,000. The unit was comprised of 312,500 shares of common stock and warrants to purchase 150,000 shares of common stock. Each warrant is initially exercisable to purchase one share at an initial exercise price of $0.95.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Tikkum Olam c/o Eric Butlein 9303 N. Valley Hill Road Milwaukee, WI 53217-1036	472,500	472,500	—	6.13%
TOTAL	472,500	472,500	—	6.13%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

January 2003 Share Placement

Effective January 2003, we completed a private placement of our securities with four of our shareholders for gross proceeds of $133,483. The offering was comprised of 236,636 shares of common stock. There were no warrants issued in regards to this placement.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Pierce Liberman Rev. Living Trust DTD 8/16/2000 #2 Waverton St. Louis MO 63124	141,636	141,636	—	1.92%
John or Susan Shaw Trustees O/T John L. Shaw & Susan D. Shaw Rev. Living Trust DTD 8/20/99 838 Woodsdale Wildwood MO 63011	50,000	50,000	—	**
John T. Clarkson Jr. 709 South Skinker Boulevard Suite 1002 St. Louis MO 63105	25,000	25,000	—	**
Jack Levitt 425 Wenneker St. Louis, MO 63124	20,000	20,000	—	**
TOTAL	236,636	236,636	—	3.23%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

February 2003 Share Placement

Effective February 2003, we completed a private placement of our securities for gross proceeds of $500,000. The offering was comprised of 862,070 shares of common stock and warrants to purchase 487,931 shares of common stock. Each warrant is initially exercisable to purchase one share at an initial exercise price of $1.00.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Steven Sadek c/o Eric Butlein 9303 N. Valley Hill Road Milwaukee, WI 53217-1036	540,000	540,000	—	6.94%
Richard L. Weiss 1660 N. Prospect Ave. Ste 201 Milwaukee, WI 53202	810,001	810,001	—	10.07%
TOTAL	1,350,001	1,350,001	—	15.72%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

January 2000 Note Placement

In January 2000, we completed a private placement offering of convertible notes and warrants under Section 4(2) of the Securities Act of 1933. The offering consisted of units, each unit comprised of a secured convertible promissory note in the principal amount of $50,000, bearing interest at the rate of 10% per annum and Series B Redeemable Warrants to purchase 5,000 shares of common stock. GunnAllen Financial, Inc., one of our investment bankers and an underwriter in our initial public offering, was engaged as placement agent for this offering. We received gross proceeds from this offering of $3,362,000 from the sale of 67.2 Units. As a result of this offering, we issued notes in the aggregate principal amount of $3,362,000 and 336,200 Series B Common Stock Purchase Warrants The notes were originally convertible into our Common Stock at the conversion rate of $9.50 per share. The Series B Warrants were originally exercisable at a price of $13.00 per share. The notes were originally due and payable on July 31, 2001. The notes were secured by a first priority lien on all of our assets.

In October 2001, as a result of our need for funds and our low stock price, and our inability to repay the notes, the Board of Directors determined that it was in our best interests to make an offer to the note holders in order to restructure the terms of the notes. Under the terms of this restructuring, we proposed as follows:

•	The maturity date of the original notes would be extended to July 31, 2003. Payment of interest accruing after July 31, 2001 to the maturity date and principal will be paid at the new maturity date;

•	Accrued interest from the original date of the notes through July 31, 2001 will be added to the principal amount outstanding on the notes;

•	Any and all default interest due under the notes will be waived in full;

The Series B Warrants originally issued to the holders of the original notes would be amended to provide as follows:

•	If exercised prior to November 30, 2001, the exercise price will be $1.35 per share;

•	If exercised after November 30, 2001 but prior to January 15, 2002, the exercise price will be $2.20 per share; and

•	If exercised after January 15, 2002, the exercise price will be permanently reduced to $4.50 per share.

•	The exercise period of the Series B warrants would be extended to equal five years from July 31, 2001 to July 31, 2006.

•	For each warrant received in connection the original note subscription, the note holder would receive a new warrant, with terms equal to the original Series B Warrants, as amended above.

The offer was valid initially through December 31, 2001 and later was extended to January 31, 2002. Noteholders who agreed to the exchange after Dec. 31, 2001, but prior to Jan. 31, 2002 would not be entitled to the applicable warrant price adjustments described above.

In addition, the noteholders were required to agree that any and all security interests granted to the note holders in the Company’s existing CoinBank machines and related equipment existing as of the date hereof would be subordinated and deemed junior to the security interests of GE Capital.

Noteholders were also requested to agree that the lien and security interest previously granted to them under the notes be subordinate to a lien and security interest in favor of a proposed lender to the Company who has proposed to lend to the Company up to $250,000 provided the funds lent are used solely in connection with our cash processing business with the Los Angeles Metropolitan Transportation Authority (LACMTA). In April 2002, the Company obtained a loan of $150,000 for the LACMTA cash-processing contract.

As of December 31, 2002, we had received acceptances from holders of $2,587,000 of the notes outstanding.

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Robert Albonico P.O. Box 730 Gardnerville, NV 89410	10,263	10,263	—	**
Donald Baker, Esq. Latham & Watkins 633 W. 5th Street-Suite 400 Los Angeles, CA 90071	15,966	15,966	—	**
Howard and Joy Brand 1720 Ruhland Avenue Manhattan Beach, CA 90266-7132	7,983	7,983	—	**
Steven Brownstein 5930A Lincoln Grove Morton Grove, IL 60053-3344	11,973	11,973	—	**
Felix Campos 10224 Vestal Court Coral Springs, FL 33071	20,526	20,526	—	**
John Chwalinski 21054 W. Creekside Drive Kildeer IL 60047-7845	72,000	72,000	—	**
Charlie Coombes 5428 W. Crenshaw Street Tampa, FL 33634-3009	15,966	15,966	—	**
Paul Creamer 18 Castlewood Drive Pleasanton, CA 94566-9728	20,526	20,526	—	**
Glenn Davis 828 Sovereign Way Redwood Shores CA 94065	27,940	27,940	—	**

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
William Donnelly 9980 Fair Road Strongsville OH 44136	15,966	15,966	—	**
Alan Droz 39200 Heatherbrook Drive Framington Hills MI 48331	7,983	7,983	—	**
Ejada Limited Partnership c/o Eric Butlein 9303 N. Valley Hill Road Milwaukee, WI 53217-1036	260,000	260,000	—	3.47%
Richard Fried IRA 5332 Muriel Lane Bensalem PA 19020	10,263	10,263	—	**
Jerry Friedman Bluemound IRA W. 6654 Country Highway V Cascade, WI 53011-1522	162,000	162,000	—	2.19%
Robert Fullerton, IRA 257 Cherry Lane Avon Lake, OH 44012	7,983	7,983	—	**
Andes Garganta 9933 SW 21st Street Miami, FL 33165	7,983	7,983	—	**
Robert Gilman 6 Farrington Circle Lincolnshire, IL 60056	20,526	20,526	—	**
Kenneth Goldman Accountancy Corp. Pension & Profit Sharing Trust 12385 Melody Lane Los Angeles, CA 94022-3238	7,983	7,983	—	**
Stuart and Paula Graff 7115 Ayrshire Lane Boca Raton, FL 33496	31,931	31,931	—	**
Tony Heinrich 2927 S. Fish Hatchery Road Madison, WI 53711-6432	7,983	7,983	—	**
International Power Machinery Company Pension Trust 834 Terminal Tower Cleveland, OH 44113-2207	15,966	15,966	—	**

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Robert Jackson 8331 Tender Trail Cicero, NY 13039-9264	15,966	15,966	—	**
Marc Jacobson 23809 Duffield Road Shaker Heights, OH 44122-3110	7,786	7,786	—	**
Warren Johnson 691 Emerald Harbor Drive Longboat Key, FL 34228	15,966	15,966	—	**
Dennis Lapidus 1941 No. freemont Chicago, IL 60614	15,966	15,966	—	**
Pierce Liberman 2 Waverton St. Louis, MO 63124-1559	72,000	72,000	—	**
Ron Likas P.O. Box 58 Mishicot, WI 54208	20,526	20,526	—	**
Andrew Lippa 5200 Senca Point Road Canandaigua, NY 14424-8921	7,983	7,983	—	**
Ted Luntz 29776 Gates Mill Blvd. Cleveland,OH 44124	15,571	15,571	—	**
Jim Lyons 105 Wadsworth Avenue Levittown, NY 11756	27,781	27,781	—	**
Ben Mast 3149 State Route 39 Millersburg, OH 44654	95,794	95,794	—	1.31%
Gerald Miller 8015 El Paseo Grande La Jolla CA 92037	15,966	15,966	—	**
Todd Nelson 2645 Castlerock Drive Fitchburg, WI 53711	7,983	7,983	—	**
Frederick Oswald III 3312 Big Horn Trail Plano TX 75075	7,983	7,983	—	**
Michael Polk 23910 Linden Terrace Calabasas CA 91302	7,983	7,983	—	**

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage of Shares Owned After Offering (2)
Paul Powers 2257 Silas Deane Highway Zrocky Hill, CT 06067-2328	15,966	15,966	—	*	*
Oswald Schindler 27500 Cedar Road #410 Beachwood OH 44122	5,132	5,132	—	*	*
David Schlabach 4585 State Route 39 Berlin OH 44610	7,983	7,983	—	*	*
Steven Shlemon P.O. Box 10028 Tampa FL 33679-0028	20,526	20,526	—	*	*
Steven Sieglaub 4022 NW 81st Avenue Coral Springs, FL 33067-2001	10,263	10,263	—	*	*
Richard Steuer 2951 Glenmore Road Shaker Heights, OH 44122-3031	5,132	5,132	—	*	*
Kem Swarts P.O. Box 6655 Breckenridge, CO 90424-6655	10,263	10,263	—	*	*
Francis and Joyce Villella P.O. Box 285 Dubois, PA 15801	31,931	31,931	—	*	*
Larry Walshaw 90 Ocean Breeze Drive Atlanta, FL 32233	7,983	7,983	—	*	*
Larry Wheeler 6566 South Tyko Court Peru IN 46970-8789	7,983	7,983	—	*	*
Jorge Zapata 3825 Stonebriar Court Duluth GA 30097-2240	15,966	15,966	—	*	*
Andrew Zarnett Deutsche Bank 31 W. 52nd Street-12th Floor New York, NY 10012	5,132	5,132	—	*	*
Joseph Zernic 3700 Kelley Avenue Cleveland OH 44114-4533	15,966	15,966	—	*	*
Sub-Total	1,255,190	1,255,190	—	14.75%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

Shares Underlying Other Outstanding Warrants

Name and Address of Security Holder	Shares Beneficially Owned Prior to Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage Of Shares Owned After Offering (2)
Vincent Carrino 3000 Sand Hill Road Menlo Park, CA	70,000	70,000	–	*	*
Gunn Allen Financial, Inc. 1715 N. Westshore Blvd. Tampa, Fl 33607	225,000	225,000	–	4.02%
Starr Securities 19 Rector Street New York, NY 10006	74,250	74,250	–	2.35%
Kevin T. Barnes C/O 1434 West 11th Street Los Angeles, CA 90015	5,560	5,560	–	*	*
William Berris C/O 1434 West 11th Street Los Angeles, CA 90015	21,448	21,448	–	*	*
AR Brasch Marketing Employee Plan C/O 1434 West 11th Street Los Angeles, CA 90015	21,700	21,700	–	*	*
CFO Services Profit Sharing Plan C/O 1434 West 11th Street Los Angeles, CA 90015	1,192	1,192	–	*	*
Karleen Merry C/O 1434 West 11th Street Los Angeles, CA 90015	1,192	1,192	–	*	*
Miles E Brasch C/O 1434 West 11th Street Los Angeles, CA 90015	5,705	5,705	–	*	*
Michael and Greta Wirth C/O 1434 West 11th Street Los Angeles, CA 90015	3,336	3,336	_	*	*
Richard Maize C/O 1434 West 11th Street Los Angeles, CA 90015	1,112	1,112	–	*	*
Thomas Schiff C/O 1434 West 11th Street Los Angeles, CA 90015	1,112	1,112	–	*	*
Erica Jesselson C/O 1434 West 11th Street Los Angeles, CA 90015	50,000	50,000	–	*	*
Ejada Limited Partnership River Hills, WI 53217	25,000	25,000	–	*	*
Mark Scott C/O 1434 West 11th Street Los Angeles, CA 90015	40,000	40,000	–	*	*
WAB Capital C/O 1434 West 11th Street Los Angeles, CA 90015	25,000	25,000	–	*	*
Goldstein & DiGioia, LLP (3) 369 Lexington Ave. New York, NY 10017	140,000	140,000	–	1.23%
Howard Brand C/O 1434 West 11th Street Los Angeles, CA 90015	100,000	100,000	–	1.36%
Norm Farra 117 Long Meadow Road Boothwyn, PA 19061	18,000	18,000	–	*	*
Sergio Urrutia 98 Hettys Path Farmingville, NY 11738	18,000	18,000	–	*	*
Pierce Liberman Rev. Living Trust DTD 8/16/2000 #2 Waverton St. Louis MO 63124	90,400	90,400	_	1.23%
Susan Dobbings C/O 1434 West 11th Street Los Angeles, CA 90015	50,000	50,000	_	*	*
Richard Miller C/O 1434 West 11th Street Los Angeles, CA 90015	200,180	200,180	_	2.69%
Robert Fagenson 19 Rector Street New York, NY 10006	127,188	127,188	–	1.73%
Sub-Total	1,315,375	1,315,375	_	15.38%

Shares of Common Stock

Name and Address Of Security Holder	Shares Beneficially Owned Prior Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage Of Shares Owned After Offering (2)
Bernard Goldberg C/O 1434 West 11th Street Los Angeles, CA 90015	8,750	8,750	—	*	*
Bernie Fine C/O 1434 West 11th Street Los Angeles, CA 90015	4,375	4,375	—	*	*
Eugene Sudziarski C/O 1434 West 11th Street Los Angeles, CA 90015	2,188	2,188	—	*	*
Mayer Laufer C/O 1434 West 11th Street Los Angeles, CA 90015	26,250	26,250	—	*	*
Peter Wesserman C/O 1434 West 11th Street Los Angeles, CA 90015	8,750	8,750	—	*	*
Starr Securities C/O 1434 West 11th Street Los Angeles, CA 90015	100,000	10,0000	—	1.36%
Thomas Fuchs C/O 1434 West 11th Street Los Angeles, CA 90015	17,500	17,500	—	*	*
Transtech GBM, Inc. C/O 1434 West 11th Street Los Angeles, CA 90015	17,500	17,500	—	*	*
Vincent Carrino C/O 1434 West 11th Street Los Angeles, CA 90015	48,125	48,125	—	*	*
Norm Farra 117 Long Meadow Road Boothwyn, PA 19061	22,500	22,500	—	*	*
Sergio Urrutia 98 Hettys Path Farmingville, NY 11738	22,500	22,500	—	*	*
GunnAllen Financial 1715 N. Westshore Blvd. Tampa, FL 33607	79,250	79,250	—	*	*
Europen Council C/O 1434 West 11th Street Los Angeles, CA 90015	10,000	10,000	—	*	*
Paul Powers 2257 Silas Deane Highway Zrocky Hill, CT 06067	12,500	12,500	—	*	*
Pierce Liberman Rev. Living Trust DTD 8/16/2000 #2 Waverton St. Louis MO 63124	60,400	60,400	—	*	*
Kazim Baygan C/O 1434 West 11th Street Los Angeles, CA 90015	161,334	161,334	—	2.18%
Kennth Sgro C/O 1434 West 11th Street Los Angeles, CA 90015	50,000	50,000	—	*	*
Samson Consulting Group C/O 1434 West 11th Street Los Angeles, CA 90015	71,429	71,429	—	*	*
Jerome A. Valenti C/O 1434 West 11th Street Los Angeles, CA 90015	7,619	7,619	—	*	*
Sub-Total	730,970	730,970	—	9.17%

(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

Shares Underlying Employee Options

Name and Address Of Security Holder	Shares Beneficially Owned Prior Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage Of Shares Owned After Offering (2)
Bruce Korman C/O 1434 West 11th Street Los Angeles, CA 90015	200,180	200,180	—	2.69%
Darryl Bergman C/O 1434 West 11th Street Los Angeles, CA 90015	75,000	75,000	—	1.03%
Willi Muhr C/O 1434 West 11th Street Los Angeles, CA 90015	50,000	50,000	—	**
Natalya Galchenko C/O 1434 West 11th Street Los Angeles, CA 90015	1,000	1,000	—	**
Curtis Hilton C/O 1434 West 11th Street Los Angeles, CA 90015	2,500	2,500	—	**
Margarita Perez C/O 1434 West 11th Street Los Angeles, CA 90015	500	500	—	**
Wendy Haviland C/O 1434 West 11th Street Los Angeles, CA 90015	5,000	5,000	—	**
Vaughn Trevisanut C/O 1434 West 11th Street Los Angeles, CA 90015	100	100	—	**
Tony Malani C/O 1434 West 11th Street Los Angeles, CA 90015	5,000	5,000	—	**
Kaz Banyan C/O 1434 West 11th Street Los Angeles, CA 90015	500	500	—	**
Manpreet S. Thaper C/O 1434 West 11th Street Los Angeles, CA 90015	4,000	4,000	—	**
Edmund King C/O 1434 West 11th Street Los Angeles, CA 90015	50,000	50,000	—	**
Sub-Total	***767,429	***767,429	—	5.16%

(3)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(4)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%
***	Total 775,887 authorized of which 393,780 are outstanding as of the date of this prospectus.

Shares Underlying Director Warrants

Name and Address Of Security Holder	Shares Beneficially Owned Prior Offering (1)	Shares Offered (1)	Shares Owned After Offering	Percentage Of Shares Owned After Offering (2)
Robert B Fagenson C/O 1434 West 11th Street Los Angeles, CA 90015	30,000	30,000	—	*	*
Kevin Walls C/O 1434 West 11th Street Los Angeles, CA 90015	30,000	30,000	—	*	*
Richard Miller C/O 1434 West 11th Street Los Angeles, CA 90015	30,000	30,000	—	*	*
Dave Grano C/O 1434 West 11th Street Los Angeles, CA 90015	30,000	30,000	—	*	*
Sub-Total	150,000	150,000	—	2.03%

(1)	Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.
(2)	Based on 7,236,765 outstanding, plus the shares being registered in this registration statement for each shareholder separately.
**	Denotes less than 1.00%

DESCRIPTION OF SECURITIES

Capital Stock

General

We are authorized to issue 20,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of the date of this Prospectus, there are 7,236,765 shares of common stock issued and outstanding; 118,125 shares of Series A Preferred Stock issued and 55,125 outstanding; 400,0000 shares of Series B Preferred Stock issued and 120,000 outstanding; 480,769 shares of Series C Preferred Stock issued and outstanding; 25 shares of Series D Preferred Stock issued and zero outstanding; 72 shares of Series E Preferred Stock issued and outstanding; and 5 shares of Series F Preferred Stock issued and zero outstanding We also have an aggregate of 9,846,589 shares reserved for issuance under outstanding warrants, options and other convertible securities.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and, subject to preferences that may be applicable to any preferred stock outstanding at the time, are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefore. In the event of liquidation or dissolution, the holders of common stock are entitled to receive all assets available for distribution to the stockholders, subject to any preferential rights of any preferred stock then outstanding. The holders of common stock have no cumulative voting, preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby upon issuance and sale will be, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the right of the holders of any shares of preferred stock now outstanding or which we may designate in the future.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock from time to time in one or more series. The board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, prevent or substantially delay a change of control, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

As of July 3, 2003, we had the following classes of preferred stock authorized and issued:

119,000 shares of Series A Preferred Stock authorized and 55,125 shares are outstanding;

400,000 shares of Series B Preferred Stock authorized and 120,000 shares are outstanding;

480,769 shares of Series C Preferred Stock authorized and 480,769 shares are outstanding;

25 shares of Series D Preferred Stock authorized and none shares are outstanding;

72 shares of Series E Preferred Stock authorized and 72 shares are outstanding;

5 shares of Series F Preferred Stock authorized and none shares are outstanding;

Series A Preferred Stock

The following is a summary of the rights, preferences and privileges of the Series A Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation. We originally authorized an aggregate of 119,000 shares of Series A preferred stock and issued 118,125 shares, of which there are 55,125 outstanding as of July 3, 2003.

Dividends

Subject to the limitations described below, holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends in cash of $.76 per share. At our option, dividends may be paid in Series A Warrants, valued at $12.00 per Series A Warrant.

(1)	Dividends are payable annually and are cumulative from the date of original issuance of the Series A Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date.

(2)	In the event that pursuant to applicable law or contract we shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series A Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series A Preferred Stock shall be payable in Series A Warrants. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent.

(3)	Dividends on the Series A Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series A Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for us and regardless of the number of certificates which may be issued to evidence such shares.

Voting Rights

The holders of the Series A Preferred Stock have no voting rights except with respect to:

(1)	any proposal to amend, alter or repeal any provisions of the Series A Preferred Stock, Certificate of Incorporation or By-Laws so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series A Preferred Stock or the holders thereof;

(2)	any proposal to create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series A Preferred Stock with respect to liquidation or dividends,

(3)	any proposal to directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series A Preferred Stock;

(4)	any proposal to enter into any agreement which would prohibit or restrict our right to pay dividends on the Series A Preferred Stock; or

(5)	as required by Delaware law.

Redemption at Our Option

We may redeem the Series A Preferred Stock at any time, in whole or in part, at our option as follows:

(1)	we shall pay a redemption price of $9.50 per share of Series A Preferred Stock to be redeemed, payable in immediately available funds to the order of the record holder of the Series A Preferred Stock;

(2)	if less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, we shall select those to be redeemed pro rata or by lot or in such other manner as the board of directors may determine in good faith.

(3)	in the event that we have failed to pay accrued and unpaid dividends on the Series A Preferred Stock, we may not redeem any of the then outstanding shares of the Series A Preferred Stock, unless all the then outstanding shares are redeemed, until all such accrued and unpaid dividends and, except with respect to shares to be redeemed, the then current annual dividend have been paid in full.

(4)	there is no mandatory redemption or sinking fund obligation with respect to the Series A Preferred Stock.

(5)	prior to redemption, we shall deliver to each record holder of Series A Preferred Stock notice of our intention to redeem all or part of the shares of Series A Preferred Stock. The notice shall state the redemption date, which date shall be a business day. Notice of redemption shall be mailed by United States first class mail at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of Series A Preferred Stock to be redeemed at the address shown on our stock books. Unless a holder of Series A Preferred Stock elects to convert his Series A Preferred Stock prior to 5:00 p.m. (Pacific Standard Time) on the redemption date, he shall return any and all original share certificates representing Series A Preferred Stock to be redeemed to us or such other place at set forth in the notice of redemption. At 5:00 p.m. (Pacific Standard Time) on the redemption date, the right of any holder to convert their shares of Series A Preferred Stock shall terminate. After the redemption date, dividends will cease to accrue on the shares of Series A Preferred Stock called for redemption, and all rights of the holders of such shares will terminate except the right to receive the redemption price without interest, unless we default in the payment of the redemption price. We shall use our best efforts to deliver the redemption price within 10 days after our receipt the original shares of Series A Preferred Stock returned by the holder to us. The shares of Series A Preferred Stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series A Preferred Stock.

Conversion Rights

The Series A Preferred Stock shall be convertible into Common Stock as follows:

The holders of Series A Preferred Stock will be entitled at any time following the Issue Date to convert their shares of Series A Preferred Stock into fully paid and nonassessable shares of common stock, at the conversion rate of one share of common stock for one share of Series A Preferred Stock; provided, however, the holder’s right to convert the shares of Series A Preferred Stock shall terminate at 5:00 p.m. (Pacific Standard Time) on the redemption date.

The conversion rate shall be subject to adjustment from time to time as follows:

(1)	if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

(2)	In case we shall fix a record date for the making of a distribution to all holders of shares of our Common Stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or (C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series A Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion, that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

(3)	In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

(4)	In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(5)	In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series A Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series A Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to be paid $9.50 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable among the holders of all outstanding shares of the Series A Preferred Stock are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series A Preferred Stock shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Other Provisions

Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation, as may be amended from time to time and in our Certificate of Incorporation.

Series B Preferred Stock

The following is a summary of the rights, preferences and privileges of the Series B Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation. We originally authorized an aggregate of 400,000 shares of Series B preferred stock and issued 400,000 shares, of which there are 120,000 outstanding as of July 3, 2003. Holders of 280,000 shares have previously converted such shares into our Common Stock.

Dividends

Subject to the limitations described below, holders of shares of the Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends at the rate of 8%. At our option, dividends may be paid in cash or shares of our common stock.

(1)	Dividends are payable annually and are cumulative from the date of original issuance of the Series B Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date.

(2)	In the event that pursuant to applicable law or contract we shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series B Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series B Preferred Stock shall be payable in additional shares of Series B Preferred Stock. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent.

(3)	Dividends on the Series B Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series B Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for us and regardless of the number of certificates which may be issued to evidence such shares.

(4)	Dividends on the Series B Preferred Stock will be junior to D dividends on any series or class of stock senior to the Series B Preferred Stock. If at any time any dividend on any senior stock is in default, we may not pay any dividend on the Series B Preferred Stock until all accrued and unpaid dividends on senior stock are paid or set aside for payment. The Series B Preferred Stock will have priority as to dividends over the common stock and any other class or series of stock junior to the Series B Preferred Stock. We may neither pay any dividend on nor purchase, redeem or acquire any junior stock unless all accrued and unpaid dividends on the Series B Preferred Stock are paid or set aside for payment.

Voting Rights

The holders of the Series B Preferred Stock shall be entitled to the following voting rights:

(1)	the holders of the Series B Preferred Stock shall be entitled to vote together with the common stock on all matters on which our common stockholders are entitled to vote;

(2)	each share of Series B Preferred Stock is entitled to one vote;

(3)	any proposal to amend, alter or repeal any provisions of the Series B Preferred Stock, Certificate of Incorporation or By-Laws so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series B Preferred Stock or the holders thereof;

(4)	any proposal to create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series B Preferred Stock with respect to liquidation or dividends,

(5)	any proposal to directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series B Preferred Stock;

(6)	any proposal to enter into any agreement which would prohibit or restrict our right to pay dividends on the Series B Preferred Stock;

(7)	any proposal to consummate a transaction which would result in a change of our control or a sale of all or substantially all of our assets; and

(8)	as required by Delaware law.

Redemption at Our Option

We may redeem the Series B Preferred Stock, in whole or in part, at our option, at any time after either one year from the date of issuance or if the average closing price for our common stock is at least $12.00 for the 10 trading days prior to the date of a redemption notice, as follows:

(1)	we shall pay a redemption price of $2.50 per share of Series B Preferred Stock to be redeemed, payable in immediately available funds to the order of the record holder of the Series B Preferred Stock;

(2)	if less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, we shall select those to be redeemed pro rata or by lot or in such other manner as the board of directors may determine in good faith.

(3)	in the event that we have failed to pay accrued and unpaid dividends on the Series B Preferred Stock, we may not redeem any of the then outstanding shares of the Series B Preferred Stock, unless all the then outstanding shares are redeemed, until all such accrued and unpaid dividends and, except with respect to shares to be redeemed, the then current annual dividend have been paid in full.

(4)	there is no mandatory redemption or sinking fund obligation with respect to the Series B Preferred Stock.

(5)	prior to redemption, we shall deliver to each record holder of Series B Preferred Stock notice of our intention to redeem all or part of the shares of Series B Preferred Stock. The notice shall state the redemption date, which date shall be a business day. Notice of redemption shall be mailed by United States first class mail at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of Series B Preferred Stock to be redeemed at the address shown on our stock books. Unless a holder of Series B Preferred Stock elects to convert his Series B Preferred Stock prior to 5:00 p.m. (Pacific Standard Time) on the redemption date, he shall return any and all original share certificates representing Series B Preferred Stock to be redeemed to us or such other place at set forth in the notice of redemption. At 5:00 p.m. (Pacific Standard Time) on the redemption date, the right of any holder to convert their shares of Series B Preferred Stock shall terminate. After the redemption date, dividends will cease to accrue on the shares of Series B Preferred Stock called for redemption, and all rights of the holders of such shares will terminate except the right to receive the redemption price without interest, unless we default in the payment of the redemption price. We shall use our best efforts to deliver the redemption price within 10 days after our receipt the original shares of Series B Preferred Stock returned by the holder to us. The shares of

Series B Preferred Stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Preferred Stock.

Conversion Rights

The Series B Preferred Stock is convertible into Common Stock as follows:

The holders of Series B Preferred Stock will be entitled at any time following the Issue Date to convert their shares of Series B Preferred Stock into fully paid and nonassessable shares of common stock, at the following conversion rate: $5.00 per share divided by the lesser of $5.50 or the average closing price for our common stock for the five day period ending on the trading day prior to the date of a conversion notice; provided however, the rate shall note be less than 2.50 per share.

The holders of the Series B Preferred Stock shall not, however, have the right to convert their shares of Series B Preferred Stock into more than 19.9% of the issued and outstanding shares of our common stock from the date of issue until we receive approval from our shareholders pursuant to the rules of the American Stock Exchange.

The conversion rate shall be subject to adjustment from time to time as follows:

(1)	if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series B Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series B Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

(2)	In case we shall fix a record date for the making of a distribution to all holders of shares of our common stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or (C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series B Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion, that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

(3)

In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series B Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series B Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock.

(4)	In case we issue any shares of common stock, other than shares issuable upon conversion or exercise of Series A Preferred Stock, Series B Preferred Stock, Series C Warrants, convertible securities outstanding as of the date of the Designation of Series B Preferred Stock, Placement Agent Warrants, and options issued or issuable pursuant to any of our option plans currently existing or approved by our shareholders in the future; in a transaction for a per share consideration of less than the then existing conversion price, the conversion price in effect immediately prior to such issuance shall be adjusted.

(5)	In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the we upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(6)	In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series B Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series B Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid $5.00 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable among the holders of all outstanding shares of the Series B Preferred Stock are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Other Provisions

Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation, as may be amended from time to time and in our Certificate of Incorporation.

Series C Preferred Stock

The following is a summary of the rights, preferences and privileges of the Series C Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation. We originally authorized an aggregate of 480,769 shares of Series C preferred stock and issued 480,769 shares, of which there are 480,769 outstanding as of July 3, 2003.

Dividends

Subject to the limitations described below, holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends at the rate of 8% per annum. At our option, dividends may be paid in cash or in additional shares of Common Stock.

(1)	Dividends are payable annually and are cumulative from the date of original issuance of the Series A Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date.

(2)	In the event that pursuant to applicable law or contract we shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series A Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series A Preferred Stock shall be payable in Series A Warrants. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent.

(3)	Dividends on the Series A Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series A Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for us and regardless of the number of certificates which may be issued to evidence such shares.

Voting Rights

The holders of the Series C Preferred Stock will be entitled to no voting rights except with respect to:

(1)	any proposal to amend, alter or repeal any provisions of the Series C Preferred Stock, Certificate of Incorporation or By-Laws so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series C Preferred Stock or the holders thereof;

(2)	any proposal to create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series C Preferred Stock with respect to liquidation or dividends,

(3)	any proposal to directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series C Preferred Stock;

(4)	any proposal to enter into any agreement which would prohibit or restrict our right to pay dividends on the Series C Preferred Stock; or

(5)	as required by Delaware law.

Conversion Rights

The Series C Preferred Stock shall be convertible into Common Stock as follows:

The holders of Series C Preferred Stock will be entitled at any time following the Issue Date to convert their shares of Series C Preferred Stock into fully paid and nonassessable shares of common stock, at the conversion rate of one share of Common Stock for each share of Series C Preferred Stock.

(1)	if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series C Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series C Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

(2)	In case we shall fix a record date for the making of a distribution to all holders of shares of our Common Stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or (C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series C Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion, that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

(3)

In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series C Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series C Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series C Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series C Preferred Stock.

(4)	In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event (A) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(5)	In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series C Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series C Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to be paid $5.00 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable among the holders of all outstanding shares of the Series C Preferred Stock are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series C Preferred Stock shall be distributed among the holders of the Series C Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Other Provisions

Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation, as may be amended from time to time and in our Certificate of Incorporation.

Series D Preferred Stock

The following is a summary of the rights, preferences and privileges of the Series D Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation. We originally authorized an aggregate of 25 shares of Series D preferred stock and issued 25 shares, all of which have been converted into shares of Common Stock as of July 3,

2003.

Dividends

Subject to the limitations described below, holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends in cash of 10% per annum. At our option, dividends may be paid in shares of Common Stock.

(1)	Dividends are payable annually and are cumulative from the date of original issuance of the Series D Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date.

(2)	In the event that pursuant to applicable law or contract we shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series D Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series D Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series D Preferred Stock shall be payable in Series D Warrants. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent.

(3)	Dividends on the Series D Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series D Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for us and regardless of the number of certificates which may be issued to evidence such shares.

Voting Rights

The holders of the Series D Preferred Stock will be entitled to no voting rights except with respect to:

(1)	any proposal to amend, alter or repeal any provisions of the Series D Preferred Stock, Certificate of Incorporation or By-Laws so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series D Preferred Stock or the holders thereof;

(2)	any proposal to create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series D Preferred Stock with respect to liquidation or dividends,

(3)	any proposal to directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series D Preferred Stock;

(4)	any proposal to enter into any agreement which would prohibit or restrict our right to pay dividends on the Series D Preferred Stock; or

(5)	as required by Delaware law.

Mandatory Redemption

We are require to redeem the Series D Preferred Stock as follows:

(i)    if our Common Stock fails to be listed on, or quotes are unavailable from, the American Stock Exchange or the Nasdaq National Market or Nasdaq SmallCap Market for a period of 20 trading days;

(ii)    if we consummate a sale of our Common Stock (including the sale of any equity or debt security convertible into Common Stock) where the per share purchase price (exclusive of any anti-dilution provisions which might subsequently reduce the per share price) is less than $.75 per share; or

(iii)    if we have not obtained by a date which is 180 days from the issue date of the Series D Preferred Stock an order of effectiveness from the Securities and Exchange Commission declaring effective a registration statement allowing for the resale by the holders of Series D Preferred Stock the conversion shares issuable upon conversion.

In the event of a mandatory conversion, we are required to purchase the Series D Preferred Stock for a price equal to 130% of the original issue price ($10,000) plus accrued dividends.

Conversion Rights

The Series D Preferred Stock is convertible into Common Stock as follows:

The holders of Series D Preferred Stock are entitled at any time following the Issue Date to convert their shares of Series D Preferred Stock into fully paid and nonassessable shares of common stock, at the conversion rate determined by dividing the issue price ($10,000 per share) by the average closing price of our Common Stock for the 20 trading days prior to the date of conversion, less a discount of 30%; provided, however, in no event will the conversion rate be less than $.75 per share or more than $2.00 per share of one share of common stock for one share of Series D Preferred Stock.

The conversion rate shall be subject to adjustment from time to time as follows:

(1)	if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series D Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series D Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

(2)

In case we shall fix a record date for the making of a distribution to all holders of shares of our Common Stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or (C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series D Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion, that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

(3)	In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series D Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series D Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series D Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series D Preferred Stock.

(4)	In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event (A) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(5)	In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series D Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series D Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to be paid $10,000 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable among the holders of all outstanding shares of the Series D Preferred Stock are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series D Preferred Stock shall be distributed among the holders of the Series D Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Other Provisions

Except as may otherwise be required by law, the shares of Series D Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation, as may be amended from time to time and in our Certificate of Incorporation.

Series E Preferred Stock

The following is a summary of the rights, preferences and privileges of the Series E Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation. We originally authorized an aggregate of 72 shares of Series E Preferred Stock and issued 72 shares, of which there are 72 outstanding as of July 3, 2003.

Dividends

Subject to the limitations described below, holders of shares of the Series E Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends in cash at the rate of 10% per annum. At our option, dividends may be paid in shares of our Common Stock.

(1)	Dividends are payable annually and are cumulative from the date of original issuance of the Series E Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date.

(2)	In the event that pursuant to applicable law or contract we shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series E Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series E Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series E Preferred Stock shall be payable in Series E Warrants. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent.

(3)	Dividends on the Series E Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series E Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for us and regardless of the number of certificates which may be issued to evidence such shares.

Voting Rights

The holders of the Series E Preferred Stock will be entitled to no voting rights except with respect to:

(1)	any proposal to amend, alter or repeal any provisions of the Series E Preferred Stock, Certificate of Incorporation or By-Laws so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series E Preferred Stock or the holders thereof;

(2)	any proposal to create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series E Preferred Stock with respect to liquidation or dividends,

(3)	any proposal to directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series E Preferred Stock;

(4)	any proposal to enter into any agreement which would prohibit or restrict our right to pay dividends on the Series E Preferred Stock; or

(5)	as required by Delaware law.

Mandatory Redemption

We are require to redeem the Series E Preferred Stock if our Common Stock fails to be listed on, or quotes are unavailable from, the American Stock Exchange or the Nasdaq National Market or Nasdaq SmallCap Market for a period of 20 trading days. In the event of a mandatory conversion, we are required to purchase the Series D Preferred Stock for a price equal to 130% of the original issue price ($10,000) plus accrued dividends.

Conversion Rights

The Series E Preferred Stock shall be convertible into Common Stock as follows:

The holders of Series E Preferred Stock will be entitled at any time following the Issue Date to convert their shares of Series E Preferred Stock into fully paid and nonassessable shares of common stock, at the conversion rate determined by dividing the issue price ($100,000 per share) by the average closing price of our Common Stock for the 20 trading days prior to the date of conversion, less a discount of 30%; provided, however, in no event will the conversion rate be less than $1.60 per share.

The conversion rate shall be subject to adjustment from time to time as follows:

(1)	if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series E Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series E Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

(2)	In case we shall fix a record date for the making of a distribution to all holders of shares of our Common Stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or (C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series E Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion, that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

(3)

In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series E Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series E Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series E Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series E Preferred Stock.

(4)	In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event (A) issuing to the holder of any share of Series E Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(5)	In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series E Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series E Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series E Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to be paid $100,000 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable among the holders of all outstanding shares of the Series E Preferred Stock are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series E Preferred Stock shall be distributed among the holders of the Series E Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Other Provisions

Except as may otherwise be required by law, the shares of Series E Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation, as may be amended from time to time and in our Certificate of Incorporation.

Series F Preferred Stock

The following is a summary of the rights, preferences and privileges of the Series F Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation.

We originally authorized an aggregate of 5 shares of Series F preferred stock and issued 5 shares, all of which have been converted into shares of Common Stock as of July 3, 2003.

Dividends

Subject to the limitations described below, holders of shares of the Series F Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends in cash at 10% per annum.. At our option, dividends may be paid in shares of our Common Stock.

(1)	Dividends are payable annually and are cumulative from the date of original issuance of the Series F Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date.

(2)	In the event that pursuant to applicable law or contract we shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series F Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series F Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series F Preferred Stock shall be payable in Series F Warrants. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent.

(3)	Dividends on the Series F Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series F Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for us and regardless of the number of certificates which may be issued to evidence such shares.

Voting Rights

The holders of the Series F Preferred Stock will be entitled to no voting rights except with respect to:

(1)	any proposal to amend, alter or repeal any provisions of the Series F Preferred Stock, Certificate of Incorporation or By-Laws so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series F Preferred Stock or the holders thereof;

(2)	any proposal to create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series F Preferred Stock with respect to liquidation or dividends,

(3)	any proposal to directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series F Preferred Stock;

(4)	any proposal to enter into any agreement which would prohibit or restrict our right to pay dividends on the Series F Preferred Stock; or

(5)	as required by Delaware law.

Mandatory Redemption

We are require to redeem the Series F Preferred Stock as follows:

(i)    if our Common Stock fails to be listed on, or quotes are unavailable from, the American Stock Exchange or the Nasdaq National Market or Nasdaq SmallCap Market for a period of 20 trading days;

(ii)    if we consummate a sale of our Common Stock (including the sale of any equity or debt security convertible into Common Stock) where the per share purchase price (exclusive of any anti-dilution provisions which might subsequently reduce the per share price) is less than $.75 per share; or

(iii)    if we have not obtained by a date which is 180 days from the issue date of the Series D Preferred Stock an order of effectiveness from the Securities and Exchange Commission declaring effective a registration statement allowing for the resale by the holders of Series D Preferred Stock the conversion shares issuable upon conversion.

In the event of a mandatory conversion, we are required to purchase the Series D Preferred Stock for a price equal to 130% of the original issue price ($100,000) plus accrued dividends.

Conversion Rights

The Series F Preferred Stock shall be convertible into Common Stock as follows:

The holders of Series F Preferred Stock are entitled at any time following the issue date to convert their shares of Series F Preferred Stock into fully paid and nonassessable shares of common stock, at the conversion rate determined by dividing the issue price ($100,000 per share) by the average closing price of our Common Stock for the 20 trading days prior to the date of conversion, less a discount of 30%; provided, however, in no event will the conversion rate be less than $1.00 per share or more than $2.50 per share.

The conversion rate shall be subject to adjustment from time to time as follows:

(1)	if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series F Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series F Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

(2)	In case we shall fix a record date for the making of a distribution to all holders of shares of our Common Stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or (C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series F Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion, that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

(3)	In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series F Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series F Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series F Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series F Preferred Stock.

(4)	In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event (A) issuing to the holder of any share of Series F Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(5)	In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series F Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series F Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series F Preferred Stock, the holders of the Series F Preferred Stock shall be entitled to be paid $100,000 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable among the holders of all outstanding shares of the Series F Preferred Stock are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series F Preferred Stock shall be distributed among the holders of the Series F Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Other Provisions

Except as may otherwise be required by law, the shares of Series F Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation, as may be amended from time to time and in our Certificate of Incorporation.

Warrants

The following discussion of our outstanding classes of warrants are qualified in their entirety by the terms of the warrants, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Series A Warrants

There are a total of 59,063 Series A Warrants issued and outstanding. The Series A Warrants were issued in connection with our private placement offering completed in November 1999.

Exercise Price and Term

Each Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price equal to $12.00 per share. The warrants are exercisable for a period of three years from the date of issuance and expire on August 31, 2002.

Redemption

The Series A Warrants are redeemable on not less than not less than thirty (30) days nor more than sixty (60) days prior written notice to the Warrant Holders at any time commencing 180 days from the Exercise Date at a redemption price equal to $0.01 plus, provided:

I.	the closing bid price of the Company’s Common Stock for twenty (20) consecutive trading days ending within ten (l0) days of the date of the notice of redemption is at least $20.00 per share; and

II.	all of the Warrant Shares have been registered for resale and continue to be covered by an effective and current registration statement with the Securities and Exchange Commission.

Series B Warrants

There are a total of 336,200 Series B Warrants issued and 273,500 outstanding plus an additional 257,800 additional warrants issued and 195,300 outstanding. The Series B Warrants were issued in connection with our private placement offering of notes and warrants completed in January 2000.

Exercise Price and Term

Each Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $13.00 per Warrant Share. In connection with the note restructuring offer completed in December 2001, we agreed to extend the term and price of the Class B Warrants as follows:

1.    If exercised prior to November 30, 2001, the exercise price will be $1.35 per share;

2.    If exercised after November 30, 2001 but prior to January 15, 2002, the exercise price will be $2.20 per share; and

3.    If exercised after January 15, 2002, the exercise price will be permanently reduced to $4.50 per share.

4.    The exercise period of the Series B warrants would be extended to equal five years from July 31, 2001 to July 31, 2006.

For each warrant received in connection the original note subscription, the note holder would receive a new warrant, with terms equal to the original Series B Warrants, as amended above.

Redemption

The Series B Warrants are redeemable on not less than 20 days’ prior written notice, redeem this Warrant at a price of $.01 per Warrant, provided:

1.    the last reported sale price of the Company’s Common Stock, as officially reported by the principal securities exchange on which the Common Stock is listed has averaged at least $18.00 per share for the 20 consecutive trading days ending at least five days prior to the date on which notice is given; and

2.    the public sale of the Warrant Shares are covered by an effective registration statement or are otherwise exempt from registration.

Series C Warrants

There are a total of 80,000 Series C Warrants issued and outstanding. The Series C Warrants were issued in connection with our private placement offering completed in October 2000.

Exercise Price and Term

Each Series C Warrant entitles the holder to purchase one share of common stock during the period commencing on the date of issuance and terminating five years thereafter, unless redeemed, at an exercise price of $2.00 per share of common stock, subject to adjustment to for stock splits and corporate reorganizations.

Redemption

The Series C Warrants are redeemable on not less than 20 days written notice to registered holders at a redemption price equal to $.01 plus, provided:

(1)	the public sale of the Warrant Shares are covered by an effective registration statement or are otherwise exempt from registration; and

(2)	that the last reported sale price of our common stock, as officially reported by the principal securities exchange on which our common stock is listed or admitted to trading or as reported in the National Market System or such other exchange or registered securities association on which the common stock is traded or quoted, has averaged at least $12.00 per share for the 20 consecutive trading days ending at least five days prior to the date on which notice is given.

Series D Warrants

There are a total of 302,231 Series D Warrants issued and 102,231 outstanding. The Series D Warrants were issued in connection with our private placement offering completed in January 2001.

Exercise Price and Term

The exercise price of the Series D Warrants is $.50 per share. The warrants are exercisable until

January 2006.

Redemption

The Series D Warrants are not redeemable

Series E Warrants

There are a total of 50,000 Series E Warrants issued and outstanding. The Series E Warrants were issued in connection with our private placement offering completed in June 1, 2001.

Exercise Price and Term

Each Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $0.50 per share. The warrants expire on June 4, 2006

Redemption

Series F Warrants

There are a total of 34,500 Series F Warrants issued and outstanding, The Series F Warrants were issued in connection with our private placement offering completed in August, 2001.

Exercise Price and Term

Each Series F Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $2.00 per Warrant Share. The warrants expire on August 6, 2006.

Redemption

The Series F Warrants are not redeemable

Series G Warrants

There are a total of 100,000 Series G Warrants issued and outstanding, The Series G Warrants were issued in connection with our private placement offering completed in August, 2001.

Exercise Price

Each Series G Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $1.46 per share. The warrants expire on August 29, 2006.

Redemption

The Series G Warrants are not redeemable

Series H Warrants

There are a total of 150,000 Series H Warrants issued and outstanding, The Series H Warrants were issued in connection with our private placement offering completed in February, 2002.

Exercise Price

Each Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $1.50 per Warrant Share.

Redemption

The Series G Warrants are not redeemable

Delaware Anti-Takeover Law

We are subject to certain anti-takeover provisions under Section 203 of the Delaware General Corporation Law. In general, under Section 203, a Delaware corporation may not engage in any business combination with any “interested stockholder”, defined as a person that owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation or is an affiliate of a corporation and was the owner of 15% or more of the outstanding voting stock, for a period of three years following the date such stockholder became an interested stockholder.

Section 203 provides an exception to this prohibition where:

–	prior to the date the interested stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

–	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or

–	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least 66b%of the outstanding voting stock which is not owned by the interested stockholder.

The restrictions imposed by Section 203 will not apply to a corporation if the corporation’s initial certificate of incorporation contains a provision expressly electing not to be governed by this section or the corporation by action of its stockholders holding a majority of the outstanding stock adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203.

We have not elected out of Section 203, and the restrictions imposed by Section 203 apply to us. Such provision could have the effect of discouraging, delaying or preventing our takeover, which could otherwise be in the best interest of our stockholders, and have an adverse effect on the market price for the our common stock.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Restated Certificate of Incorporation and by-laws provide that we shall, to the maximum extent permitted from time to time under the Delaware General Corporation Law, indemnify and advance expenses to any of our officers, directors, employees or agents in connection with any threatened, pending or completed action, suit or proceeding. The Restated Certificate of Incorporation also permits us to secure insurance on behalf of any person who was or is our director, officer, employee or agent against any liability incurred by such person in such capacity, regardless of whether indemnification would be permitted under the applicable provisions of the Delaware General Corporation Law or the Restated Certificate of Incorporation.

Section 102(b)(7) of the Delaware General Corporation Law permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director.

Section 145 of the Delaware General Corporation Law, in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any nonderivative suit or proceeding, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to derivative actions, section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock commenced trading on the Nasdaq SmallCap Market on July 9, 1998. Our common stock was not traded in any public securities market prior to July 9, 1998. On April 3, 2000, our common stock commenced trading on the American Stock Exchange under the symbol, “TQ”.

The following is the range of closing bid prices for the common stock for the periods indicated below:

Year Ending May 31, 2001	High	Low
Q1 June 1 - August 31	$8.25	$4.75
Q2 September 1 - November 30	7.38	2.88
Q3 December 1 - February 28	2.88	0.50
Q4 March 1 - May 31	1.85	0.85

Year ending May 31, 2002	High	Low
Q1 June 1 - August 31	2.10	0.86
Q2 September 1 - November 30	2.60	0.80
Q3 December 1 - February 28	2.85	1.35
Q4 March 1 - May 31	2.10	1.20

Year ending May 31, 2003	High	Low
Q1 June 1 - August 31	1.50	0.75
Q2 September 1 - November 30	1.08	0.65
Q3 December 1 - February 28	0.90	0.60
Q4 March 1 - May 31	1.00	0.60

On May 30, 2003 we had a high and low price of $0.75 and $0.62, respectively.

Dividend Policy

We have never paid any dividends on our common stock and the board of directors does not intend to declare or pay any dividends on the common stock in the foreseeable future. The board of directors currently intends to retain all available earnings, if any, generated by our operations for the development and growth of our business. The declaration in the future of any cash or stock dividends on our common stock will be at the discretion of the board and will depend upon a variety of factors, including our earnings, capital requirements and financial position as well as the general economic conditions at the time in question. Moreover, the payment of cash dividends on the common stock in the future could be further limited or prohibited by the terms of financing agreements that we may enter into, such as a bank line of credit or an agreement relating to the issuance of other of our debt securities, or by the terms of any preferred stock that are or may be issued and then outstanding.

PLAN OF DISTRIBUTION

Shares of common stock currently outstanding and shares of common stock issuable upon exercise of the warrants and options covered by this prospectus may be sold pursuant to this prospectus by the selling stockholders. These sales may occur in privately negotiated transactions or in the over-the-counter market through brokers and dealers as agents or to brokers and dealers as principals, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers of the common stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. Some of the selling stockholders may also sell some of their shares of common stock pursuant to Rule 144 under the Securities Act. The selling stockholders have advised us that they have not made any arrangements relating to the distribution of the shares of common stock covered by this prospectus. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale.

Upon being notified by a selling stockholder that any material arrangement (other than a customary brokerage account agreement) has been entered into with a broker or dealer for the sale of shares through a block trade, purchase by a broker or dealer, or similar transaction, we will file a supplemented prospectus pursuant to Rule 424(c) under the Securities Act disclosing (a) the name of each such broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), (e) if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) any other facts material to the transaction.

Some of the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act by virtue of the number of shares of common stock to be sold or resold by such persons or entities or the manner of sale thereof, or both. If any of the selling stockholders, broker-dealers or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed underwriting discounts and commissions under the Securities Act.

The selling stockholders have represented to us that any purchase or sale of our common stock by them will be in compliance with the Exchange Act. In general, Rule 102 under Regulation M under the Exchange Act prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which he has a beneficial interest, any common stock or any right to purchase common stock, or attempting to induce any person to purchase common stock or rights to purchase common stock, for a period of one business day prior to and subsequent to completion of his participation in the distribution.

During the distribution period, Rule 104 under Regulation M prohibits the selling stockholders and any other person engaged in the distribution from engaging in any stabilizing bid or purchasing the common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the selling stockholders will be reoffering and reselling the common stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect to the common stock.

As permitted by Rule 103 under the Exchange Act, certain underwriters (and selling group members, if any) that are market makers (passive market makers) in the common stock may make bids for or purchases of common stock in the American Stock Exchange until a stabilizing bid has been made. Rule 103 generally provides:

–	a passive market maker’s net daily purchases of the common stock may not exceed 30% of its average daily trading volume in such securities for the two full consecutive calendar months, or any 60 consecutive days ending within the 10 days, immediately preceding the filing date of the registration statement of which this prospectus forms a part,

–	a passive market maker may not effect transactions or display bids for the common stock at a price that exceeds the highest independent bid for the common stock by persons who are not passive market makers, and

–	bids made by passive market makers must be identified as such.

Cash Technologies, Inc. estimates that the total expenses of this offering will be approximately $150,000.

LEGAL MATTERS

The legality of the offering of the shares will be passed upon for us by Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, New York l00l7. Goldstein & DiGioia, LLP, or members or employees thereof, hold warrants to purchase 140,000 shares of common stock, which are included for resale in the registration statement of which this prospectus forms a part.

EXPERTS

The financial statements included in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, (which contained an explanatory paragraph regarding our ability to continue as a going concern), included herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements incorporated by reference in this prospectus have been audited by Vasquez & Company for the year ended May 31, 2001 which are independent certified public accountants, to the extent and for the periods set forth in their report, which contained an explanatory paragraph regarding our ability to continue as a going concern, incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement on Form SB-2 under the Securities Act of 1933, with respect to the common stock offered hereby. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules. For further information about us and our common stock, please refer to the registration statement and the exhibits and schedules filed. Statements contained in this prospectus as to the contents of any contract or document filed as an exhibit to the registration statement are qualified to such exhibit as filed.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. In addition to the registration statement, and the exhibits and schedules thereto, our reports, proxy statements and other information filed with the Securities and Exchange Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Website that contains reports, proxy statements and other information regarding issuers that file electronically with the Commission. The address of that Website is: http://www.sec.gov.

FORWARD LOOKING STATEMENTS

In addition to historical information, the information included in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those pertaining to our capital resources, performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

–	our significant and immediate need for capital;
–	market acceptance of our products;
–	technological restrictions upon development;
–	our limited marketing experience;
–	the uncertainty of product development, including our EMMA technology,
–	our dependence upon new technology,
–	our need for qualified management personnel; and
–	the effect of competition.

Our success also depends upon economic trends generally, governmental regulation, legislation, and population changes. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only. We assume no obligation to update forward-looking statements. See also our reports filed from time to time with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act.

Attachment E

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS’ REPORT

To the Board of Directors and Stockholders of

Cash Technologies, Inc.

Los Angeles, California

We have audited the accompanying consolidated balance sheets of Cash Technologies, Inc. and subsidiaries (the “Company”) as of May 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cash Technologies, Inc. and subsidiaries as of May 31, 2002 and 2001 and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(a) to the consolidated financial statements, the Company has suffered significant recurring losses from operations and at May 31, 2002, had a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1(a). The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ VASQUEZ & Company LLP

Los Angeles, California

July 31, 2002.

[INTENTIONALLY LEFT BLANK]

CASH TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEET

	MAY 31, 2002	MAY 31, 2001
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$419,704	$—
Accounts receivable	38,276	23,714
Prepaid expenses and other current assets	—	52,500
Other receivable (net of allowance $21,000)	85,532	100,666

Total Current Assets	543,512	176,880

CoinBank machines held for sale (Note 1(j))	1,029,292	1,196,783

PROPERTY AND EQUIPMENT (net) (Note 2 )	56,890	141,797

CAPITALIZED SOFTWARE COSTS (Note 1(r))	2,565,605	2,362,749

DEFERRED FINANCE FEES (Note 3)	83,333	277,778

OTHER ASSETS	3,000	4,629

TOTAL ASSETS	$4,281,632	$4,160,616

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Current maturities of Notes Payable (Note 3)	$4,137,630	$3,352,922
Due to Officers and Directors (Note 9)	75,000	155,000
Convertible debt (Note 4)	1,420,574	3,655,915
Equity Placement Liability	530,000	—
Accounts payable	961,045	969,129
Accrued liabilities	954,745	943,871
Bank overdraft	197,800	200,860
Dividend payable	776,456	318,309

Total Current Liabilities	9,053,250	9,596,006

Long-Term Notes Payable (Note 3)		—
Long-Term Convertible Debt (Note 4)	2,586,674	—

TOTAL LIABILITIES	11,639,924	9,596,006

COMMITMENTS & CONTINGENCIES (Note 10)	—	—

STOCKHOLDERS’ DEFICIENCY: (Note 6)
Common Stock, $0.01 par value, 20,000,000 shares authorized, 6,225,676 and 3,551,111 issued and outstanding at May 31, 2002 and 2001	62,335	35,488

8% Cumulative Redeemable Preferred Stock, $0.01 par value; 1,000,000 shares authorized; 676,466 and 950,144 shares issued and outstanding at May 31, 2002 and 2001.	1,904,688	3,009,063

Additional Paid In Capital	20,140,847	15,463,960
Accumulated Deficit	(29,466,162)	(23,943,901)

Total stockholders’ deficiency	(7,358,292)	(5,435,390)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$4,281,632	$4,160,616

See notes to consolidated financial statements

CASH TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	FISCAL YEAR ENDED ENDED MAY 31,
	2002	2001
GROSS REVENUES (Note 1 (e))	$17,052,225	$22,735,599

NET REVENUES	$385,977	$491,180
COST OF REVENUES	260,180	325,081

GROSS PROFIT (LOSS)	125,797	166,099

SELLING, GENERAL, & ADMINISTRATIVE EXPENSE	2,360,364	3,179,488
IMPAIRMENT ON COIN MACHINES	79,245	—
DEPRECIATION & AMORTIZATION EXPENSE	304,325	287,904

OPERATING LOSS	(2,618,137)	(3,301,293)

OTHER INCOME	—	1,446
INTEREST EXPENSE	1,231,814	953,323

LOSS BEFORE INCOME TAXES	(3,849,951)	(4,253,170)
INCOME TAXES	2,400	2,400

NET LOSS	$(3,852,351)	$(4,255,570)

Deemed dividends to preferred stockholders	$1,669,912	$1,234,679

Net loss allocable to common shareholders	$(5,522,263)	$(5,490,249)

Basic and diluted net loss per share	$(1.28)	$(1.55)

Basic and diluted weighted average shares of common stock outstanding	4,327,103	3,544,691

See notes to consolidated financial statements

CASH TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

Years ended May 31, 2001 and 2002

	Common Stock		Preferred Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficiency)
	Shares	Amount	Shares	Amount
Balance May 31, 2000	3,522,200	$35,198	118,125	$1,122,188	$13,905,391	$(18,472,501)	$(3,409,724)

Preferred stock—offerings			880,769	2,350,000			2,350,000
Beneficial conversions					974,926	(974,926)	—
Conversion from preferred to common stock	48,750	488	(48,750)	(463,125)	462,637		—
Compensation expense					117,782		117,782
Rescinding of employee options	(29,839)	(298)			298		—
Distribution of common stock	10,000	100			21,775		21,875
Dividends on preferred stock						(259,753)	(259,753)
Rescinding of noteholder warrants					(18,849)	18,849	—
Net Loss						(4,255,570)	(4,255,570)

Balance May 31, 2001	3,551,111	$35,488	950,144	$3,009,063	$15,463,960	$(23,943,901)	$(5,435,389)

Issuance of redeemable Preferred Stock	—	—	102	775,500	—	—	775,500
Beneficial conversions of Series warrants issued in in conjunction with Preferred Stock issuance	—	—	—	—	367,717	(367,717)	—
Conversion from Preferred to Common Stock	1,369,610	13,697	(273,780)	(1,879,875)	1,866,178	—	—
Sale of Common Stock	1,021,639	10,316	—	—	1,324,684	—	1,335,000
Beneficial conversions of warrants issued in in conjunction with sale of Common Stock	—	—	—	—	428,673	(428,673)	—
Common Stock payments to consultants	130,000	1,300	—	—	168,200	—	169,500
Beneficial conversions of warrants issued to consultants	—	—	—	—	41,643	(41,643)	—
Interest paid with shares of Common Stock	53,077	531	—	—	100,315	—	100,846
Dividends paid with shares of Common Stock	95,239	953	—	—	119,047	—	120,000
Warrant Conversion	5,000	50	—	—	6,700	—	6,750
Warrant Repricing	—	—	—	—	253,730	(253,730)	—
Dividends on Preferred Stock	—	—	—	—	—	(578,149)	(578,149)
Net Loss	—	—	—	—	—	(3,852,351)	(3,852,351)

Balance May 31, 2002	6,225,676	$62,335	$676,466	1,904,688	$20,140,847	$(29,466,162)	$(7,358,292)

See notes to consolidated financial statements

CASH TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FISCAL YEAR ENDED MAY 31
	2002	2001
OPERATING ACTIVITIES:
Net loss	$(3,852,351)	$(4,255,570)
Adjustments to reconcile net loss to net cash used by operating activities:

Amortization of discount on convertible debt	17,583	211,000
Amortization of capitalized software	205,931	—
Noncash deemed interest expense	545,291	222,222
Common Stock issued in exchange for legal services	—	21,775
Loss on collection of accounts receivable	22,992	—
Noncash compensation expense	169,500	117,783
Depreciation expense	101,872	90,944
Impairment of CoinBank machines held for sale	79,245	—

Changes in operating assets and liabilities:

Account receivable	(22,420)	31,961
CoinBank machines held for sale	88,246	85,853
Prepaid expenses and other current assets	52,500	(51,700)
Cash inventory	—	176,163
Other assets	1,629	34,871
Accounts payable	(8,084)	598,831
Accrued interest	660,246	442,675
Accrued expenses and other current liabilities	10,874	386,051

Net cash used in operating activities	(1,926,946)	(1,887,142)

INVESTING ACTIVITIES:

Purchase of property and equipment	(16,965)	(12,160)
Proceeds from aale of asset	—	40,000
Capitalized software	(408,786)	(1,201,535)

Net cash used in investing activities	(425,751)	(1,173,695)

FINANCING ACTIVITIES:

Book overdraft	(3,060)	200,860
Payments on capital lease obligation	—	(487)
Proceeds from conversion of warrants	6,750	—
Proceeds from other equity placements	530,000	—
Repayments on long-term debt	(41,788)	—
Net proceeds from issuance of preferred stock	775,500	2,350,000
Proceeds from short-term debt	250,000	155,000
Repayments on short-term debt	(80,000)	—
Proceeds from sale of common stock	1,335,000	100

Net cash provided by financing activities	2,772,402	2,705,473

CHANGE IN CASH AND CASH EQUIVALENTS	419,704	(355,364)

Cash and Cash Equivalents, Beginning of Year	—	355,364

Cash and Cash Equivalents, End of Year	$419,704	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Income taxes	$—	$2,400

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS

Finance fees added to notes payable	$250,000	$500,000
Conversion of preferred stock into common stock	$1,879,875	$462,637
Deemed dividend on preferred stock	$367,717	$974,926
Issuance of common stock for services performed	$169,500	$21,775
Rescinding of noteholder warrants	$—	$18,849
Dividends declared on preferred stock	$578,149	$259,753
Dividends paid on preferred stock with common stock	$120,000	$—
Deemed dividend on common stock	$428,673	$—
Deemed dividend on warrants issued	$41,643	$—
Interest paid on preferred stock with common stock	$100,846	$—
Conversion of shareholder warrants	$6,750	$—
Repricing of noteholder warrants	$253,730	$—

See notes to consolidated financial statements

CASH TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	FEBRUARY 28, 2003	MAY 31, 2002
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$377,634	$419,704
Prepaid expenses	25,000	—
Accounts receivable	31,754	38,276
Other receivables (net of allowance $21,000)	85,532	85,532

Total current assets	519,920	543,512

COIBANK MACHINERY HELD FOR SALE	862,090	1,029,292

PROPERTY AND EQUIPMENT (net)	33,095	56,890

CAPITALIZED SOFTWARE COSTS	2,145,778	2,565,605

DEFERRED FINANCING FEES	—	83,333

OTHER ASSETS	5,365	3,000

TOTAL ASSETS	$3,566,248	$4,281,632

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Current maturities of notes payable	4,073,040	4,137,630
Due to officers and directors	173,448	75,000
Convertible debt	4,260,373	1,420,574
Equity placement liability	—	530,000
Accounts payable	1,334,006	961,045
Accrued liabilities	1,415,676	954,745
Bank overdraft	197,800	197,800
Dividend payable	1,034,060	776,456

Total current liabilities	12,488,403	9,053,250

Long-term convertible debt	—	2,586,674

TOTAL LIABILITIES	12,488,403	11,639,924

COMMITMENTS & CONTINGENCIES

MINIORITY INTEREST	33,178	—

STOCKHOLDERS’ DEFICIENCY:
Common stock	81,798	62,335
Preferred stock	1,758,688	1,904,688
Additional paid in capital	22,369,028	20,140,847
Accumulated deficit	(33,164,847)	(29,466,162)

Total stockholders’ deficiency	(8,955,333)	(7,358,292)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$3,566,248	$4,281,632

See notes to consolidated financial statements

CASH TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	FOR THREE MONTHS ENDED FEBRUARY 28,		FOR NINE MONTHS ENDED FEBRUARY 28,
	2003	2002	2003	2002
GROSS REVENUES (Note 1)	$62,337	$4,745,888	$2,246,221	$10,183,296

NET REVENUES	62,337	69,823	295,200	259,142
COST OF REVENUES	44,773	32,384	216,623	171,895

GROSS PROFIT	17,564	37,439	78,577	87,247

SELLING, GENERAL, & ADMINISTRATIVE EXPENSE	615,591	539,653	1,934,450	1,528,112
RESEARCH & DEVELOPMENT EXPENSE	60,000	123,756	227,000	123,756
DEPRECIATION & AMORTIZATION EXPENSE	146,994	78,240	441,705	128,507

OPERATING LOSS	(805,021)	(704,210)	(2,524,578)	(1,693,128)

INTEREST EXPENSE	166,069	310,494	582,763	865,712

LOSS BEFORE INCOME TAXES	(971,089)	(1,014,704)	(3,107,340)	(2,558,840)
INCOME TAXES	—	—	—	—

Minority Interest	(10,559)	—	(21,958)	—

NET LOSS	$(960,530)	$(1,014,704)	$(3,085,382)	$(2,558,840)

Dividends & deemed dividends	$351,062	$536,072	$613,302	$1,301,352

Net loss allocable to common shareholders	$(1,311,592)	$(1,550,776)	$(3,698,684)	$(3,860,192)

Basic and diluted net loss per share	$(0.21)	$(0.41)	$(0.58)	$(1.02)

Basic and diluted weighted average shares of common stock outstanding	6,383,273	3,777,861	6,383,273	3,777,861

See notes to consolidated financial statements

CASH TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	FOR THE NINE MONTHS ENDED FEBRUARY:
	2003	2002
OPERATING ACTIVITIES:
Net loss	$(3,085,382)	$(2,558,840)
Adjustments to reconcile net loss to net cash used by operating activities:

Minority interest	(21,958)	—
Amortization of discount on convertible debt	—	17,583
Amortization of capitalized software	419,826	65,989
Noncash deemed interest expense	83,333	354,167
Noncash compensation expense	162,600	72,000
Depreciation expense	24,764	72,071

Changes in operating assets and liabilities:

Account receivable	6,522	30,114
CoinBank machines held for sale	167,202	60,379
Prepaid expenses and other current assets	(25,000)	7,500
Other assets	(2,365)	1,629
Accounts payable	372,961	83,616
Accrued interest	338,535	480,375
Accrued expenses and other current liabilities	460,930	207,247

Net cash used in operating activities	(1,098,032)	(1,106,170)

INVESTING ACTIVITIES:

Purchase of property and equipment	(969)	(2,202)
Capitalized software	—	(408,787)

Net cash used in investing activities	(969)	(410,989)

FINANCING ACTIVITIES:

Book overdraft	—	(3,060)
Net proceeds from issuance of preferred stock	—	775,500
Net proceeds from exercise of common stock warrants	100,000	—
Proceeds from short-term debt	98,448	100,000
Proceeds from common stock of subsidiary	45,000	—
Repayments on short-term debt	(150,000)	(12,000)
Proceeds from sale of common stock	963,483	1,352,500

Net cash provided by financing activities	1,056,931	2,212,940

CHANGE IN CASH AND CASH EQUIVALENTS	(42,070)	695,781

Cash and Cash Equivalents, Beginning of Year	419,704	—

Cash and Cash Equivalents, End of Year	$377,634	$695,781

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid with cash	$88,867	$—

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS

Conversion of preferred stock into common stock	$146,000	$1,879,875
Conversion of warrants into common stock	$262,000	$—
Deemed dividend on preferred stock	$—	$781,632
Deemed dividend on common stock	$—	$12,038
Finance fees added to notes payable	$—	$250,000
Issuance of common stock for services performed	$162,600	$72,000
Dividends declared on preferred stock	$257,604	$507,683
Dividends paid on preferred stock	$—	$120,000
Deemed dividend on warrants issued	$355,698	$—

See notes to consolidated financial statements

CASH TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, ORGANIZATION AND BASIS OF PRESENTATION

(a)	“Going Concern”—The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has significant losses from operations and has used significant amounts of cash for operations during the last four years. As of May 31, 2002 and 2001, the Company has both working capital and net capital deficiencies. Operating losses and cash flow deficiencies have continued throughout 2002.

In view of the financial deficiencies, there is substantial doubt about the Company’s ability to continue as a going concern. The recoverability of recorded assets and satisfaction of the liabilities is dependent on the continued operations of the Company, which is in turn dependent upon the Company’s ability to meet its financing requirements on a continuing basis as well as to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities.

Due to the unfavorable results of operations and cash flows, the Company is in the process of negotiating payment terms with vendors representing a significant portion of its accounts payable and is managing the payments of the remaining accounts payable on a case-by-case basis. Management is also taking certain steps to obtain additional equity financing to improve its operating results and financial position.

The Company plans to increase revenues and reduce costs in order to generate sufficient positive cash flow beginning in fourth quarter of fiscal year 2003. While the Company believes that its financing and revenue generation plans will be successful, no assurances can be given that the Company will be successful and that the Company will continue as a going concern.

(b)	Basis of Consolidation—The accompanying consolidated financial statements include the accounts of Cash Technologies, Inc. (“CTI”), a Delaware corporation, and its wholly owned subsidiaries, National Cash Processors, Inc. (“NCP”), Cintelia, Inc, and CoinBank Automated Systems (“CAS”) together the “Company.” CoinBank Automation Handels GmbH, Salzburg, Austria (“CoinBank Europe” or “CBE”) was treated as a division of CoinBank Automated Systems during this period and was consolidated into CoinBank Automated Systems. All significant inter-company transactions and accounts have been eliminated in consolidation. CTI was incorporated in August 1995. In January 1996, certain affiliates of the Company exchanged their stock in NCP as part of a combination of entities under common control. CAS was incorporated in November 1995 and Cintelia in December 2001.

(c)

        Business—The principal business activity of each entity is as follows: CTI is currently undergoing a development process of Electronic Message Management Architecture Transaction Processing System (EMMA); NCP is a full-service cash-processing entity providing sorting, counting and wrapping functions to cash-intensive businesses; CAS offers self-service coin-counting machines. CBE functions as a European sales office for the

Company and Cintelia was formed to develop and market software applications in relation to airport and other security through the utilization of biometrics.

Approximately 63% and 74% of the Company’s net revenues were derived from one customer for the years ended May 31, 2002 and 2001, respectively. The Company has a firm fixed-price contract with Los Angeles County Metropolitan Transit Authority. The Company’s contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expired on June 30, 2002, which may result in a significant reduction in the Company’s gross and net revenue in the future. As of September 1, 2002 the Company does not have any cash processing customers.

(d)	Revenue Recognition—The Company recognizes service fee income when coins and currency are processed. In certain instances, customers will remit funds to the Company in advance of the coin shipments to them. In certain instances, customers deposit coins before the Company makes payment.

(e)	Gross revenues—Include the value of currency processed and do not represent revenue under generally accepted accounting principles.

(f)	Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

(g)	Cash Equivalents—The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

(h)	Cash Restricted—The Company no longer maintains a cash deposit as security towards the daily purchase of currency.

(i)	Cash Inventory—Inventory consists of currency stated at face value.

(j)	CoinBank Machines Held for Sale—The Company has designated its CoinBank machines and parts as being held for sale. CoinBank machines held for sale are recorded at the lower of the cost or estimated fair value, which includes an estimate of the costs to sell these assets. The estimated fair value is based on information including recent sales of CoinBank machines and estimated present value techniques. During the fourth quarter of fiscal year 2002, management evaluated the estimated fair market value of these machines and subsequently recorded an impairment loss of $79,245. As of May 31, 2002, the carrying value of the CoinBank machines is $1,029,292.

(k)	Property and Equipment—Property and equipment are stated at cost less accumulated depreciation. The provision for depreciation is computed using the straight-line method over the estimated useful lives of the related asset, ranging from 3 to 7 years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated life of the asset or the remaining term of the lease.

(l)	Impairment of Long-Lived Assets—The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (un-discounted and without interest changes) from the use of an asset is less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

(m)	Income Taxes—The Company files a consolidated federal income tax return and a combined California franchise tax return. Deferred income taxes have been recognized for temporary differences between the financial reporting and income tax bases of assets and liabilities, which are based on the enacted tax rates expected to be in effect when such amounts are expected to be realized or settled. A valuation allowance is established when necessary, to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred income taxes.

(n)	Employee Stock Option—The Company adopted statement of financial accounting standard No. 123, “Accounting for Stock-Based Compensation”(SFAS No. 123), as of June 1, 1998, which establishes a fair value method of accounting for stock-based compensation plans. In accordance with SFAS No. 123, the Company has chosen to continue to account for stock-based compensation utilizing the intrinsic value method prescribed in APB 25. Accordingly, compensation cost for stock option is measured as the excess, if any, of the fair market price of the Company’s stock at the date of grant over the amount an employee must pay to acquire the stock.

Also, in accordance with SFAS No. 123, the Company has provided footnote disclosure with respect to stock-based employee compensation. The cost of stock-based employee compensation is measured at the grant date on the value of the award and is recognized over the service period. The value of the stock–based ward is determined using a pricing model whereby compensation cost in excess of the fair value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

(o)	Basic and Diluted Net Loss per Common Share—Basic and diluted net loss per common share is based on the weighted average number of common shares outstanding during the respective periods. Statement of Financial Accounting Standards No. 128, “Earnings per Share” issued by the FASB is effective for financial statements with fiscal years and interim periods ending after December 15, 1997. SFAS 128 provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings, such as stock options, warrants or convertible debentures. Stock options and warrants outstanding during the periods presented were not included in diluted earnings per share since their effect would be anti-dilutive.

(p)

Fair Value of Financial Instruments—Financial instruments consist of accounts receivable and payable, which have a fair value approximating the book value due to their short-term nature; notes payable for which fair value approximates book value due to interest rates on long-term debt approximate current interest rates, and amounts due to stockholders have a fair value that cannot be determined due to the related-party nature of the transactions.

(q)	Concentration of Suppliers—The Company is dependent on third-party manufacturers for the production of the components incorporated into CoinBank machines and currently purchases substantially all of its requirements of specially designed or modified components from single source suppliers. The Company purchases certain of these components pursuant to open purchase orders placed from time to time in the ordinary course of business. Although the Company currently believes that alternative sources for these components are readily available, failure or delay by any manufacturer in providing components to the Company on commercially reasonable terms, or at all, in the absence of readily available alternative sources, could result in interruptions in the Company’s ability to continue its assembly and installations of CoinBank machines and have a material adverse effect on the Company’s operations.

(r)	Capitalized Software—The research and development of new software products and enhancements to existing software products were expensed as incurred (and recorded in the consolidated statement of operation) until technological feasibility has been established. Technological feasibility is established upon completion of a detailed program design or working model. As of May 31, 2002, capitalized software costs amounted to $2,771,536 of which $408,787 and $1,201,535 were capitalized in fiscal years ended May 31, 2002 and 2001, respectively. Technological feasibility was achieved in September of 1999 and from that point forward all expenses related to the EMMA software development had been capitalized. As of December 31, 2001, the Company had capitalized $2,771,536 in development and related costs. The EMMA product was available for release to the public in January 2002 thus all development costs totaling $141,301 since have been expensed.

Amortization commenced on January 1, 2002. The amortization was over a seven (7) year period for the quarter ended February 28, 2002 resulting in an amortization expense of $65,989. The amortization period for capitalized software was changed to five (5) years starting March 1, 2002, primarily to approximate the estimated period over which the business brought about by the technology will expand into its expected capacity. As of March 1, 2002, net unamortized capitalized software amounted to $2,705,547. The unamortized cost as of March 1, 2002 is being amortized over the remaining revised estimated life. The change resulted in an amortization expense of $205,931, an increase of $40,959 ($0.01 per share) from the original estimated amortization period, for the year ended May 31, 2002.

(s)	Concentration of Credit Risk—Financial instruments that potentially subject the Company to a concentration of credit risk consists primarily of accounts receivable. The receivables are unsecured, and the Company performs ongoing credit evaluations of its customers. At May 31, 2002, the receivable from a major customer was $37,170.

(t)	Reclassification—Certain reclassifications have been made to the May 31, 2001 financial statements to conform to the May 31, 2002 presentation.

2. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2002	2001
Machinery and equipment	$17,842	$17,842
Security systems	42,788	42,788
Furniture and fixtures	13,714	13,714
Computer equipment	245,182	237,803
Leasehold improvements	125,444	125,444
Other equipment	82,136	82,136

Total Property and Equipment	$527,106	$519,727
Less accumulated depreciation	470,216	377,930

	$56,890	$141,797

3. NOTES PAYABLE

	2002	2001
In 1997, we entered into a credit agreement with G.E. Capital Corporation (“G.E.”) pursuant to which we borrowed $5,500,000 for the purchase of CoinBank component equipment, working capital and general corporate purposes. On September 29, 2000 the Company entered into an agreement with GE to defer principal payments on the debt for twelve (12) months and to defer interest payments for six (6) months. As consideration for the extension, the Company and GE have agreed to increase the principal portion of the loan by $500,000 and the Company recorded deferred financing fees, which were amortized over an eighteen (18) month period. The Company and G.E. Capital had negotiated another waiver agreement as of September 13, 2001 pursuant to which G.E. Capital agreed to a six (6) month deferral of interest payments and a twelve (12) month deferral of principal payments provided (i) we granted G.E. Capital a lien on all of its assets (ii) we paid G.E. Capital 60% of all proceeds from the sale of its CoinBank machines (iii) we obtained subordination agreements from all of our noteholders prior to December 30, 2001 whereby the noteholders subordinate their lien to that of G.E. Capital (iv) the sum of $250,000 is added to the outstanding principal amount of the loan, which is being amortized over a twelve (12) month period. As of May 31, 2002 we owed $3,809,778, which includes the principal, financing fees and unpaid interest. Although we are currently trying to obtain an extension from G.E. Capital to obtain subordination agreements from all of its noteholders, since we were unable to deliver all required subordination agreements by December 30, 2001 we are in default of the waiver agreement	$3,809,778	$3,275,070

On March 14, 2002, the Company obtained a loan of $150,000 from Continental Business Credit strictly for purposes of the Company’s cash processing operations. The loan was a short-term loan with an interest rate of 22%. In July of 2002 the principal balance on the loan was paid back in full	150,000	—

In March 2001, the European division of CoinBank obtained a short-term line of credit of $100,000 to be used for working capital and development of the European version of the CoinBank machines. Furthermore, the bank as collateral is holding 50,000 shares of the Company’s common stock	100,000	—

Enhancement work done on coin machines was converted into a note payable with the vendor. The loan matured on February 2001. The interest rate is at 10% and interest payments are made on a monthly basis. The Company is currently under default, but negotiating new payment terms on this note.	77,852	77,852

	4,137,630	3,352,922
Less current portion	4,137,630	3,352,922

Long term maturity	$	.	$	.

In March 2001, the European division of CoinBank obtained a short-term line of credit of $100,000 to be used for working capital and development of the European version of the CoinBank machines. Furthermore, the bank as collateral is holding 50,000 shares of the Company’s common stock.

On March 14, 2002, the Company obtained a loan of $150,000 from Continental Business Credit strictly for purposes of the Company’s cash processing operations. The loan was a short-term loan with an interest rate of 22%. In July of 2002 the principal balance on the loan was paid back in full.

4. CONVERTIBLE DEBT

In January 2000, we completed a private placement offering of convertible notes and warrants under Section 4(2) of the Securities Act of 1933. The offering consisted of units, each unit comprised of a secured convertible promissory note in the principal amount of $50,000, bearing interest at the rate of 10% per annum and Series B Redeemable Warrants to purchase 5,000 shares of common stock. GunnAllen Financial, Inc., one of our investment bankers and an underwriter in our initial public offering, was engaged as placement agent for this offering. We received gross proceeds from this offering of $3,362,000 from the sale of 67.2 Units. As a result of this offering, we issued notes in the aggregate principal amount of $3,362,000 and 336,200 Series B Common Stock Purchase Warrants The notes were originally convertible into our Common Stock at the conversion rate of $9.50 per share. The Series B Warrants were originally exercisable at a price of $13.00 per share. The notes were originally due and payable on July 31, 2001. The notes were secured by a first priority lien on all of our assets.

In October 2001, as a result of our need for funds and our low stock price, and our inability to repay the notes, the Board of Directors determined that it was in our best interests to make an offer to the note holders in order to restructure the terms of the notes. Under the terms of this restructuring, we proposed as follows:

•	The maturity date of the original notes would be extended to July 31, 2003. Payment of interest accruing after July 31, 2001 to the maturity date and principal will be paid at the new maturity date;

•	Accrued interest from the original date of the notes through July 31, 2001 will be added to the principal amount outstanding on the notes;

•	Any and all default interest due under the notes will be waived in full;

The Series B Warrants originally issued to the holders of the original notes would be amended to provide as follows:

•	If exercised prior to November 30, 2001, the exercise price will be $1.35 per share;

•	If exercised after November 30, 2001 but prior to January 15, 2002, the exercise price will be $2.20 per share; and

•	If exercised after January 15, 2002, the exercise price will be permanently reduced to $4.50 per share.

•	The exercise period of the Series B warrants would be extended to equal five years from July 31, 2001 to July 31, 2006.

•	For each warrant received in connection the original note subscription, the note holder would receive a new warrant, with terms equal to the original Series B Warrants, as amended above.

The offer was valid initially through December 31, 2001 and later was extended to January 31, 2002. Noteholders who agreed to the exchange after Dec. 31, 2001, but prior to Jan. 31, 2002 would not be entitled to the applicable warrant price adjustments described above.

In addition, the noteholders were required to agree that any and all security interests granted to the note holders in the Company’s existing CoinBank machines and related equipment existing as of the date hereof would be subordinated and deemed junior to the security interests of GE Capital.

Noteholders were also requested to agree that the lien and security interest previously granted to them under the notes be subordinate to a lien and security interest in favor of a proposed lender to the Company who has proposed to lend to the Company up to $250,000 provided the funds lent are used solely in connection with our cash processing business with the Los Angeles Metropolitan Transportation Authority (LACMTA). In April 2002, the Company obtained a loan of $150,000 for the LACMTA cash-processing contract.

To date, the Company has received executed Acceptance Letters from thirty-five (35) of the forty-eight (48) noteholders, which modify the terms of the original Promissory Notes. The Company is engaged in discussions with the remaining thirteen (13) noteholders to finalize modifications of their Notes. As of May 31, 2002 the Company has received commitments for $2,287,000 of the notes and an additional $300,000 after May 31, 2002, which represents approximately 77% of the total notes outstanding. As part of the restructuring process during the fiscal year ended May 31, 2002 the Company reclassified $299,674 of interest accrued as part of the reissued notes. As of May 31, 2002 the Company has accrued an additional $333,750 in interest payable on the notes. The Company recognized a deemed dividends expense of $253,730 in conjunction with this restructuring.

5. INCOME TAXES

As of May 31, 2002, the Company has available federal net operating loss (“NOL”) carry-forwards that approximate $21.8 million and may be applied against future taxable income through tax year 2022. State NOL carry-forward is approximately $11.6 million and expire through tax year 2006. Since management can not determine if it is more likely than not that the deferred tax asset will be realized, a 100% valuation reserve has been set up to entirely offset the deferred tax asset of $8.4 million. The utilization of NOLs may be limited in the future if significant changes in stock ownership occur. Temporary differences other than the NOL are not material. The current tax expense is due to payment of minimum state taxes.

As of May 31, 2001, the Company has available federal net operating loss (“NOL”) carry-forwards that approximate $19.4 million and may be applied against future taxable income through tax year 2021. State

NOL carry-forward is approximately $11.6 million and expire through tax year 2005. Since management can not determine if it is more likely than not that the deferred tax asset will be realized, a 100% valuation reserve has been set up to entirely offset the deferred tax asset of $7.6 million. The utilization of NOLs may be limited in the future if significant changes in stock ownership occur. Temporary differences other than the NOL are not material. The current tax expense is due to payment of minimum state taxes.

6. STOCKHOLDERS EQUITY

In February 1997, the Company amended its certificate of incorporation to increase the number of authorized shares of common stock to 20,000,000.

In July 1998, the Company completed an initial public offering of 1,485,000 shares and in August 1998 completed an over-allotment of 172,790 shares of its common stock.

On July 9, 1998, the Company completed an initial public offering of 1,485,000 shares of its common stock and received net proceeds of approximately $8,845,000 after deducting commissions and expenses of $1,550,000. At the same time, the Company issued approximately 130,915 shares of its common stock and certain officers and stockholders exchanged approximately 161,830 shares of the Company’s common stock owned by them in exchange for approximately $1,412,106 of indebtedness to shareholders.

The Company granted options under the Employee Option Plan to purchase common stock. 227,643 options were granted at $7.00 per share and 285,887 options were granted at $3.50 per share. These options vested in equal increments over a three-year period.

Prior to the initial public offering, the Company had issued various subordinated promissory notes. These notes were repaid with a portion of the net proceeds from the initial public offering of the Company’s common stock. In conjunction with liquidation of the notes, the Company issued warrants to purchase 653,300 shares of Common Stock at prices ranging from of $3.50 to $8.00 per share. (Note 8)

In August 1998, the Company issued 172,790 shares of common stock in connection with the partial exercise of the over-allotment option. Net proceeds to the Company were approximately $1,055,071 after deducting $154,179 for commissions and expenses.

On July 27, 1999, the Company commenced a private offering pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D. The Company was offering up to 52,500 units, each unit comprised of (I) 10 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock and (II) 5 Series A Common Stock Purchase Warrants. Each share of the Series A Preferred Stock is convertible into one share of Common Stock. The Series A Warrants are exercisable at $12.00 per share. The securities in the private offering were being sold in reliance upon the availability of an exemption from the registration provisions of the Securities Act of 1933 by virtue of the Company’s intended compliance with the provisions of sections 4(2), 4(6) thereof and rule 506 adopted by the Securities and Exchange Commission thereunder. The securities may not be transferred or resold except pursuant to registration under the Securities Act of 1933 or an exemption therefrom.

On November 30, 1999, the Company completed this offering and received gross proceeds of $1,122,188. The Company also paid sales commission of $69,825 in January of 2000. The Company has issued (i) 118,125 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock and (ii) 53,809 Series A Common Stock Purchase Warrants (exercisable at $12.00 per share). The Company recorded deemed dividends of $522,640 for the Preferred Stock issued for the period. This amount was based on (i) the difference between the closing market price and the offering price of the Preferred Stock plus (ii) the value of the Warrants associated with the Preferred Stock, valued using the Black Scholes model.

The Company issued one hundred thousand (100,000) Stock Purchase Warrants to Starr Securities at $10.375 each for consulting services including advice related to future merger, acquisition, financing and other capital transactions. These options have been valued at $190,856 using the Black Scholes model and are recorded as deferred offering costs.

The Company issued Gunn Allen Securities twenty five thousand (25,000) Stock Purchase Warrants at $10.375 for services related to assisting the Company with future capital transactions in late August of 1999. These options were not recorded in the first quarter of 1999 and were subsequently recorded in the second quarter of 1999. These options have been valued at $47,714 using the Black Scholes model and this amount was recorded as an expense.

The Company also issued Gunn Allen Securities one hundred thousand (100,000) Stock Purchase Warrants at $11.3125 for services related to assisting the Company with future capital transactions in September of 1999. These options have been valued at $208,099 using the Black Scholes model and this amount was recorded as an expense.

The Company also issued WAB Capital twenty five thousand (25,000) Stock Purchase Warrants at $12.9375 for consulting and research services in November of 1999. These options have been valued at $51,291 using the Black Scholes model and this amount was recorded as an expense.

In September 1999, the Company issued Howard Brand, its then current Chief Financial Officer, thirty thousand (30,000) Stock Purchase Warrants at $11.3125 per share. These warrants have been valued at $62,431 using Black Scholes model and this amount was expensed over a one-year period. These warrants were repriced to $5.00 per share in August 2000, which was valued at $22,606 and expensed in the first quarter. The repricing requires the Company to recognize additional compensation cost when the common stock price is greater than $5.00 per share. Also in August 2000, Mr. Brand was issued an additional 70,000 Stock Purchase Warrants at $5.00 per share, which was valued at $61,440 and was also expensed in the first quarter. Mr. Brand served as the Company’s Chief Financial Officer and Secretary, until December 7, 2000.

During the fiscal year ended May 31, 2000, the Company issued 31,159 shares of common stock in conjunction with the exercise of stock options by its employees. In order to effect a cashless transaction, an additional 58,059 incentive stock options were forfeited. These shares of common stock are restricted for a period of one year from the date of exercise. This cashless transaction resulted in a charge to non-cash compensation of $317,159. In January of 2000, certain employee of the Company and the Company rescinded the exercise of their options and returned shares of common stock, which they had received in conjunction with the employee’s exercise of stock options and the stock were part of the Company’s 1996 Employee Stock Option Plan. A total of 29,839 shares of common stock were rescinded. Furthermore, all options related with this transaction were cancelled.

In January 2000, the Company issued 336,200 Stock Purchase Warrants at an exercise price of $13.00 in connection with the convertible debt offering. In December 2001, as part of the note restructuring process the Company issued 228,700 replacement warrants at exercise prices ranging from 1.35 to $4.50, as well as an additional 228,700 warrants at the same exercise prices. (See Note 4)

In October 2000, the Company completed a private placement of $2,000,000 of units comprised of Series B 8% Preferred Stock (“Series B Stock”) and Series C Warrants. Each unit had a purchase price of $100,000 and is comprised of 20,000 shares of Series B Stock and 4,000 Series C Warrants. The Series B Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series B Stock is convertible into shares of Common Stock, at anytime at the option of the holder, at the liquidation price divided by the lesser of: (i) $5.50 per share; or (ii) the average closing price for the Company’s Common Stock for the five (5) trading days ending on the trading day prior to the date of the conversion notice; provided, however, in no event will the conversion rate be less than $2.50 per share. The liquidation price is $5.00 per share. By way of example, for each $100,000 unit, an investor would be entitled to approximately 18,181 shares of Common Stock upon conversion of Series B Stock. The Series C Warrants have an exercise price of $2.00 per share. The Company recorded deemed dividends of $436,840 and paid $150,000 in commission in conjunction with this offering.

On December 7, 2000, the Company awarded 10,000 shares of common stock to their legal counsel in Germany for services performed. Legal expenses of $21,775 were recognized in conjunction with this transaction.

The Company also issued Gunn Allen Securities fifty thousand (50,000) Stock Purchase Warrants at $0.50 for services related to assisting the Company with capital transactions in October 2000, in conjunction with the Series B Preferred Stock offering.

On January 10, 2001, the Company completed a financing of $500,000, with one of its shareholders, comprised of Series C 8% Convertible Preferred Stock and Series D Warrants. The Series C Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. There is a conversion feature of one share of common stock for each share of preferred stock surrendered. The Series D Warrants have an exercise price of $0.50 per share. The Company issued 480,769 shares of Series C Preferred Stock which was determined by dividing the sum of $500,000 by the average closing price of the Common Stock of the Company on the American Stock Exchange for the 5 trading days ending January 3, 2000. As part of the purchase price the investor surrendered 83,000 Series B and C warrants in his possession. The Company has recorded deemed dividends of $511,953 in conjunction with this offering.

In March 2001, the European division of CoinBank obtained a line of credit for $100,000 to be used for working capital and development of the European version of the Coinbank machines. Furthermore, the bank as collateral is holding 50,000 shares of the Company’s common stock.

In March 2001, the Company obtained a loan of $70,000 and another $10,000 in May 2001, from First Bancorp, L.P. Mr. Bruce Korman, our Chief Executive Officer, is the president and general partner of First Bancorp. This loan was a short-term interest free loan payable in increments over 180 days. As of September 15, 2001 the loan had been repaid in full.

On April 4, 2001, the Company obtained loan of $75,000 from Transtech GBM, Inc. Robert Fagenson who is on the Company’s Board of Directors is the Chief Executive Officer of Transtech GBM, Inc. The loan bears an interest rate of 10% annually and the Company has issued warrants to purchase 10,000 shares of the Company’s common stock at an exercise price of $2.00 per share and an exercise period of three years. A compensation expense of $7,284 had been recorded in 2001 in conjunction with the warrants. The company has accrued interest expense of $8,750 in conjunction with this loan.

In June 2001, we completed a financing of $250,000, comprised of 25 shares of Series D 8% Convertible Preferred Stock and 50,000 Series E Warrants. The financing was intended to comply with Section 4(2) of the Securities Act of 1933 as exempt from registration. The Series D Stock have annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series E Warrants have an exercise price of $1.36 per share. During the quarter ended August 30, 2001, there was a deemed dividend expense of $136,849 recognized in conjunction with the warrants issued in this offering. The Company received gross proceeds of $220,000, which has been used for operating activities. In February 2002, the 25 shares of Series D Preferred Stock were converted into 325,860 shares of the Company’s Common Stock.

In June 2001, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold an aggregate of $100,000 of its securities to 2 foreign investors Each investor purchased a $50,000 unit, each unit comprised of (i) 41,667 shares of Common Stock and (ii) 5,000 common stock purchase warrants. The warrants have an exercise price of $1.20 per share and are exercisable for five years. During the quarter ended August 30, 2001 there was a deemed dividend expense of $14,909 recognized in conjunction with the warrants issued in this offering. The proceeds of the transactions were used to pay certain debts, including payroll obligations, of our Austrian subsidiary.

In August 2001, we completed an offering of 72 shares of Series E 8% Convertible Preferred Stock and 34,500 Series F Warrants. The financing was intended to comply with Section 4(2) Of the Securities Act of 1933 as exempt from registration. The Series E Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series F Warrants have an exercise price of $2.00 per share. The Company sold 72 units for gross proceeds of $180,000. During the quarter ended August 30, 2001 there was a deemed dividend gain of $19,603 recognized in conjunction with the warrants issued in this offering.

On August 31, 2001, we completed a financing of $500,000 in gross proceeds, with one of our shareholders, comprised of shares of Series F 8% Convertible Preferred Stock and Series G Warrants. The financing was intended to comply with Section 4(2) of the Securities Act of 1933 as exempt from registration. The Series F Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. Each Series G Warrants is initially exercisable to purchase one Warrant Share at an initial exercise of $1.46 per share. We issued 5 shares of Series F Preferred Stock and 100,000 shares of Series G warrants. A total of $57,000 in commissions was paid in relation to this offering as well as an issuance of 50,000 shares of our common stock valued at $67,500 to Gunn Allen and associates. Furthermore, during the quarter ended August 30, 2001, there was a deemed dividend expense of $247,252 recognized in conjunction with the warrants issued in this offering. In February 2002, the 5 shares of Series F Preferred Stock were converted into 500,000 shares of the Company’s Common Stock.

During the quarter ended November 30, 2001 we issued 50,000 shares of our common stock valued at $50,000 to one of our EMMA developers for payment toward services performed. The issuance was intended to comply with Section 4(2) of the Securities Act of 1933, as amended in a transaction exempt from registration.

On December 5, 2001, we issued 10,000 shares of the Company’s common stock valued at $22,000 to one of our shareholders for payment toward consulting services performed. An expense of $22,000 was recognized during the quarter ended February 28, 2002. The shares of common stock were issued at fair market value.

In December 2001, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, completed a private placement of its securities. The Company sold nine (9) units for gross proceeds of $225,000. Each unit was comprised of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock. Ten thousand (10,000) warrants are initially exercisable to purchase one warrant share each at an initial exercise price of $1.50, five thousand (5,000) warrants at $2.50 and five thousand (5,000) warrants at $4.75. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $178,724 recognized in conjunction with the warrants issued in this offering.

In December 2001, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, completed a private placement of its securities. The Company sold eight (8) units for gross proceeds of $200,000. The Company issued 106,383 shares of common stock and 50,000 stock purchase warrants. The warrants are initially exercisable to purchase one Common Stock share each at an initial exercise price of $1.88. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $53,012 recognized in conjunction with the warrants issued in this offering.

In February 2002, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 3 units at an aggregate of $75,000 of its securities to 2 foreign investors. Each unit comprised of (i) 16,667 shares of Common Stock and; (ii) 2,500 common stock purchase warrants. The warrants have an exercise price of $1.70 per share and are exercisable for five years. During the quarter ended February 28, 2002, there was a deemed dividend expense of $4,096 recognized in conjunction with the warrants issued in this offering. The proceeds of the transactions were used to pay certain debts, including payroll obligations, of our Austrian subsidiary.

On February 22, 2002, we completed a private placement of our securities with one of our shareholders. GunnAllen Financial Corp, a registered broker dealer, served as placement agent for the transaction, which was intended to comply with Section 4(2) of the Securities Act of 1933, as amended. We sold a unit for gross proceeds of $750,000. The unit was comprised of 576,923 shares of common stock and warrants to purchase 150,000 shares of common stock. Each warrant is initially exercisable to purchase one share at an initial exercise price of $1.50. In addition, we paid a commission of 8% of the gross proceeds to GunnAllen Financial Corp and issued to GunnAllen Financial (or its affiliates) an aggregate of 40,000 shares of common stock warrants at an exercise price of $1.50 per share. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $187,341 recognized in conjunction with the warrants issued in this offering. We received net proceeds of $687,000 in conjunction with this offering.

In March 2002, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $50,000 of its securities to 1 foreign investor. Each unit comprised of (i) 25,000 shares of Common Stock and; (ii) 5,000 common stock purchase warrants. The warrants have an exercise price of $1.70 per share and are exercisable for five years. A deemed dividend gain of $9,409 was recognized in relation to this offering.

On March 14, 2002, the Company obtained a loan of $150,000 from Continental Business Credit strictly for purposes of the Company’s cash processing operations. The loan was a short-term loan with an interest rate of 22%. In July of 2002 the principal balance on the loan was paid back in full.

In May 2002, the Company received proceeds of $6,750 for Series B warrants which were converted into 5,000 shares of the Company’s common stock.

In May 2002, the Company also received an additional $162,000 from Series B warrant holders to convert 120,000 warrants into 120,000 shares of the Company’s common stock. As of May 31, 2002 the shares have yet to be issued.

In May 2002, the Company also received $368,000 from one of its shareholders for an equity share in the Company’s subsidiary of CT Holdings, LLC. The shareholder owns 13.4% while the Company owns 86.6% of CT Holdings, LLC.

In June 2002, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $50,000 of its securities to 1 foreign investor. Each unit comprised of (i) 33,333 shares of Common Stock and (ii); 5,000 common stock purchase warrants. The warrants have an exercise price of $2.00 per share and are exercisable for five years. A deemed dividend benefit of $4,855 was recognized in conjunction with this placement.

In June 2002, the Company issued 60,400 shares of the Company’s common stock and 50,400 common stock warrants with an exercise price of $2.00 and a five (5) year life to a consultant in lieu of cash payment. The Company recorded a compensation expense charge of $90,600 as well as a beneficial conversion feature of $50,291.

In June 2002, the Company issued 55,000 shares of the Company’s common stock to one of its developers in lieu of cash payment for services rendered. The shares of common stock were valued at $1.36 per share.

In October 2002, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 1 unit at an aggregate of $250,000 of its securities to a shareholder. The unit comprised of (i) 312,500 shares of Common Stock and (ii); 150,000 common stock purchase warrants. The warrants have an exercise price of $0.95 per share and are exercisable for five years. A deemed dividend expense of $23,055 was recognized in conjunction with this placement.

During the quarter ended November 30, 2002, shareholders converted 20,000 shares of Series B and 10,500 of Series A Redeemable Preferred Stock for 30,500 shares of the Company’s Common Stock.

During the quarter ended November 30, 2002, the Company received $100,000 from a Series D warrant holder to exercise 200,000 warrants into 200,000 shares of the Company’s common stock.

In January 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 272,473 shares of the Company’s Common Stock to five (5) shareholders. The Company received gross proceeds of $163,483 for a purchase price of $0.60 per share. There were no warrants awarded in relation to this transaction.

On February 28, 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 1 unit at an aggregate of $200,000 of its securities to a shareholder. The unit comprised of (i) 344,828 shares of Common Stock and (ii); 195,172 common stock purchase warrants. The warrants have an exercise price of $1.00 per share and are exercisable for five years. A deemed dividend expense of $106,814 was recognized in conjunction with this placement.

On February 28, 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 1 unit at an aggregate of $300,000 of its securities to a shareholder. The unit comprised of (i) 517,241 shares of Common Stock and (ii); 292,759 common stock purchase warrants. The warrants have an exercise price of $1.00 per share and are exercisable for five years. A deemed dividend expense of $160,219 was recognized in conjunction with this placement.

In May 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold an aggregate of $120,750 of its securities to three (3) of its shareholders. The offering comprised of (i) 234,583 shares of Common Stock and (ii); 130,000 common stock purchase warrants. The warrants have an exercise price ranging from $0.65 to $1.00 per share and are exercisable for five years.

In June 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold an aggregate of $100,000 of its securities to two (2) of its shareholders. The offering comprised of (i) 158,462 shares of Common Stock and (ii); 52,500 common stock purchase warrants. The warrants have an exercise price of $1.00 per share and are exercisable for five years.

7. STOCK OPTION PLAN AND WARRANTS

The Company adopted a 1996 stock option plan (the “Option Plan”). As of May 31, 2001, a total of 775,887 shares of the Company’s common stock have been reserved for issuance under the Option Plan. As of May 31, 2002, the Company had 767,429 of such options outstanding. The Board of Directors administers the Option Plan, or a committee appointed by the Board of Directors, which determine the recipients and term of the awards granted (Item 10. “Stock Options”).

In addition to the above mentioned stock options, in July 1998, in conjunction with the Company’s initial public offering certain debt holders were granted options/warrants in exchange for note repayments.

The Company has granted the following options/warrants to purchase common stock as of May 31, 2002.

	Number Of Options/Warrants	Weighted Average Price $/Sh
Options Outstanding—June 1, 2000	2,016,329	$8.53

Employee Stock Options
Granted	58,000	2.41
Expired	68,868	8.13
Exercised	—	—

Shareholder Warrants
Granted	534,231	1.57
Expired	105,000	12.52
Exercised	—	—

Options/Warrants outstanding—May 31, 2001	2,434,692	$6.70

Employee Stock Options
Granted	161,830	$7.00
Expired	—	—
Exercised	—	—

Shareholder Warrants
Granted	1,690,300	3.33
Expired	393,830	8.52
Exercised	5,000	1.35

Options/Warrants Outstanding—May 31, 2002	3,887,992	$5.06

Stock Based Compensation

All stock options issued to employees have an exercise price not less than the fair market value of the company’s Common Stock on the date of grant, and in accounting for such options utilizing the intrinsic value method there is no related compensation expense recorded in the Company’s financial statements. If the compensation had been determined based on the fair market value of the stock option on their dates of grant in accordance with SFAS 123, the Company’s net loss and loss per share for the years ended May 31, 2002 and 2001, would have been decreased to the pro forma amounts present below:

	2002	2001
Net Loss
As Reported	$(3,852,351)	$(4,255,570)
Pro Forma	$(4,088,957)	$(4,713,429)

Basic and Diluted Loss Per Common Share
As Reported	(1.28)	(1.55)
Pro Forma	(0.94)	(1.33)

For the fiscal year ended May 31, 2002, the fair value of option grants is estimated on the date of grant utilizing the Black-Scholes option-pricing model with the weighted average assumption for options granted during 1997-2002, expected life of the option is 5 years, expected volatility of 111%, risk free interest rate of 6.00% and a 0% dividend yield. The weighted average fair value at the grant date for such option is $5.38 per option.

For the fiscal year ended May 31, 2001, the fair value of option grants is estimated on the date of grant utilizing the Black-Scholes option-pricing model with the weighted average assumption for options granted during 1997-2001, expected life of the option is 5 years, expected volatility of 53%, risk free interest rate of 6.00% and a 0% dividend yield. The weighted average fair value at the grant date for such option is $4.94 per option.

	Outstanding Weighted Average			Exercisable Weighted Average
Exercise Price Per share	Shares	Life (Years)	Exercise Price	Shares	Exercise Price
$ 0.50	100,000	2.50	$ 0.50	100,000	$ 0.50
$ 0.50	352,231	4.00	$ 0.50	352,231	$ 0.50
$ 1.20	10,000	4.00	$ 1.20	10,000	$ 1.20
$ 1.20	5,000	5.00	$ 1.20	5,000	$ 1.20
$ 1.35	120,000	2.50	$ 1.35	120,000	$ 1.35
$ 1.35	125,000	4.50	$ 1.35	125,000	$ 1.35
$ 1.36	50,000	4.00	$ 1.36	50,000	$ 1.36
$ 1.46	100,000	4.00	$ 1.46	100,000	$ 1.46
$ 1.50	150,000	4.00	$ 1.50	150,000	$ 1.50
$ 1.50	130,000	4.50	$ 1.50	130,000	$ 1.50
$ 1.70	7,500	5.00	$ 1.70	7,500	$ 1.70
$ 1.88	50,000	4.50	$ 1.88	50,000	$ 1.88
$ 2.00	50,000	3.50	$ 2.00	16,667	$ 2.00
$ 2.00	94,500	4.00	$ 2.00	94,500	$ 2.00
$ 2.00	50,400	5.00	$ 2.00	50,400	$ 2.00
$ 2.50	72,000	3.50	$ 2.50	72,000	$ 2.50
$ 2.50	45,000	4.50	$ 2.50	45,000	$ 2.50
$ 2.50	5,000	5.00	$ 2.50	5,000	$ 2.50
$ 3.50	290,000	1.00	$ 3.50	290,000	$ 3.50
$ 4.50	207,400	2.50	$ 4.50	207,400	$ 4.50
$ 4.75	45,000	4.50	$ 4.75	45,000	$ 4.75
$ 5.00	74,250	1.00	$ 5.00	74,250	$ 5.00
$ 5.00	100,000	2.50	$ 5.00	100,000	$ 5.00
$ 5.00	8,000	3.00	$ 5.00	2,666	$ 5.00
$ 5.00	40,000	4.50	$ 5.00	40,000	$ 5.00
$ 6.00	23,502	1.50	$ 6.00	23,502	$ 6.00
$ 6.30	50,000	2.00	$ 6.30	50,000	$ 6.30
$ 7.00	87,357	2.00	$ 7.00	87,357	$ 7.00
$ 7.00	389,473	1.00	$ 7.00	389,473	$ 7.00
$ 8.00	350,000	1.00	$ 8.00	350,000	$ 8.00
$ 8.44	60,000	5.00	$ 8.44	20,000	$ 8.44
$10.38	235,000	2.00	$10.38	235,000	$10.38
$10.38	40,000	2.50	$10.38	40,000	$10.38
$10.38	5,500	2.00	$10.38	3,666	$10.38
$10.75	67	2.00	$10.75	67	$10.75
$11.31	100,000	2.50	$11.31	100,000	$11.31

$11.55	74,250	4.50	$11.55	74,250	$11.55
$12.00	59,062	2.50	$12.00	59,062	$12.00
$12.25	5,000	2.50	$12.25	3,333	$12.25
$12.94	25,000	2.50	$12.94	25,000	$12.94
$13.00	102,500	2.50	$13.00	102,500	$13.00

Total options outstanding	3,887,992		$5.07	3,805,824	$5.06

NOTE 8: SEGMENT REPORTING

The Company operates through 3 business segments: Cash processing, CoinBank machines, and E-Commerce Message Management Architecture (EMMA). The Company had a firm fixed price contract with the Los Angeles County Metropolitan Transportation Authority to count currency, which purchased in bulk at a discount from face value and processed and deposited at face value in the Company’s account. The Company also sells self-service coin counting machines through existing equipment distribution channels. Furthermore, the Company is developing an E-Commerce Message Management Architecture transaction processing system, which has not yet been deployed and the software development costs are being capitalized.

Information on the Company’s business segments for the fiscal years ended May 31,

	2002	2001
Net Revenues and Sales:
Cash processing	242,229	361,940
Coinbank machines	133,748	116,741
EMMA	10,000	12,500

	385,977	491,180

Interest expense
Cash processing	14,875	1,292
Coinbank machines	9,593	8,601
EMMA	—	—

Unallocated	1,207,346	943,430

	1,231,814	953,323

Depreciation & Amortization
Cash processing	13,835	32,915
Coinbank machines	34,455	18,788
EMMA	205,931	—

Unallocated	50,104	236,201

	304,325	287,904

Segment profit (loss)
Cash processing	(103,852)	(60,791)
Coinbank machines	(877,668)	(1,511,585)
EMMA	—	—

Unallocated	(2,870,831)	(2,683,194)

	(3,852,351)	(4,255,570)

Net identifiable assets:
Cash processing	—	20,201

Coinbank machines	1,077,667	1,284,722
EMMA	2,565,605	2,362,749
Unallocated	638,360	492,944

	4,281,632	4,160,616

9. RELATED PARTY TRANSACTIONS

On April 4, 2001, the Company obtained loan of $75,000 from Transtech GBM, Inc. Robert Fagenson who is on the Company’s Board of Directors is the Chief Executive Officer of Transtech GBM, Inc. The loan bears an interest rate of 10% annually and the Company has issued warrants to purchase 10,000 shares of the Company’s common stock at an exercise price of $2.00 per share and an exercise period of three years. A compensation expense of $7,284 had been recorded in 2001 in conjunction with the warrants. The company has accrued interest expense of $8,750 in conjunction with this loan. As of September 1, 2002 the total amount is still outstanding.

The Company obtained a loan of $70,000 in March 2001, $10,000 in May 2001, $8,000 in August 2001, $35,800 during the quarter ended November 30, 2001 and an additional $68,000 in the fiscal quarter ended February 28, 2002 from Bruce Korman who is an affiliate, Chief Executive Officer and Chairman of the Board of Directors of the Company. The Company also obtained a loan of $50,000 from Pierce Liberman who is a shareholder of the Company. The loans were short-term loans and as of May 31, 2002 had been repaid in full.

On September 12, 1997, the Company entered into a commercial single tenant lease agreement with a related party. The landlord is an affiliate of Bruce Korman and Rich Miller, both are officers and/or directors of the Company. The new lease became effective on September 13, 1997 and expired on September 13, 2002. Although the lease agreement expired in September 2002 we continue to rent the facility on a month-to-month basis. The annual rent is $67,416. Rent expense is recognized using the effective rent method over the life of the lease. The lease contains rent escalations and certain rent abatements. There is a provision for a 60-month renewal option. The lease requires the payment of costs such as insurance and other operating costs in addition to minimum rentals. As of May 31, 2002 the Company was $11,236 in arrears under its lease obligations.

10. COMMITMENTS AND CONTINGENCIES

The Company is committed under non-cancelable facility lease agreements, which expires on September 2002 in the amount of $67,416. Rent expense was $67,416 and $76,127 for the fiscal years ended May 31, 2002 and 2001, respectively.

We previously entered into a three-year employment agreement with Mr. Korman, which expired in July 2001. There is currently no employment agreement in place between Mr. Korman and us. The loss of the services of Mr. Korman could have a material adverse effect on our business and prospects. Mr. Korman also participates in other business endeavors, which require a portion of his business time. Although Mr. Korman has advised us that his participation in outside business matters should not interfere with his performance of his duties as our President and Chief Executive Officer, there can be no assurance that a conflict of interest will not arise with respect to the allocation of Mr. Korman’s time or that such conflict would be resolved in our favor.

Shaw’s Supermarkets has filed a lawsuit, captioned Shaw’s Supermarkets, Inc. v. Cash Technologies, Inc., CoinBank Automated Systems Inc. (United States District Court, District of Massachusetts), against us claiming breach of contract and damages. We operated CoinBank machines in Shaw’s locations in New England on a free-placement basis since June, 1999 and had been negotiating a settlement and termination agreement with Shaw’s to terminate the CoinBank machine placements in light of our decision to exit the free placement business. Shaw’s is claiming damages in excess of $75,000, for contract termination fees and reimbursements. We believe that the amount owed is approximately $55,000 and have accrued for the liability. Furthermore, we have potential claims against Shaw’s for damages to the machines. Although we intend to vigorously defend the suit if served, we may not be successful in our defense.

In December 1997, Vindex USA, Inc. filed a complaint against our CoinBank subsidiary, in the Superior Court of California, Los Angeles County seeking to recover $40,000, an unspecified amount of commissions and interest accrued thereon allegedly due it under the terms of a consulting agreement it alleges was breached by CoinBank. The court has entered judgment against CoinBank in favor of Vindex in the sum of $97,864.40.

We have commenced a lawsuit in Austria against Geld Bearbeitungs Systeme GES.M.B.H., an Austrian entity which had been manufacturing certain of our CoinBank machines. As previously described in our SEC Reports, we have a five year licensing and manufacturing services agreement with Geld. We had previously entered into a letter of intent to acquire Geld and certain disputes have arisen regarding the acquisition and licensing agreements between the parties. We instituted the suit to enforce certain licensing rights under our agreements and to enforce the acquisition letter of intent. Although we believe, based upon advice of our Austrian counsel, that we have a meritorious and strong claim, we may not be successful in our suit. Recently the Austrian Courts awarded us a 10% ownership interest in Geld resulting from a ruling adverse to one of its principals.

We are involved in a litigation titled Kane Corte, et al v. Cash Technologies, Inc. et al., (Case # 128256, 32/nd/ Judicial District Parish of Terrebonne, State of Louisiana). In August 2001, we first became aware that an entity to which we had sold 23 CoinBank machines in October 1999 had filed suit against us in Louisiana court and obtained a default judgment against us. The Louisiana judgment was issued on August 15, 2000 and rewarded the purchaser $230,000 in damages and ordered that the machines be returned to the Company. In March 2001, the purchaser obtained a sister-state judgment against us in California based on the judgment of the Louisiana court and a writ of execution was issued.

Upon learning of this matter, we immediately initiated legal actions in Louisiana and California. At a hearing in the Louisiana court, we were granted a Temporary Restraining Order staying enforcement of the judgment. We contend that the Louisiana court had no jurisdiction over it and that we were never properly served with either the original Louisiana lawsuit, the judgment issued by the Louisiana court or the California sister- state judgment. We also contend that Kane Corte’s allegations are without merit and that his desire to return the machines is a result of his failed business practices. The Company has initiated legal action in both Louisiana and California seeking to set aside both judgments and to cause the matter, including the issue of jurisdiction, to be heard on its merits by the Louisiana court. The Company believes that it will be successful in these actions to set aside the judgments. The Company further believes that it has meritorious defenses to each of the allegations in the action and that it will ultimately prevail on merits. The Company will incur the cost of defense, including legal fees, in an undetermined amount in connection with these matters, which may not be recoverable. There can be no assurance that the Company will be successful in the defense.

On July 10, 2002, Burns International Security Services (“Burns”) obtained a default judgment against the Company for $14,157.12 (the “Judgment”) for services Burns rendered to one of the Company’s affiliates. On August 15, 2002, the Company, not having received actual notice of the lawsuit before the Judgment was entered, filed a motion to set aside or vacate the Judgment. The court, on September 4, 2002, issued a tentative ruling in the Company’s favor granting the motion to set aside or vacate the Judgment. Burns has requested a hearing on the tentative ruling, and the hearing on the Motion is currently scheduled for September 18, 2002. The Company has objected to the action filed by Burns on the grounds that Burns did not notify the Company of the lawsuit, the amount claimed by Burns is excessive, and any amounts owed to Burns are payable by the affiliate, not the Company.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

Our By-Laws provide for indemnification of our officers and directors to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of us, providing such officer’s or director’s acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

In accordance with Delaware law, our Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director’s fiduciary duty of loyalty to the us or to our stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither we nor our stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 25. Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of the securities being registered herein are estimated.

	Amount
Securities and Exchange Commission Registration Fee	$3,000	*

NASD Filing Fee	$2,500	*

American Stock Exchange Listing Fee	$25,000	*

Printing and Engraving Expenses	$10,000	*

Accounting Fees and Expenses	$25,000

Legal Fees and Expenses	$50,000	*

Blue Sky Fees and Expenses	$12,000	*

Transfer Agent and Registrar Fees	$12,000	*

Miscellaneous Fees and Expenses	$10,500	*

TOTAL	$150,000	*

*	Estimated.

Item 26. Recent Sales of Unregistered Securities

In a private placement completed in November 1999, we offered up to 52,500 Units, each Unit consisting of Ten Shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock, $.01 par value per share (the “Shares”) and five Series A Common Stock Purchase Warrants (the “Warrants”). Each Unit had a purchase price of $95.00. Unless redeemed by we, each Share is convertible into one share of Common Stock. Cumulative annual dividends of $.76 (8% per annum) per share will accrue from the date of original issue on the Shares and be payable, when and as declared by the Board of Directors out of funds legally available therefore, to holders of record on the 10th business day prior to the dividend date of June 30 of each year, in cash, or at the option of we, Warrants valued at $12.00 per Warrant. The Shares are redeemable by we on not less than 30 nor more than 60 days written notice to the registered holders, at any time, at a redemption price of $9.50 per share, plus accumulated dividends. Each Warrant entitles the holder to purchase one share of Common Stock during an exercise period commencing on the date of issuance and terminating three years thereafter, at an exercise price equal to $12.00 per share, subject to adjustments under certain circumstances. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid $9.50 per share, and no more, in cash and/or in property taken at its fair value as determined by the Board of Directors, at the election of the Board of Directors.

In January 2000, we completed a private placement offering of convertible notes and warrants under Section 4(2) of the Securities Act of 1933. The offering consisted of units, each unit comprised of a secured convertible promissory note in the principal amount of $50,000, bearing interest at the rate of 10% per annum and Series B Redeemable Warrants to purchase 5,000 shares of common stock. GunnAllen Financial, Inc., one of our investment bankers and an underwriter in our initial public offering, was engaged as placement agent for this offering. We received gross proceeds from this offering of $3,362,000 from the sale of 67.2 Units. As a result of this offering, we issued notes in the aggregate principal amount of $3,362,000 and 336,200 Series B Common Stock Purchase Warrants The notes were originally convertible into our Common Stock at the conversion rate of $9.50 per share. The Series B Warrants were originally exercisable at a price of $13.00 per share. The notes were originally due and payable on July 31, 2001. The notes are secured by a first priority lien on all of our assets.

Since July 31, 2001, some of the notes have been in default, and some have been restructured. Under the restructuring, the notes were extended for two (2) years to July 2003, the noteholders agreed to surrender all old warrants priced at $13.50 per share to receive 2 replacement warrants for every old warrant surrendered. The new warrants are vested immediately, have a life of 5 years and were exercisable at $1.35 thru December 31, 2001, $2.20 through January 15, 2002 and $4.50 thereafter. As of February 28, 2003 the Company has restructured $2,587,000 of the notes, representing thirty-five (35) of the forty-eight (48) noteholders, or approximately 77% of the total dollar amount of notes outstanding. The Company is engaged in discussions with the remaining thirteen (13) noteholders to finalize modifications of their notes. As part of the restructuring process the Company reclassified $339,722 of interest accrued as part of the reissued notes. There can be no assurance we will be successful in restructuring these remaining notes. As of February 28, 2003 the Company has accrued an additional $558,651 in interest payable on the notes. The Company has recognized a deemed dividends expense of $273,904 in conjunction with this restructuring.

We completed a private placement on November 30, 1999 and received gross proceeds of $1,122,188. We offered 119 units, each unit comprised of 10 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock and 5 Series A Common Stock Purchase Warrants. Each share of the Series A Preferred Stock is convertible into one share of Common Stock, based upon a conversion price of $9.50. The Series A Warrants were originally exercisable at $12.00 per share. In October 2000, the Board of Directors determined to reduce the exercise price to $9.00. Dividends on the Series A Preferred Stock are cumulative annual dividends at the rate of 8% per annum are payable annually, and are payable in cash, or at our option, in additional Series A Warrants based upon a price of $12.00 per Series A Warrant. As a result of this offering we have issued 118,125 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock and 59,059 Series A Common Stock Purchase Warrants. The registration statement of which this prospectus forms a part includes 177,184 shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Series A Warrants.

On October 4, 2000, we completed a private offering of $2,000,000 of units comprised of Series B 8% Cumulative Convertible Preferred Stock and Series C Warrants. We issued an aggregate of 400,000 shares of Series B Stock and 80,0000 Series C Warrants. The Series B Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. The Series B Stock is convertible into shares of Common Stock, at anytime at the option of the holder, at the liquidation price ($5.00) divided by the lesser of: (i) $5.50 per share; or (ii) the average closing price for the Company’s Common Stock for the five (5) trading days ending on the trading day prior to the date of the conversion notice; provided, however, in no event will the conversion rate be less than $2.50 per share. The Series C Warrants have an exercise price of $2.00 per share. The registration statement of which this prospectus forms a part includes 800,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock (based upon the $2.50 minimum conversion price) and exercise of the Series C Warrants and an additional 95,239 shares of Common Stock, which were issued as dividends upon the Series B Preferred Stock.

On January 10, 2001, we completed a financing of $500,000, with one of our existing shareholders, comprised of 480,769 shares of Series C 8% Convertible Preferred Stock and 302,231 Series D Warrants. The Series C Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. The Series C Preferred Stock is convertible into Common Stock on the basis of one share of common stock for each share of preferred stock. The Series D Warrants have an exercise price of $0.50 per share. The registration statement of which this prospectus forms a part includes 480,769 shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Series D Warrants and an additional 302,231 shares of Common Stock, which may be issued as dividends upon the Series C Preferred Stock

In June 2001, we completed a financing of $250,000, comprised of 25 shares of Series D 8% Convertible Preferred Stock and 50,000 Series E Warrants. The financing was intended to comply with Section 4(2) of the Securities Act of 1933 as exempt from registration. The Series D Stock have annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series E Warrants have an exercise price of $1.36 per share. During the quarter ended August 30, 2001, there was a deemed dividend expense of $130,415 recognized in conjunction with the warrants issued in this offering. The Company received gross proceeds of $220,000, which has been used for operating activities.

In July 2001, we, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, sold an aggregate of $100,000 of its securities to 2 foreign investors Each investor purchased a $50,000 unit, each unit comprised of (i) 41,667 shares of Common Stock and (ii) 5,000 common stock purchase warrants. The warrants have an exercise price of $1.20 per share and are exercisable for five years. During the quarter ended August 30, 2001 there was a deemed dividend expense of $12,038 recognized in conjunction with the warrants issued in this offering. The proceeds of the transactions were used to pay certain debts, including payroll obligations, of our Austrian subsidiary.

In July 2001, we completed an offering of 72 shares of Series E 8% Convertible Preferred Stock and 100,000 Series F Warrants. The financing was intended to comply with Section 4(2) Of the Securities Act of 1933 as exempt from registration. The Series E Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series F Warrants have an exercise price of $2.00 per share. Each unit consisted of 1 share of Series E 8% Convertible Preferred Stock and 20,000 Series F Warrants and was sold at $100,000. The Company sold 72 units for gross proceeds of $180,000. During the quarter ended August 30, 2001 there was a deemed dividend expense of $73,519 recognized in conjunction with the warrants issued in this offering.

On August 31, 2001, we completed a financing of $500,000 in gross proceeds, with one of our shareholders, comprised of shares of Series F 8% Convertible Preferred Stock and Series G Warrants. The financing was intended to comply with Section 4(2) of the Securities Act of 1933 as exempt from registration. The Series F Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. Each Series G Warrants is initially exercisable to purchase one Warrant Share at an initial exercise price of 125% of the average of the closing bid prices of our Common Stock for the twenty (20) trading days immediately preceding the Closing Date. We issued 5 shares of Series F Preferred Stock and 100,000 shares of Series G warrants. A total of $57,000 in commissions was paid in relation to this offering as well as an issuance of 50,000 shares of our common stock valued at $67,500 to Gunn Allen and associates. Furthermore, during the quarter ended August 30, 2001, there was a deemed dividend expense of $229,126 recognized in conjunction with the warrants issued in this offering.

During the quarter ended November 30, 2001 we issued 50,000 shares of our common stock valued at $50,000 to one of our EMMA developers for payment toward services performed. The issuance was intended to comply with Section 4(2) of the Securities Act of 1933,as amended in a transaction exempt from registration.

On December 5, 2001, we issued 10,000 shares of the Company’s common stock valued at $22,000 to one of our shareholders for payment toward consulting services performed. An expense of $22,000 was recognized during the quarter ended February 28, 2002. The shares of common stock were issued at fair market value.

In December 2002, we in a private transaction under intended to comply with 4(2) of the Securities Act of 1933, as amended, completed a private placement of its securities. The Company sold nine (9) units for gross proceeds of $225,000. Each unit was comprised of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock. Ten thousand (10,000) warrants are initially exercisable to purchase one warrant share each at an initial exercise price of $1.50, five thousand (5,000) warrants at $2.50 and five thousand (5,000)

warrants at $4.75. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $139,244 recognized in conjunction with the warrants issued in this offering.

In January 2002, we in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, completed a private placement of its securities. The Company sold eight (8) units for gross proceeds of $200,000. Each unit was comprised of 13,298 shares of common stock and warrants to purchase 6,250 shares of common stock. The warrants are initially exercisable to purchase one warrant share each at an initial exercise price of $1.88. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $33,292 recognized in conjunction with the warrants issued in this offering.

In February 2002, we, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, sold 3 units at an aggregate of $75,000 of its securities to 2 foreign investors. Each unit comprised of (i) 16,667 shares of Common Stock and; (ii) 2,500 common stock purchase warrants. The warrants have an exercise price of $1.70 per share and are exercisable for five years. During the quarter ended February 28, 2002, there was a deemed dividend expense of $8,397 recognized in conjunction with the warrants issued in this offering. The proceeds of the transactions were used to pay certain debts, including payroll obligations, of our Austrian subsidiary.

Effective February 22, 2002, we completed a private placement of our securities with one of our shareholders. GunnAllen Financial Corp, a registered broker dealer, served as placement agent for the transaction, which was intended to comply with Section 4(2) of the Securities Act of 1933, as amended. We sold a unit for gross proceeds of $750,000. The unit was comprised of 576,923 shares of common stock and warrants to purchase 150,000 shares of common stock. Each warrant is initially exercisable to purchase one share at an initial exercise price of $1.50. In addition, we paid a commission of 8% of the gross proceeds to GunnAllen Financial Corp and issued to GunnAllen Financial (or its affiliates) an aggregate of 40,000 shares of common stock warrants at an exercise price of $1.50 per share. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $123,077 recognized in conjunction with the warrants issued in this offering. We received net proceeds of $685,000 in conjunction with this offering.

In March 2002, the Company, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $25,000 of its securities to 1 foreign investor. Each unit comprised of (i) 15,000 shares of Common Stock and; (ii) 2,500 common stock purchase warrants. The warrants have an exercise price of $2.00 per share and are exercisable for five years. The shares of common stock underlying these securities are not being registered in this prospectus.

In June 2002, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $50,000 of its securities to 1 foreign investor. Each unit comprised of (i) 33,333 shares of Common Stock and (ii); 5,000 common stock purchase warrants. The warrants have an exercise price of $2.00 per share and are exercisable for five years. A deemed dividend benefit of $4,855 was recognized in conjunction with this placement.

In June 2002, the Company issued 60,400 shares of the Company’s common stock and 50,400 common stock warrants with an exercise price of $2.00 and a five (5) year life to a consultant in lieu of cash payment. The Company recorded a compensation expense charge of $90,600 as well as a beneficial conversion feature of $50,291.

In June 2002, the Company issued 55,000 shares of the Company’s common stock to one of its developers in lieu of cash payment for services rendered. The shares of common stock were valued at $1.36 per share.

In October 2002, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 1 unit at an aggregate of $250,000 of its securities to a shareholder. The unit comprised of (i) 312,500 shares of Common Stock and (ii); 150,000 common stock purchase warrants. The warrants have an exercise price of $0.95 per share and are exercisable for five years. A deemed dividend expense of $23,055 was recognized in conjunction with this placement.

During the quarter ended November 30, 2002, shareholders converted 20,000 shares of Series B and 10,500 of Series A Redeemable Preferred Stock for 30,500 shares of the Company’s Common Stock.

During the quarter ended November 30, 2002, the Company received $100,000 from a Series D warrant holder to exercise 200,000 warrants into 200,000 shares of the Company’s common stock.

In January 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 272,473 shares of the Company’s Common Stock to five (5) shareholders. The Company received gross proceeds of $163,483 for a purchase price of $0.60 per share. There were no warrants awarded in relation to this transaction.

On February 28, 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 1 unit at an aggregate of $200,000 of its securities to a shareholder. The unit comprised of (i) 344,828 shares of Common Stock and (ii); 195,172 common stock purchase warrants. The warrants have an exercise price of $1.00 per share and are exercisable for five years. A deemed dividend expense of $106,814 was recognized in conjunction with this placement.

On February 28, 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold 1 unit at an aggregate of $300,000 of its securities to a shareholder. The unit comprised of (i) 517,241 shares of Common Stock and (ii); 292,759 common stock purchase warrants. The warrants have an exercise price of $1.00 per share and are exercisable for five years. A deemed dividend expense of $160,219 was recognized in conjunction with this placement.

In May 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold an aggregate of $120,750 of its securities to three (3) of its shareholders. The offering comprised of (i) 234,583 shares of Common Stock and (ii); 130,000 common stock purchase warrants. The warrants have an exercise price ranging from $0.65 to $1.00 per share and are exercisable for five years.

In June 2003, in a private transaction intended to comply with Section 4(2) of the Securities Act of 1933, as amended, the Company sold an aggregate of $100,000 of its securities to two (2) of its shareholders. The offering comprised of (i) 158,462 shares of Common Stock and (ii); 52,500 common stock purchase warrants. The warrants have an exercise price of $1.00 per share and are exercisable for five years.

Items 27. Exhibits

The following Exhibits designated by an asterisk (*) have been previously filed with the Securities and Exchange Commission and, pursuant to Rule 17 C.F.R. 230.411, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits. Exhibits designated by (**) are filed herewith. Exhibits designated by *** will be filed by amendment.

Exhibit No	Description

*3.1	Restated Certificate of Incorporation of the Company [Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

*3.2	Bylaws of the Company [Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436) ]

*3.3	Certificate of Designation of Series A 8% Cumulative Convertible Preferred Stock [filed as Exhibit 3.1 (a) to the Company’s Form 10 QSB for the quarter ended August 31, 1999.

*3.4	Form of Certificate of Designation of Series B Cumulative Preferred Stock (filed as Exhibit 4.3 to Form 10QSB for the quarter ended August 31, 2000)

*3.5	Form of Certificate of Designation of Series C Cumulative Preferred Stock (filed as Exhibit 4.1 to Form 10QSB for the quarter ended August 31, 2000)

**3.6	Form of Certificate of Designation of Series D Cumulative Preferred Stock

**3.7	Form of Certificate of Designation of Series E Cumulative Preferred Stock

**3.8	Form of Certificate of Designation of Series F Cumulative Preferred Stock

*4.1	Form of the Company’s Common Stock Certificate [Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

*4.2	Form of the Underwriter’s Warrant Agreement, including Form of Warrant Certificate dated as of July 9, 1998 between the Company, Starr Securities, Inc. and GunnAllen Financial Inc. (the “Underwriters”)[Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

**5.1	Opinion of Goldstein & Digioia, LLP counsel to the Registrant

*10.1	Lease for the Company’s Facilities at 1422 -34 West 11th Street, Los Angeles Ca [Exhibit 10.1 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

*10.2	Agreement dated November 22, 1996 between National Cash Processors Inc.and First Bancorp LP [Exhibit 10.2 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

*10.3	Manufacturing and License Agreement dated January 17, 1997 between the Company and Geld Bearbeitungs Systeme GES.M.B.H.[Exhibit 10.3 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

*10.4	Form of Employment Agreement between the Company and Bruce Korman [Exhibit 10.4 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

*10.5	Employee Stock Option Plan [Exhibit 10.5 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

*10.6	Form of Consulting Agreement between the Company and the Underwriters dated as of July 9, 1998 [Exhibit 10.6 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

*10.7	Stock Purchase Agreement and Plan of Reorganization of the Company [Exhibit 10.7 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

*10.8	Contract between the Company and Los Angeles County Metropolitan Transportation Authority [Exhibit 10.8 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

*10.9	Promissory Note issued to G.E. Capital Corp, Security Agreement and related Guarantees [Exhibit 10.9 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

*10.10	Form of Bridge Notes and Bridge Warrant [Exhibit 10.10 to the Company’s Registration Statement on Form SB-2 (File No. 333-6436)]

*10.11	Non-Executive Director Stock Option Plan [filed as Exhibit A to the Company’s Proxy Statement for its Annual Meeting held on June 21, 1999].

*10.12	Form of Series B Redeemable Warrant (filed as Exhibit 4.3 to Form 10QSB for the quarter ended February 29, 2000).

*10.13	Form of Secured Convertible Note dated as of January 3, 2000 (file as Exhibit 10.1 to Form 10QSB for the quarter ended February 29, 2000).

*10.14	Form of Series C Redeemable Warrant (filed as Exhibit 4.1 to Form 10QSB for the quarter ended August 31, 2000)

**10.15	Form of Series D Redeemable Warrant

**10.16	Form of Series E Redeemable Warrant

**10.17	Form of Series F Redeemable Warrant

**10.18	Form of Series G Redeemable Warrant

**23.1	Consent of Vasquez & Company, LLP

**23.2	Consent of Goldstein & DiGioia, LLP, contained in exhibit 5.1

Item 28. Undertakings

(a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 14th day of July, 2003.

CASH TECHNOLOGIES, INC.

By:	/s/ Bruce Korman
Bruce Korman President, Chief Executive Officer and Chairman

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below substitutes and appoints Bruce Korman as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be don in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date
/s/ Bruce Korman Bruce Korman	President, Chief Executive Officer and Chairman	July 14, 2003

/s/ Richard Miller Richard Miller	Director	July 14, 2003

/s/ Robert Fagenson Robert Fagenson	Director	July 14, 2003

/s/ David Grano David Grano	Director	July 14, 2003

/s/ Kevin Walls Kevin Walls	Director	July 14, 2003

/s/ Edward King Edward King	Chief Financial Officer, Secretary and Principal Accounting Officer	July 14, 2003